UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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StarTek, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF
STOCKHOLDERS – June 14, 2005

PROXY STATEMENT

SUPPLEMENT TO 2004 ANNUAL REPORT TO STOCKHOLDERS

StarTek, Inc.
100 Garfield Street
Denver, Colorado 80206

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 14, 2005

To the Stockholders:

Notice is hereby given that the 2005 Annual Meeting of Stockholders of StarTek, Inc., a Delaware corporation, will be held at the JW Marriott Hotel at Cherry Creek, 150 Clayton Street, Denver, Colorado 80206, in the Aster and Rose conference room, on June 14, 2005, at 8:00 a.m. local time, for the following purposes:

1.	To elect five directors to hold office for a term of one year and until their successors are elected and qualified.

2.	To approve an amendment to our Stock Option Plan to increase the maximum number of shares available for award under the plan from 1,835,000 to 1,985,000.

3.	To ratify the appointment of Ernst & Young LLP as our independent auditors for the year ending December 31, 2005.

4.	To consider and act upon such other business as may properly come before the Annual Meeting.

The Board of Directors has fixed the close of business on May 6, 2005, as the record date for determination of stockholders entitled to notice of and to vote at the meeting and any adjournment thereof.

Whether or not you expect to be present, please sign, date, and return the enclosed proxy card as promptly as possible in the enclosed stamped envelope, the postage on which will be valid if mailed in the United States.

By Order of the Board of Directors

Steve Butler
President and Chief Executive Officer

May 17, 2005

EVERY STOCKHOLDER’S VOTE IS IMPORTANT. PLEASE MARK, SIGN, DATE, AND MAIL THE ENCLOSED PROXY CARD AT YOUR EARLIEST CONVENIENCE, WHETHER OR NOT YOU PLAN TO ATTEND THE 2005 ANNUAL MEETING OF STOCKHOLDERS OF STARTEK, INC.

STARTEK, INC.

ii

Exhibit A – StarTek, Inc. Stock Option Plan.

iii

PROXY STATEMENT

STARTEK, INC.
100 GARFIELD STREET
DENVER, COLORADO 80206
(303) 399-2400

2005 ANNUAL MEETING OF STOCKHOLDERS

June 14, 2005

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of StarTek, Inc., a Delaware corporation, of proxies for use at our 2005 Annual Meeting of Stockholders, to be held at the JW Marriott Hotel at Cherry Creek, 150 Clayton Street, Denver, Colorado 80206, in the Aster and Rose conference room, on June 14, 2005, at 8:00 a.m. local time. Our principal address is 100 Garfield Street, Denver, Colorado 80206. The date of mailing of this Proxy Statement is on or about May 16, 2005. The purpose of the meeting is to: (i) elect five directors to our Board of Directors; (ii) approve an amendment to our Stock Option Plan to increase the maximum number of shares available for award under the plan from 1,835,000 to 1,985,000; (iii) ratify the appointment of Ernst & Young LLP as our independent auditors for the year ending December 31, 2005; and (iv) consider and act upon such other business as may properly come before the Annual Meeting.

OUTSTANDING STOCK AND VOTING RIGHTS

In accordance with our By-laws, the Board of Directors has fixed the close of business on May 6, 2005, as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting. Only stockholders of record as of the record date will be entitled to vote. A stockholder who submits a proxy on the accompanying form has the power to revoke it by notice of revocation to our headquarters address at any time before it is voted. A subsequently dated proxy received by us will constitute revocation of any prior proxies from the same stockholder. Proxies will be voted as specified on the proxy card. In the absence of specific instructions, proxies will be voted (i) FOR the proposals described in this Proxy Statement, and (ii) in the discretion of the proxy holders on any other matter which properly comes before the Annual Meeting. A stockholder who has given a proxy may nevertheless attend the meeting, revoke the proxy, and vote in person. The Board of Directors has selected A. Emmet Stephenson, Jr. and Steve Butler, and each of them, to act as proxies with full power of substitution.

Solicitation of proxies may be made by mail, personal interview, telephone and facsimile transmission by our officers and other management employees, none of whom will receive any additional compensation for their soliciting activities. The total expense of any solicitation will be borne by us and may include reimbursement paid to brokerage firms and others for their expenses in forwarding material regarding the Annual Meeting to beneficial owners.

The only outstanding securities entitled to vote at the Annual Meeting are shares of our common stock, $.01 par value. As of the record date, 14,629,311 shares of common stock were issued and outstanding. Each outstanding share of common stock entitles the holder, as of the record date, to one vote on all matters brought before the Annual Meeting. The quorum necessary to conduct business at the Annual Meeting consists of a majority of the outstanding shares of common stock as of the record date.

The election of the directors nominated will require a plurality (i.e., the highest number) of the votes cast in person or by proxy at the Annual Meeting by stockholders. In the election of directors, each stockholder is entitled to cast one vote per share for each director to be elected. Cumulative voting is not permitted. Approval of the amendment to our stock option plan and of the appointment of our auditors will require the affirmative vote of the holders of a majority of the shares of our common stock present, whether in person or by proxy, at the Annual Meeting.

Votes withheld from nominees for directors, abstentions, and broker non-votes (i.e., when a broker does not have authority to vote on a specific issue) are counted as present in determining whether the quorum requirement is satisfied. For purposes of the election of directors, abstentions and broker non-votes are not considered to be votes cast and do not affect the plurality vote required for election of directors. For purposes of the remaining proposals and any other matters properly brought before the Annual Meeting, broker non-votes will not be considered present and do not affect the vote taken; however, abstentions are considered as being present and have the effect of a “no” vote.

BENEFICIAL OWNERSHIP OF COMMON STOCK BY
DIRECTORS, EXECUTIVE OFFICERS, AND PRINCIPAL STOCKHOLDERS

The table below presents information as of May 6, 2005 regarding the beneficial ownership of shares of our common stock by:

•	Each of our directors and executive officers;

•	Each person we know to have beneficially owned more than five percent of our common stock as of that date; and

•	All of our present executive officers and directors as a group.

	Beneficial
	Ownership of Shares
	Number of
Name of Stockholder	Shares(1)	Percentage
A. Emmet Stephenson, Jr.(2)(3)	3,350,882	22.9%
Steven Butler(2)(4)	—	*
Lawrence Zingale(2)(5)	42,000	*
Ed Zschau(6)(2)	41,000	*
Albert C. Yates(2)(7)	3,000	*
Kay Norton(2)(8)	3,000	*
William E. Meade, Jr.(9)	145,000	*
T. Rowe Price Associates(10)	1,235,900	8.4%
All Directors and Executive Officers as a group (6 persons)(11)	3,439,882	23.5%

*	Less than one percent.

(1)	Calculated pursuant to Rule 13d-3(d) of the Exchange Act. Under Rule 13d-3(d), shares not outstanding that are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but are not deemed outstanding for the purpose of calculating the percentage owned by each other person listed. Accordingly, share ownership in each case includes shares issuable upon exercise of outstanding options that are exercisable within 60 days after May 6, 2005. Unless otherwise indicated in the footnotes, and subject to community property laws where applicable, each of the named persons has sole voting and investment power with respect to the shares shown as beneficially owned.

(2)	The address of such person is c/o StarTek, Inc., 100 Garfield Street, Denver, Colorado 80206.

(3)	Mr. Stephenson is our co-founder and Chairman of our Board of Directors.

(4)	Mr. Butler is our President and Chief Executive Officer. Excludes 75,000 shares of common stock underlying unvested options held by Mr. Butler. On May 13, 2005, Mr. Butler was granted an additional 225,000 stock options and the terms of the 75,000 stock options previously granted to him were amended in connection with his appointment as our President and Chief Executive Officer. As of May 17, 2005, 15,000 of the stock options held by Mr. Butler were vested and an additional 5,000 stock options will vest within 60 days of that date.

(5)	Mr. Zingale is our Executive Vice President and Chief Operating Officer. Includes 42,000 shares of common stock underlying vested stock options, and excludes 70,000 shares of common stock underlying unvested options held by Mr. Zingale.

(6)	Dr. Zschau is Vice Chairman of our Board of Directors. The Zschau Living Trust owns 10,000 shares of common stock. Includes 31,000 shares of common stock underlying vested stock options.

(7)	Dr. Yates is one of our Directors. The 3,000 shares included are shares of common stock underlying vested stock options.

(8)	Ms. Norton is one of our Directors. The 3,000 shares included are shares of common stock underlying vested stock options.

(9)	Reflects 145,000 shares of common stock underlying vested stock options held by Mr. Meade, our former President and Chief Executive Officer.

(10)	T. Rowe Price Associates, Inc.’s address is 100 East Pratt Street, Baltimore, Maryland 21202. These securities are owned by various individuals and institutional investors including T. Rowe Price Small-Cap Value Fund, Inc. (which owns 850,000 shares, representing 5.8% of the shares outstanding), to which T. Rowe Price Associates, Inc. (Price Associates) serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. The information regarding T. Rowe Price Associates, Inc. is as reported on Schedule 13G filed with the Securities and Exchange Commission on February 14, 2005.

(11)	Includes an aggregate of 79,000 shares of common stock underlying vested stock options held by our directors and executive officers.

Except as set forth in the table above, we know of no other person that beneficially owns 5% or more of our outstanding common stock.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers and beneficial owners of more than 10% of our outstanding common stock (collectively, “Insiders”) to file reports with the SEC disclosing direct and indirect ownership of our common stock and changes in such ownership. The rules of the SEC require Insiders to provide us with copies of all Section 16(a) reports filed with the SEC. Based solely upon a review of copies of Section 16(a) reports received by us, and written representations that no additional reports were required to be filed with the SEC, we believe Insiders have complied with all Section 16(a) filing requirements applicable since January 1, 2004, except that Lance Zingale filed one From 4 late, reporting one transaction of a grant of 10,000 options to purchase shares of common stock.

CODE OF ETHICS

We have adopted a Corporate Code of Ethics and Business Conduct that applies to all of our employees, including our principal executive officer, principal financial officer, and principal accounting officer. The Corporate Code of Ethics and Business Conduct is available on the investor relations page of our website at www.startek.com . We intend to disclose on our web site any amendments to or waivers of the code applicable to our principal executive officer, principal financial officer, chief accounting officer, controller and treasurer and other persons performing similar functions within five business days following the date of such amendment or waiver.

PROPOSAL 1.

ELECTION OF DIRECTORS

Our By-laws provide that our Board of Directors will consist of at least one director and no more than nine, and the Board has fixed the number of directors following the Annual Meeting at five. Each director serves an annual term. At the Annual Meeting our stockholders will elect five directors to serve until the 2006 Annual Meeting of Stockholders and until successors are duly elected and qualified. Proxies may not be voted for any number of nominees greater than five.

The Board of Directors has nominated Messrs. A. Emmet Stephenson, Jr., Ed Zschau, Albert C. Yates, Steve Butler and Ms. Kay Norton to serve as directors until their terms expire in 2006. Mr. Stephenson designated himself as a nominee pursuant to the terms of an Investor Rights Agreement described below under “Certain Transactions”. The names of nominees and directors continuing in office, their principal occupations, and years in which they became directors are set forth below. In the event any nominee declines or is unable to serve, proxies will be voted in the discretion of the proxy holders. We have no reason to anticipate that this will occur.

A. Emmet Stephenson, Jr.; age 59; President, Stephenson and Company

Mr. Stephenson co-founded the company in 1987 and has served as the Chairman of the Board since our formation. Mr. Stephenson has also served as President of Stephenson and Company, a private investment firm in Denver, Colorado, for more than five years. Mr. Stephenson also serves as a director of Danaher Corporation.

Ed Zschau; age 65; Visiting Lecturer at Princeton University (a), (b), (c)

Dr. Zschau has served as one of our directors since January 1997 and was appointed Vice Chairman in December 2004. He is Visiting Lecturer at Princeton University in the Department of Electrical Engineering and was a Professor of Management at Harvard Business School from September 1996 to August 2000. From April 1993 to July 1995, Dr. Zschau was General Manager, IBM Corporation Storage Systems Division. Dr. Zschau is a director of the Reader’s Digest Association, Inc.

Kay Norton; age 53; President of the University of Northern Colorado (a), (b), (c)

Ms. Norton was appointed as a director in September 2004. She has served as the President of the University of Northern Colorado for the past two years, after a term as Vice President for University Affairs and General Counsel. Ms. Norton was a trustee of the University from 1995 to 1998. Previously, she was Vice President of Legal and Government Affairs and General Counsel at ConAgra Red Meats Company in Greeley, Colorado.

Albert C. Yates; age 63; Business Consultant and member of Board of Directors of Centennial Bank Holdings, Inc. (a), (b), (c)

Dr. Yates was appointed as a director in September 2004. He is currently a business consultant and serves as a member of the Board of Directors of Centennial Bank Holdings, Inc., based in Denver, Colorado, and Level 3 Communications. Dr. Yates was President of Colorado State University for 13 years. He served on the Board of First Interstate Bank of Denver from 1990 to 1997 and was a Director of the Federal Reserve Bank of Kansas City-Denver branch for six years. Dr. Yates was also a Trustee of the Berger Funds and formerly served in the Navy for two years.

Steve Butler; age 45; President and Chief Executive Officer, StarTek, Inc.

Mr. Butler has served as our President and Chief Executive Officer since May 13, 2005. From January 3, 2005, through May 13, 2005, he served as our Executive Vice President, Chief Financial Officer, Treasurer and Secretary. From February 18, 2005, through May 13, 2005, he also served as our Interim Chief Executive Officer. Prior to joining us, Mr. Butler was a financial consultant engaged in private practice. From December 2000 to June 2002 Mr. Butler served as Chief Financial Officer of Verado, Inc. From 1995 to December 2000 he served as Managing Director of Finance and Treasurer of United Pan-Europe Communications N.V.

Mr. Stephenson designated himself as a nominee pursuant to the terms of an Investor Rights Agreement described below under “Certain Transactions.”

(a)	Member of the Compensation Committee of the Board of Directors

(b)	Member of the Audit Committee of the Board of Directors

(c)	Member of the Governance and Nominating Committee of the Board of Directors

THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

The Board of Directors held eight regular meetings and six special meetings during 2004. All directors attended all meetings of the Board of Directors and of the Committees on which they served during 2004 that occurred while they were a director, except for a special Board of Director’s meeting held on September 30, 2004, which Ms. Norton was unable to attend. We do not require that our directors attend our annual meetings of stockholders. Four directors attended the 2004 Annual Meeting.

Our Board of Directors has determined that each of Ms. Norton, Dr. Yates and Dr. Zschau are independent directors. None of these directors has any relationship or has been party to any transactions that the Board believes could impair the independent judgment of these directors in considering matters relating to the company. The independent directors meet regularly without management present, and Dr. Zschau, our Vice Chairman, presides as “lead director” at these meetings.

Our Board of Directors has an Audit Committee, for which the Board has adopted a written Audit Committee Charter, which was updated on October 22, 2004 and has been attached as Appendix F. The Audit Committee reviews our financial statements to confirm they reflect fairly our financial condition and to appraise the soundness, adequacy, and application of accounting and operating controls. The Audit Committee is also responsible for the selection and retention of our independent auditors, reviewing the scope of the audit function of the independent auditors and approving non-audit services provided to us by our auditors, and reviewing audit reports rendered by our independent auditors. The members of the Audit Committee are all “independent directors” as defined in Section 303A.02 of the NYSE’s listing standards. Our Board of Directors has determined that each member of the Audit Committee qualifies as an “audit committee financial expert” under SEC rules. The Audit Committee met eleven times during 2004, four of which were called as special meetings.

Our Board of Directors also has a Compensation Committee, which reviews our compensation programs and exercises authority with respect to payment of direct salaries and incentive compensation to our officers. In addition, the committee is responsible for oversight of the StarTek, Inc. Stock Option Plan. Each member of the Compensation Committee is an “independent director” as defined in Section 303A.02 of the NYSE’s listing standards. The Compensation Committee met three times in 2004.

In February 2004 our Board of Directors created the Governance and Nominating Committee, for which the Board has adopted a written charter. This committee is responsible for the nomination of candidates for election to our Board, including identification of suitable candidates, and also oversees our corporate governance principles. The charter for the Governance and Nominating Committee is available on our website at www.startek.com . Each member of the Governance and Nominating Committee is an “independent director” as defined in Section 303A.02 of the NYSE’s listing standards. Notwithstanding the Governance and Nominating Committee, certain of our nominees to our Board of Directors may be named in the future by certain of our stockholders pursuant to the terms of an Investor Rights Agreement described below under “Certain Transactions.”

The Governance and Nominating Committee does not have an express policy with regard to the consideration of any director candidates recommended by our stockholders, because our By-laws permit any stockholder to nominate director candidates, and the committee believes it can adequately evaluate any such nominees on a case by case basis. The committee will consider director candidates proposed in accordance with the procedures set forth below under “Stockholders Proposals,” and will evaluate stockholder-recommended candidates under the same criteria as internally generated candidates. Although the committee does not currently have formal minimum criteria for nominees, substantial relevant business and industry experience would generally be considered important qualifying criteria, as would the ability to attend and prepare for board, committee and stockholder meetings. Any candidate must state in advance his or her willingness and interest in serving on our Board. The Governance and Nominating Committee held two meetings in 2004.

EXECUTIVE OFFICERS

			Officer
Name	Age	Position	Since
A. Emmet Stephenson, Jr.	59	Chairman of the Board	1987
Steve Butler	45	President and Chief Executive Officer	2005
Lawrence Zingale	49	Executive Vice President and Chief Operating Officer	2002

A. Emmet Stephenson, Jr. co-founded the company in 1987 and has served as the Chairman of the Board since our formation. Mr. Stephenson has also served as President of Stephenson and Company, a private investment firm in Denver, Colorado, for more than five years. Mr. Stephenson is a director of Danaher Corporation.

Mr. Butler has served as our President and Chief Executive Officer since May 13, 2005. From January 3, 2005, through May 13, 2005, he served as our Executive Vice President, Chief Financial Officer, Treasurer and Secretary. From February 18, 2005, through May 13, 2005, he also served as our Interim Chief Executive Officer. Prior to joining us, Mr. Butler was a financial consultant engaged in private practice. From December 2000 to June 2002 Mr. Butler served as Chief Financial Officer of Verado, Inc. From 1995 to December 2000 he served as Managing Director of Finance and Treasurer of United Pan-Europe Communications N.V.

Lawrence Zingale has served as our Executive Vice President and Chief Operating Officer since June 2002. Prior to joining us, Mr. Zingale was President of Stonehenge Telecom for approximately three years, and from 1997 to 1999 he was President and Chief Operating Officer of International Community Marketing. From 1980 to 1997, he was with AT&T, serving in various senior level positions.

Employment Agreements

On May 13, 2005, StarTek, Inc. and Steven D. Butler entered into an Employment Agreement in connection with the appointment of Mr. Butler as President and Chief Executive Officer of StarTek. The agreement is effective for an initial five-year term, which will be automatically extended for successive one-year periods thereafter unless a party gives written notice to the other party, at least 90 days prior to the expiration of any such term, that the notifying party elects not to extend the term of the agreement.

The agreement provides for an annual salary of $450,000, subject to review at least once per year by the compensation committee of StarTek’s board of directors based on performance and a comparison to market conditions. Mr. Butler will be eligible for an annual incentive bonus for each fiscal year of up to 50% of his annual base salary, subject to achievement of performance criteria established by the compensation committee. The agreement also provides for a grant of 225,000 options (“New Options”) to purchase shares of StarTek common stock, and amends the terms of 75,000 options (“Existing Options”) previously granted to Mr. Butler.

A total of 20% of the options are subject to monthly vesting in equal amounts on the 16th day of each month from and after February 16, 2005, (the “Vesting Commencement Date”), until the first anniversary of the Vesting Commencement Date. As a result, 15,000 options were vested and exercisable immediately upon execution of the option agreement for the New Options and the amended and restated option agreement for the Existing Options. The remaining options vest, in equal amounts of 20% of the total options, on each of the second, third, fourth and fifth anniversary dates of the Vesting Commencement Date, subject to accelerated vesting of up to 40% of the options upon termination of employment in certain circumstances as discussed below, and accelerated vesting of all options upon certain change of control transactions as provided in the plan.

If Mr. Butler’s employment is terminated without cause, or if Mr. Butler resigns with good reason, in any such case prior to February 16, 2007, any unvested options that were to have vested prior to that date in accordance with the vesting provisions described above (or a total of 40% of the options granted) shall immediately vest upon the date of such termination. In addition, as provided in the plan, all options vest in the event of a liquidation, dissolution, or certain types of change of control transactions as defined in the plan.

All vested options will expire on the earliest of 10 years from the option date (January 3, 2015, for the Existing Options and February 16, 2015, for the New Options), or 180 days after termination of Mr. Butler’s employment.

The exercise price of the New Options is $11.97 per share, the fair market value of StarTek’s common stock on the date of Mr. Butler’s appointment as President and Chief Executive Officer, and the exercise price of the Existing Options remains $27.80 per share.

The Employment Agreement provides that Mr. Butler will be entitled to receive 12 months salary, plus a pro-rated bonus and continuation of his health care coverage for 12 months if he so elects, in the event his employment is terminated by StarTek for reasons other than for cause, or if Mr. Butler resigns with good reason, in each case as defined in the agreement. Notwithstanding the foregoing, if Mr. Butler’s employment is terminated in connection with a change in control of StarTek, or if his employment is terminated other than for cause or if he resigns for good reason, in either case within 12 months following a change in control, Mr. Butler will be entitled to 24 months salary, a pro-rated bonus for the year of his termination or resignation, and continuation of his health care coverage for 24 months if he so elects. In the event Mr. Butler resigns without good reason, or his employment is terminated for cause or by reason of his death or disability, or in connection with the expiration of the agreement, Mr. Butler will be paid only through the date of termination of his employment.

The agreement also provides for non-disclosure by Mr. Butler of our confidential or proprietary information, and includes covenants by Mr. Butler not to compete with StarTek or hire or solicit its employees, suppliers and customers, in each case for a restricted period equal to the period for which Mr. Butler is entitled to severance payments. Mr. Butler also assigned to the company any rights he may have to intellectual property conceived in the scope of his employment.

Mr. Zingale has executed an executive confidentiality and non-competition agreement with us. The agreement provides that we will pay severance to him for a guaranteed period of nine months following the termination of his employment. The agreement restricts Mr. Zingale’s ability to engage in businesses similar to ours in certain defined territory for one year after his service with us terminates. We agree to pay severance to Mr. Zingale for the nine months described above, and up to one year in the event he does not secure employment, prior to the end of the one year period, with a business that does not compete with us.

The agreement also provides that Mr. Zingale will keep confidential all Confidential Information, as defined in the agreement, and restrict Mr. Zingale’s use of such Confidential Information. Mr. Zingale also agrees not to solicit business from our customers for a period of four years following his termination of service with us, and agrees not to hire our employees for two years following such termination of service. Under the terms of the agreements, we own certain intangible assets generated by Mr. Zingale in the scope of his employment with us and Mr. Zingale assigns all rights to intellectual property developed by him in the course of his employment with us.

In 1997, we entered into a verbal agreement with Mr. Stephenson under which Mr. Stephenson provides us with advisory services and his services as our Chairman. Mr. Stephenson is entitled to an advisory fee under this agreement of $245,000 per year.

In February 2005, we entered into a resignation agreement with William E. Meade, Jr. in connection with his resignation as our President and Chief Executive Officer. The agreement provides that Mr. Meade’s employment will continue through May 16, 2005 and that he is entitled to his regular compensation and benefits through that date, but that he is excused from any further duties following February 16, 2005. The agreement also entitles Mr. Meade to be paid his annual base salary through May 16, 2006, or a total of $434,491, accelerated the vesting on 40,000 stock options previously granted to Mr. Meade, and provides that vested stock options held by Mr. Meade will terminate on August 15, 2006. Pursuant to Mr. Meade’s severance agreement, 40,000 of these options originally scheduled to vest on May 16, 2006, were cancelled on May 16, 2005. Under the terms of the resignation agreement, certain confidentiality and non-competition agreements contained in Mr. Meade’s employment agreement remain in effect in accordance with their terms. Those agreements provide for non-disclosure of our confidential or proprietary information and non-competition by Mr. Meade for a one-year period after his employment terminates, and for non-solicitation by him of our employees, suppliers and customers for a three-year period after his employment terminates.

COMPENSATION OF EXECUTIVE OFFICERS

The following table sets forth certain information concerning 2002, 2003, and 2004 compensation of our Chief Executive Officer and executive officers who, in addition to the Chief Executive Officer, received the highest compensation during 2002, 2003, and 2004.

SUMMARY COMPENSATION TABLE

					Long-Term
					Compensation
					Awards
					Securities
		Annual Compensation(a)			Underlying	All Other
Name and Principal Position	Year	Salary ($)		Bonus ($)	Option (#)	Compensation ($)
William E. Meade, Jr (h)	2004	431,704		—	—	13,166	(b)
Former President, CEO and Director	2003	411,539		60,000	—	2,396	(c)
	2002	400,000		—	—	73,702	(d)

A. Emmet Stephenson, Jr.	2004	—		—	—	245,000	(e)
Chairman of the Board	2003	—		—	—	245,000	(e)
	2002	—		—	—	245,000	(e)

Lawrence Zingale	2004	333,077		—	—	16,450	(f)
Executive VP and COO	2003	317,500		60,000	—	21,710	(g)
	2002	166,923		25,000	100,000	2,232	(d)

Eugene L. McKenzie, Jr.(i)	2004	191,154	(j)	—	—	—
Former Executive VP, CFO, Secretary and Treasurer	2003	139,287		25,000	35,000	—

(a)	We did not provide perquisites or other personal benefits, securities, or property to the named executive officers which exceeded $50,000 or 10% of such officer’s total salary, bonus or other compensation for 2002, 2003, and 2004.

(b)	Reimbursement for insurance premiums of $7,636 and tax paid on insurance premiums of $5,530.

(c)	Payment of life insurance premiums.

(d)	Reimbursement of relocation expenses.

(e)	Effective January 1, 1997, we began paying an annual advisory fee of $245,000 to A. Emmet Stephenson, Jr., Inc.

(f)	Reimbursement for insurance premiums of $9,541 and tax paid on insurance premiums of $6,909.

(g)	Reimbursement of relocation expenses of $5,260 and payment of disability insurance premiums of $16,450.

(h)	Mr. Meade resigned as of February 16, 2005.

(i)	Mr. McKenzie resigned as of October 1, 2004. The position of CFO was vacant at December 31, 2004.

(j)	$161,923 in regular pay plus $29,231 in severance pay.

OPTION GRANTS IN LAST FISCAL YEAR

The following table sets forth certain information relating to options granted in 2004 to named executive officers to purchase shares of our common stock under the StarTek Inc. Stock Option Plan.

Individual Grants
			% of Total			Potential Realizable
	No. of		Options			Value at Assumed
	Securities		Granted to	Exercise		Annual Rates of Stock
	Underlying		Employee	or Base		Price Appreciation
	Options/SARs		In Fiscal	Price	Expiration	for Option Term
Name	Granted(#)		Year	($/Sh)	Date	5%($)	10%($)
Lawrence Zingale	10,000	(a)	5.9%	$40.30	02/18/14	656,445	1,045,278

(a)	These options will vest 20% per year for a five year period commencing on the date of grant.

The dollar amounts set forth under the Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term are the result of calculations of assumed annual rates of stock price appreciation from the date of grant to the date of expiration of such options of 5% and 10%. These assumptions are not intended to forecast future price appreciation of our stock price. Our stock price may increase or decrease in value over the time period set forth above.

OPTION EXERCISES IN LAST FISCAL YEAR

The following table provides information related to options exercised by our named executive officers during fiscal 2004 and unexercised options held by them at December 31, 2004.

			Number of Securities
			Underlying Unexercised		Value of Unexercised
	Shares		Options at Fiscal		In-the-Money Options at
	Acquired on	Value	Year End(#)		Fiscal Year End($)(1)
Name	Exercise(#)	Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable
A. Emmet Stephenson, Jr.	—	—	—	—	—	—
William E. Meade, Jr. (2)	—	—	105,000	80,000	1,181,250	900,000
Eugene L. McKenzie, Jr.	4,000	116,143	—	—	—	—
Lawrence Zingale	—	—	40,000	70,000	86,000	129,000

(1)	The closing price of our common stock as reported by the New York Stock Exchange on December 31, 2004 was $28.45.

(2)	Pursuant to Mr. Meade’s severance agreement, 40,000 of these options originally scheduled to vest on May 16, 2006, were cancelled on May 16, 2005.

COMPENSATION OF DIRECTORS

Effective January 1, 2005, our non-employee directors receive a quarterly cash retainer of $7,500, plus $1,000 for each regularly scheduled Board meeting attended and $750 for each special Board meeting attended. Members of the committees of our Board of Directors also receive an additional $750 for each committee meeting attended, unless such meetings occur on the same day as regularly scheduled Board meetings.

Pursuant to our Director Option Plan, each non-employee director is also automatically granted options to acquire 3,000 shares of our common stock at an exercise price equal to market value of the common stock on the date of initial election to the Board of Directors and at each annual meeting at which such director is re-elected. Such options are immediately vested and exercisable. The Directors’ Option Plan is administered by our Board of Directors.

CERTAIN TRANSACTIONS

We have entered into a registration rights agreement with Mr. Stephenson, Toni E. Stephenson, Mr. Stephenson’s wife, and certain other members of Mr. Stephenson’s family. The agreement took effect on June 9, 2004, and terminates on the earlier of (i) June 9, 2009, and (ii) when the number of shares registrable for resale under the agreement constitutes less than 10% of our common stock outstanding. Mr. Stephenson owns 3,350,882 shares, or 22.9%, of our common stock outstanding. Under the registration rights agreement, the holders of one-third or more of the registrable shares as defined in the registration rights agreement may demand that we file a registration statement under the Securities Act covering some or all of their registrable shares. We are obligated to file no more than two such demand registration statements (unless the number of shares requested to be included in a demand registration has been reduced by more than 15% by an underwriter). The filing of a demand registration statement may be subject to further delay upon the occurrence of other specified events. In addition to these demand registration rights, if we propose to register any of our equity securities under the Securities Act, other than pursuant to registration statements on Forms S-4 or S-8, the holders of registrable securities may require that we include all or a portion of their registrable securities in the registration statement and in any related underwriting. In an underwritten offering, the managing underwriter, if any, has the right, subject to specified conditions, to limit the number of registrable securities included in the offering. Registration of shares of our common stock pursuant to the rights granted to the holders of registrable securities pursuant to the registration rights agreement, and subsequent sale of such shares under the registration statement, will result in such shares becoming freely tradable without restriction under the Securities Act. In connection with demand registrations, we will bear the expenses related to such registrations to the extent we would be required to incur such expenses within 12 months or obtain substantial benefit from complying with the demand. We will bear the expenses related to registrations we file in which the selling stockholders include registrable securities, except that the selling stockholders will bear their pro-rata portion of the underwriting discounts and commissions applicable to any such registration. The selling stockholders will bear all other fees, costs and expenses of registrations under the registration rights agreement, including underwriting discounts and commissions.

The agreement also provides that, upon the occurrence of a change of control of us by merger, share exchange, stock sale or tender offer, or in the event members of the Stephenson family sell in the aggregate 15% or more of our outstanding common stock in any two year period (subject to certain conditions) no member of the Stephenson family will accept a premium for their shares in such transactions without providing an opportunity to all our other stockholders to sell their shares (or at least the same proportionate interest as the Stephenson family proposes to sell) at the same price; provided that the Stephenson family will be free to sell shares at any time in sales registered under the Securities Act, so long as the applicable members of the Stephenson family are named as selling stockholders in the related prospectus, or in Rule 144 transactions, without restriction under this provision.

INVESTOR RIGHTS AGREEMENT

We have entered into an investor rights agreement with Mr. Stephenson that took effect upon June 9, 2004, and terminates if Mr. Stephenson ceases to beneficially own at least 10% of our common stock. The agreement provides that subject to the board’s fiduciary duties under applicable law, we will nominate for election to our board of directors designees named by Mr. Stephenson representing (i) a number of directors equal to one less than a majority of the board if there are an odd number of directors, or two less than a majority if there are an even number of directors, so long as Mr. Stephenson, together with members of his family, beneficially owns 30% or more of our outstanding common stock, or (ii) one director, so long as Mr. Stephenson, together with members of his family, beneficially owns between 10% and 30% of our outstanding common stock. Mr. Stephenson’s nominees under these provisions need not be independent or meet other specific criteria, so long as a majority of the members of our board are independent under the rules of the SEC and the New York Stock Exchange. The agreement also required that we amend Article II, Section 6 of our Bylaws to provide that a holder of 10% or more of our outstanding common stock is entitled to call a special stockholders meeting. The investor rights agreement provides that so long as Mr. Stephenson, together with members of his family, beneficially owns 10% or more of our outstanding common stock, Article II, Section 6 of the Bylaws, as amended, may not be further amended by our board of directors without Mr. Stephenson’s consent.

The rights provided to Mr. Stephenson in the investor rights agreement may not be transferred to any third party other than to Mrs. Stephenson, upon the death or incompetence of Mr. Stephenson and to her estate, upon the subsequent death or incompetence of Mrs. Stephenson. Mr. Stephenson does not have the right to vote shares of stock held by other members of the Stephenson family.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD
OF DIRECTORS ON EXECUTIVE COMPENSATION

This committee report is not deemed to be “soliciting material” or to be “filed” with the Commission or subject to the Commission’s proxy rules or to the liabilities of Section 18 of the Exchange Act, and this committee report shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

The Compensation Committee has responsibility to: (i) recommend to the full Board of Directors salary, bonus, and other benefits, direct and indirect, of the Chairman, President and Chief Executive Officer, Executive Vice Presidents, members of the Board of Directors who are also involved in management of the Company, and such other of our officers as are designated from time to time by the Board of Directors; (ii) review and submit recommendations concerning new executive compensation or stock plans; (iii) establish and review corporate policies concerning management perquisites; (iv) assess the Company’s executive development plan, if any; and (v) recommend director compensation.

Compensation Program Components

Total executive officer compensation is comprised of salary, bonus, and grants of options to purchase common stock of the Company. Executives and other key employees who, in the opinion of the Committee, contribute to the Company’s growth, development and financial success are eligible to be awarded options to purchase common stock. These grants are normally made at the fair market value on the date of grant and vest over a five-year period. The amount of options granted is impacted both by the level of the employee and the amount of options previously granted to the employee. The Committee considers the value of each executive officer’s contribution to the Company’s performance (including the Chief Executive Officer) in determining salary levels, bonuses, and grants of options.

Base Salary and Perquisites. The Committee considers the following when reviewing and approving the base salaries and perquisites of executive officers:

•	terms of any employment contract that may exist with the executive;

•	recommendations by the President and Chief Executive Officer and Chairman of the Board;

•	an evaluation of what other analogous companies pay the executive for his or her services;

•	the executive’s experience; and

•	an individual assessment of the executive’s performance and overall contribution to the Company.

The 2004 salaries and other compensation of the Company’s named executive officers, the Chairman of the Board, and two former executive officers appear in the Summary Compensation Table. Effective January 1, 1997, the Company began paying an annual advisory fee of $245,000 to A. Emmet Stephenson, Jr., Inc. (wholly-owned by A. Emmet Stephenson, Jr., Chairman of the Board).

Equity Awards. The Company uses stock options as its primary form of equity compensation to reward and retain employees in a manner which aligns best with employee and stockholder interests. Executives and other key employees who contribute directly to the growth and financial success of the Company are eligible to be awarded option grants, as determined based on the opinions of Committee members. Stock options require appreciation of the Company’s Common Stock for employees to earn any benefit, therefore aligning directly with employee and stockholder interests. Stock option grants are made at the fair market value of the stock on the date of grant. Annual option grants typically vest at 20% per year over the course of a five-year period. Special grants may be authorized outside of the annual grant framework. Granting of stock options to existing and new employees upon hire are done in amounts that take into consideration the following factors:

•	level of the employee within the Company’s management;

•	employee’s individual performance;

•	previous grant amounts received by the employee, and

•	relative data of equity awards and compensation packages offered by similar companies.

CEO Compensation and Evaluation

The Compensation Committee has structured the compensation of the Chief Executive Officer in order to link it to individual and Company performance. The Committee will grant incentives tied to the Company’s performance measured with respect to sales, profitability, and cash flow and to the Company’s long-term growth as measured by increases in the value of the Company’s common stock. The Committee also considered the compensation packages available to chief executives of comparable companies and the need to attract and retain a chief executive of the required caliber. The Chief Executive Officer’s compensation is reviewed annually.

The Company entered into an employment agreement with William E. Meade, Jr. (the Company’s former President and Chief Executive Officer), which provided for an annual base salary (determined at $431,704 for 2004) subject to increase as determined by the Compensation Committee annually. Mr. Meade was also granted options to purchase 200,000 shares of common stock, of which

15,000 have been exercised, 105,000 are fully vested, and the remaining 80,000 vest at 40,000 per year in May 2005, and 2006. Mr. Meade resigned as Chief Executive Officer on February 16, 2005. Pursuant to Mr. Meade’s severance agreement, 40,000 of these options originally scheduled to vest on May 16, 2006, will be cancelled on May 16, 2005.

By the Compensation Committee:
Albert C. Yates, Chairman
Ed Zschau
Kay Norton

AUDIT COMMITTEE REPORT

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the consolidated financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, with management including a discussion of the application of generally accepted accounting principles, the reasonableness of significant estimates and judgments, and the clarity and completeness of disclosures in the financial statements.

The Audit Committee reviewed with the Company’s independent registered public accounting firm, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the application of generally accepted accounting principles and such other matters as are required to be discussed with the Audit Committee under Statement on Auditing Standards No. 61, Securities and Exchange Commission rules, and other professional standards. The Audit Committee has received from the independent registered public accounting firm written disclosures required by Independence Standards Board Standard No. 1, and has discussed with the Company’s independent registered public accounting firm their independence. In addition, the Committee has considered the effect all other fees paid the independent registered public accounting firm may have on their independence.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their audits. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Audit Committee held eleven meetings during fiscal year 2004.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report Form 10-K for the year ended December 31, 2004, for filing with the Securities and Exchange Commission. The Committee and the Board of Directors have also recommended, subject to stockholder approval, the selection of the Company’s independent registered public accounting firm.

By the Audit Committee:
Ed Zschau, Chairman
Albert C. Yates
Kay Norton

STOCK PERFORMANCE GRAPH

The graph below compares the cumulative total stockholder return on our common stock over the past five years with the cumulative total return of the New York Stock Exchange Composite Index (“NYSE”) and of the Russell 2000 Index (“Russell”) over the same period. We do not believe stock price performance shown on the graph is necessarily indicative of future price performance.

The information set forth under the heading “Stock Performance Graph” is not deemed to be “soliciting material” or to be “filed” with the Commission or subject to the Commission’s proxy rules or to the liabilities of Section 18 of the Exchange Act, and the graph shall not be deemed to be incorporated by reference into any of our prior or subsequent filings under the Securities Act or the Exchange Act.

PROPOSAL 2.

APPROVAL OF AMENDMENT TO STOCK OPTION PLAN

Our Stock Option Plan, as amended, currently provides that 1,835,000 shares of authorized, but unissued shares of common stock may be issued pursuant to stock options granted thereunder. The plan provides that, in the event of stock splits, stock dividends, or certain other capital changes, there will be an appropriate adjustment in the price of the shares subject to outstanding options and in the number of shares previously covered by options or subject to allotment in the future. As of December 31, 2004, options to purchase 1,492,470 (net of 700,480 forfeited) shares of common stock at an average price of $22.13 per share had been granted, options to purchase 757,440 shares of common stock at an average price of $16.43 had been exercised, options to purchase 715,910 shares of common stock at an average exercise price of $25.34 per share remained outstanding, and options to purchase 376,650 shares remained available to be granted. On that date, the outstanding options were held by 341 persons. On May 6, 2005, the market value per share of common stock was $12.40 per share based on the closing price on the New York Stock Exchange.

The Compensation Committee determines those consultants, independent contractors, key employees, officers, or employee directors to be designated as participants to receive stock options under the plan. The plan provides for grants of Incentive Stock Options (defined in Section 422 of the Internal Revenue Code and referred to as “ISO’s”), non-qualified options (“NSO’s”), and Stock Appreciation Rights (“SAR’s”) to eligible participants from time to time. SAR’s may only be granted in conjunction with NQO’s. Options granted may be exercised for cash, or via “cashless exercise,” in which the grantee surrenders options or SAR’s covering a sufficient number of shares to pay the exercise price for options being exercised by the grantee. Options may also be exercised by the grantee’s delivery of instructions to a broker to pay us the exercise price of the options being exercised. Options and SAR’s vest equally over a period of five years, unless otherwise provided by the Compensation Committee.

ISO’s, which can be granted only to employees, are tax-advantaged to the grantee in that no income is recognized by the grantee at the time of grant or exercise of an ISO. Moreover, any ISO gain, represented by the difference between the fair market value of the common stock at the time the stock is sold and the exercise price paid by the grantee, will be taxed as long-term capital gain. The amount by which the fair market value of the common stock is issued upon exercise of an ISO exceeds the exercise price paid by the grantee will constitute an item of adjustment that must be taken into account in determining the grantee’s alternative minimum tax. In addition, the grantee must hold the shares acquired upon exercise of an ISO until the later of two years from the grant of the option and one year from the date of exercise in order to take advantage of ISO treatment. In the event the grantee of ISO’s terminates his or her employment with us, the ISO’s expire three months after such termination. If the grantee disposes of the common stock acquired upon exercise of an ISO prior to the expiration of the two-year or one-year periods described above, the grantee will generally be obligated to recognize ordinary income in an amount equal to the excess of the fair market value on the date of exercise over the exercise price of the option. The exercise price of ISO’s must be greater than or equal to the market price of our common stock on the date of grant (or 110% of the market price in the case of grantees holding 10% or more of our common stock), and can have an expiration date no later than 10 years following the date of grant (five years in the case of grantees holding 10% or more of our common stock).

NQO’s may be granted to any eligible participants in the plan. With an NQO, the grantee recognized ordinary income when the option is exercised in an amount equal to the excess of the fair market value of the underlying common stock at the time of exercise over the exercise price of the option. Although the holding periods, exercise price requirements and termination provisions described above relating to ISO’s do not apply to NQO’s, the Compensation Committee may impose terms or conditions (including pricing, vesting, and termination provisions) on NQO’s as it determines in its sole discretion.

We recognize a deduction in the tax year in which the grantee of an ISO or NQO recognizes income, equal to the amount of capital gains or ordinary income so recognized by the grantee. A grant of an SAR does not produce taxable income to the grantee or a tax deduction for us. The exercise of an SAR for cash is taxable as ordinary income to the grantee and deductible from taxable income by us.

The Board of Directors and the Compensation Committee have approved an amendment to the plan. A copy of the plan in effect as of the date hereof is attached hereto as Exhibit A. The Amendment will provide for an increase in the number of shares of common stock available for issuance pursuant to the plan by 150,000 shares, subject to future adjustment as provided in the plan, resulting in maximum shares issuable under the plan of 1,985,000. We believe this increase to be advisable so we can continue to reward our officers and directors, or employees and consultants having substantial responsibilities, with the opportunity to acquire a proprietary interest in us as an additional incentive to promote our success. We also believe options grants may be necessary to recruit qualified management personnel as we continue to grow. In order to achieve these objectives, our Board of Directors has approved the Amendment and recommends that it be submitted to our stockholders for approval.

As of May 6, 2005, approximately 6,634 employees were eligible for awards under the plan, including one director. The Compensation and Option Committee determines from time to time the type of level of employees to whom options will be granted. We have not historically granted options to consultants.

Under paragraph 15 of the plan, adoption of the Amendment requires the affirmative vote of the holders of a majority of the outstanding shares of common stock represented at the annual meeting of stockholders.

The Board recommends that the stockholders vote “FOR” the adoption of the proposed amendment to the Stock Option Plan.

EQUITY COMPENSATION PLANS

The following table summarizes information as of December 31, 2004 about our stock option plans for employees and non-employee directors. We do not offer any other equity compensation plans.

(c)
	(a)	(b)	Number of Securities
	Number of	Weighted-Average	Available for Future
	Securities to be	Exercise Price of	Issuance Under Equity
	Issued Upon	Outstanding	Compensation Plans
	Exercise of	Options, Warrants,	(Excluding Securities
Plan Category	Outstanding Options	and Rights	Reflected in Column (a))
Equity compensation plans approved by stockholders	787,230	23.96	410,330
Equity compensation plans not approved by stockholders	—	—	—

Total	787,230	23.96	410,330

PROPOSAL 3.

RATIFICATION OF APPOINTMENT OF AUDITORS

The Board of Directors has appointed Ernst & Young LLP, independent registered public accounting firm, to act as our independent auditors for the year ending December 31, 2005. Ernst & Young LLP has been our auditor since the year ended June 30, 1991, and has advised us that it does not have any direct or indirect financial interest in us or any of our subsidiaries, and has not had any such interest during the past five years. We expect that a representative of Ernst & Young LLP will be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

The aggregate fees for professional services rendered to us by Ernst & Young LLP for the years ended December 31, 2004 and 2003 were as follows:

Audit Fees. During the years ended December 31, 2004, and 2003, we paid $683,000 and $192,950, respectively, to Ernst & Young LLP for audit services. These amounts include fees associated with the annual audit of the consolidated financial statements of StarTek, Inc. and its internal control over financial reporting (which includes procedures related to the implementation of the internal control provisions set forth in Section 404 of the Sarbanes-Oxley Act of 2002). Fees for audit services also include fees for the reviews of StarTek’s Quarterly Reports on Form 10-Q, registration statements filed with the Securities and Exchange Commission (“SEC”), other SEC filings, equity or debt offerings, comfort letters and consents.

Audit-Related Fees. During the years ended December 31, 2004, and 2003, we paid $13,500 and $6,400, respectively, for audit-related services. Audit-related services principally included compliance reports issued in connection with requirements of statutory governments (for 2004) and assistance in the assessment of the impact of Section 404 of the Sarbanes-Oxley Act of 2002 (for 2003).

Tax Fees. During the years ended December, 31, 2004, and 2003 we paid $60,800 and $1,650, respectively, to Ernst & Young LLP for tax services. Tax services included fees for tax compliance and consulting services related to our annual federal and state tax returns.

All Other Fees. During the years ended December, 31, 2004 and 2003, there were no fees billed or incurred related to other fees or financial information systems design and implementation.

In accordance with our Audit Committee Charter, the Audit Committee approves in advance any and all audit services, including audit engagement fees and terms, and non-audit services provided to us by our independent auditors (subject to the de minimis exception for non-audit services contained in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934, as amended), all as required by applicable law or listing standards. The independent auditors and our management are required to periodically report to the Audit Committee the extent of services provided by the independent auditors and the fees associated with these services.

AUDITOR INDEPENDENCE

The Audit Committee has determined that because Ernst & Young LLP did not provide any services that would be unsigned under “All Other Fees,” the independence of Ernst & Young LLP as our principal accountants has been maintained.

The Audit Committee and the Board of Directors unanimously recommend that the Company’s stockholders vote “FOR” ratification and approval of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2005.

STOCKHOLDERS PROPOSALS

Stockholder proposals intended to be presented at our 2006 Annual Meeting of Stockholders must be received at our executive offices at 100 Garfield Street, Denver, Colorado 80206, Attention of the Secretary, no later than January 16, 2006 for inclusion in our proxy statement relating to the 2006 Annual Meeting. Under our By-laws, we must receive notice between March 16, 2006 and April 15, 2006 of any matters to be proposed by a stockholder at the 2006 Annual Meeting in order for such matters to be properly considered at the meeting.

STOCKHOLDER COMMUNICATION WITH THE BOARD

Our Board of Directors believes that it is important for stockholders to have a process to send communications to the Board. Accordingly, stockholders desiring to send a communication to the Board of Directors, or to a specific director, may do so by delivering a letter to our executive offices at 100 Garfield Street, Denver, Colorado 80206, Attention of the Secretary. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “stockholder-board communication” or “stockholder-director communication.” All such letters must identify the author as a stockholder and clearly state whether the intended recipients of the letter are all members of the Board of Directors or certain specified individual directors. The Secretary will open such communications and make copies, and then circulate them to the appropriate director or directors. Letters directed to our “independent directors” or “outside directors” will be delivered to Dr. Zschau, our Vice Chairman and lead independent director.

MISCELLANEOUS

In an effort to reduce printing costs and postage fees, we have adopted a practice approved by the SEC called “householding.” Under this practice, stockholders who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our proxy materials unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. Stockholders who participate in householding will continue to receive separate proxy cards.

If you share an address with another stockholder and received only one set of proxy materials and would like to request a separate copy of these materials and/or future proxy materials, please send your request to: 100 Garfield Street, Denver, Colorado 80206, Attention of the Secretary. You may also contact us if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future.

Our Annual Report to Stockholders for the year ended December 31, 2004, will be furnished with this Proxy Statement to stockholders of record as of May 6, 2005. The Annual Report to Stockholders for the year ended December 31, 2004, does not constitute a part of the proxy soliciting materials.

Our Board of Directors and management team are not aware of any other business that may come before the Annual Meeting. However, if additional matters properly come before the Annual Meeting, proxies will be voted at the discretion of the proxy holders.

By Order of the Board of Directors

Steven D. Butler
President and Chief Executive Officer

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2004, including consolidated financial statements, required to be filed with the Commission pursuant to Rule 13a-1 of the Exchange Act, as well as our Form 10-K/A and Forms 10-Q will be furnished, excluding exhibits, without charge, to any stockholder upon written request. A copy may be requested by writing to the Director of Investor Relations, StarTek, Inc., 100 Garfield Street, Denver, Colorado 80206. Our Annual Report on Form 10-K can be obtained over the Internet through our web site. Our Internet address is http://www.startek.com . We also make the charters for the Compensation Committee, Audit Committee and Governance and Nominating Committee of our Board of Directors, as well as our Corporate Governance Guidelines and our Code of Ethics and Business Conduct, available on the “Investor Relations” page of our corporate web site. Any of these materials are available in print upon request. Additionally, the Annual Report on Form 10-K and other information we file with the

Commission can be inspected at and obtained from the Commission at prescribed rates at public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and at certain regional offices of the Commission located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 6061. The Commission maintains a web site at http://www.sec.gov that contains reports, proxies, information statements, and other information regarding us that has been filed electronically with the Commission.

APPENDIX A

STARTEK, INC. AND SUBSIDIARIES

DIVIDEND POLICY

We began paying a quarterly dividend in August 2003 and we intend to continue to pay quarterly dividends. In the third quarter of 2003 we paid a dividend of $.36 per share, aggregating $5.1 million. In the fourth quarter of 2003 we paid a dividend of $.37 per share, aggregating $5.3 million. In the first quarter of 2004 we paid a dividend of $0.38 per share, aggregating $5.5 million. In the second quarter of 2004 we paid a dividend of $0.39 per share, aggregating $5.6 million. In the third quarter of 2004 we paid a dividend of $0.40 per share, aggregating $5.8 million. In the fourth quarter of 2004 we paid a dividend of $0.41 per share, aggregating $6.0 million. On February 4, 2005 we declared a dividend of $0.42 per share, aggregating approximately $6.1 million, payable February 24, 2005 to holders of record on February 11, 2005.

We expect to continue to pay quarterly dividends on our common stock. The payment of any dividends, however, will be at the discretion of our board of directors and will depend on, among other things, availability of funds, future earnings, capital requirements, contractual restrictions, our general financial condition and business conditions. The terms of our $10 million line of credit prohibit us from paying dividends in an amount that would cause us to fail to meet our financial covenants. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources.”

A-1

APPENDIX B

STARTEK, INC. AND SUBSIDIARIES

SELECTED FINANCIAL DATA

The following selected financial data should be read in conjunction with the consolidated financial statements and notes thereto appearing elsewhere in this Form 10-K. Additionally, the following selected financial data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” appearing elsewhere in this document.

	Year Ended December 31,
	2000	2001	2002	2003	2004
		(Dollars in thousands, except per share data)
Statement of Operations Data:
Revenue	$178,525	$166,496	$200,370	$225,408	$258,120
Cost of services	136,069	123,972	150,271	166,310	195,863

Gross profit	42,456	42,524	50,099	59,098	62,257
Selling, general and administrative expenses	19,180	23,786	20,510	25,797	27,878

Operating profit	23,276	18,738	29,589	33,301	34,379
Net interest income and other	4,655	4,408	1,986	4,048	3,532
Loss on impaired investments	—	(15,542)	(6,210)	—	—

Income from continuing operations before income taxes	27,931	7,604	25,365	37,349	37,911
Income tax expense	10,334	2,905	9,385	13,915	14,370

Income from continuing operations	17,597	4,699	15,980	23,434	23,541

Discontinued Operations *:
Gain (Loss) from operations of discontinued operations	2,896	278	(1,292)	(2,002)	(1,841)
Loss from disposal of discontinued operations	—	—	—	—	(2,316)
Income tax benefit (expense)	(1,073)	(106)	478	766	1,592

Gain (Loss) on discontinued operations	1,823	172	(814)	(1,236)	(2,565)

Net income	$19,420	$4,871	$15,166	$22,198	$20,976

Income per share from continuing operations:
Basic	$1.26	$0.33	$1.13	$1.65	$1.63
Diluted	$1.23	$0.33	$1.11	$1.60	$1.59
Income per share including discontinued operations:
Basic	$1.39	$0.35	$1.07	$1.56	$1.45
Diluted	$1.36	$0.34	$1.05	$1.52	$1.42
Weighted average shares outstanding:
Basic	14,016,851	14,053,484	14,140,765	14,243,273	14,454,747
Diluted	14,279,409	14,168,044	14,385,389	14,623,066	14,779,889
Selected Operating Data:
Capital expenditures, net of proceeds	$8,625	$19,008	$5,839	$23,736	$17,839
Depreciation and amortization	$5,482	$6,898	$9,220	$10,045	$12,546
Balance Sheet Data (December 31):
Working capital	$56,146	$59,129	$80,379	$77,226	$84,595
Total assets	122,283	129,153	140,421	153,607	170,019
Total debt	11,497	11,806	6,482	104	9,363
Total stockholders’ equity	$91,964	$95,609	$114,594	$133,000	$136,883

*	See “Management’s Discussion and Analysis of Financial Condition and Results of Operation – Discontinued Operations” and note 17 to our consolidated financial statements in Appendix C.

B-1

APPENDIX C

STARTEK, INC. AND SUBSIDIARIES

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Forward-Looking Statements

     All statements contained in this Appendix that are not statements of historical facts are forward-looking statements that involve substantial risks and uncertainties. Forward-looking statements are preceded by terms such as “may,” “will,” “should,” “anticipates,” “expects,” “believes,” “plans,” “future,” “estimate,” “continue,” “intends,” “budgeted,” “projections,” “outlook” and similar expressions. The following are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include, but are not limited to, risks relating to our revenue from our principal clients, concentration of our client base in a few select industries, consolidation in industries in which our principal clients operate, highly competitive markets, risks related to our contracts, decreases in numbers of vendors used by clients or potential clients, lack of success of our clients’ products or services, considerable pricing pressure, risks relating to fluctuations in the value of our investment securities portfolio, risks associated with advanced technologies, inability to grow our business, inability to effectively manage capacity, dependence on and requirement to recruit qualified employees and key management personnel, potential future declines in revenue, lack of a significant international presence, and foreign exchange risks and other risks relating to conducting business in Canada. These factors include risks and uncertainties beyond our ability to control, and in many cases we cannot predict the risks and uncertainties that could cause actual results to differ materially from those indicated by use of forward-looking statements. Similarly, it is impossible for management to foresee or identify all such factors. As such, investors should not consider the foregoing list to be an exhaustive statement of all risks, uncertainties, or potentially inaccurate assumptions. All forward-looking statements herein are made as of the date hereof, and we undertake no obligation to update any such forward-looking statements. All forward-looking statements herein are qualified in their entirety by information set forth in “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Risk Factors” appearing elsewhere in this document.

Executive Overview

In the following text the terms, “we”, “the company”, “our company” and “our” refer to StarTek, Inc. Any capitalized terms used below have been defined in the notes to the accompanying consolidated financial statements. Unless otherwise indicated, currency translations into U.S. dollars are calculated as of December 31, 2004.

We are a leading provider of business process outsourced services, which consist of business process management and supply chain management services. Our business process management services include provisioning management, wireless telephone number porting, receivables management, wireless telephone activations, and high-end technical support and customer care services. Our supply chain management services include packaging, fulfillment, marketing support and logistics services. On September 30, 2004, we sold StarTek Europe, Ltd., our operating subsidiary in the United Kingdom which provided business process management services from two facilities in Hartlepool, England. As a result of this disposition, the results of operations of the U.K. subsidiary have been reported as discontinued operations for all periods presented through December 31, 2004. Currently, we provide services from 19 operational facilities, including our corporate headquarters, totaling over one million square feet in the United States and Canada.

Our revenue was $258.1 million in 2004. During the same period, our operating profit was $34.4 million representing an operating margin of 13.3%. We have achieved all of our growth organically by developing existing customers and adding new customers rather than through mergers or acquisitions. Revenue from our business process management services has grown from 27.1% of our revenue in 2000 to 85.8% of our revenue in 2004. Revenue from our supply chain management services has declined from 70.4% of our revenue in 2000 to 14.0% of our revenue in 2004. Supply chain management services also includes insignificant revenue from other operations, including our Domain.com subsidiary.

We also recognize income or loss from our investment portfolio. As of December 31, 2004, our portfolio constituted 14.6% of our total assets, and was comprised of investment-grade and non investment-grade corporate bonds, mutual funds, alternative investment partnerships, equity securities and options. Net interest income and other, which is primarily driven by gains or losses in our investment portfolio, was $3.5 million in 2004.

Our business process management services typically generate higher margins than our supply chain management services. Our growth in revenue has been primarily based on growth in business process management services and we believe that it will continue to be our primary source of revenue growth.

Revenue from our supply chain management services has decreased significantly, which is almost entirely due to the decrease in services provided to Microsoft. Revenues from Microsoft business have declined from $159.1 million in 1999 to $25.1 million in 2004. The decline resulted in part from the expiration of the Microsoft agreements in the UK and Singapore markets. The decrease in services we continue to provide to Microsoft is also attributable to a change in the manner Microsoft distributes its software and Microsoft decreasing the number of supply chain management vendors with which it deals. We anticipate that the supply chain management services we supply to Microsoft will continue to decline in 2005 and may become an insignificant portion of our overall revenue in subsequent years. We believe other opportunities may exist that will enable us to continue to offer supply chain management services as part of our business process outsourced services. We believe that if we are successful in selling these types of services, we could deliver them at high volumes, and in addition, could have opportunities to further diversify our client base through subsequent contacts with consumer products companies whose products we could process for mass retailers.

We depend on our top four customers which generated over 88% of our revenue in 2004. In 2004, Cingular Wireless LLC (through our contract with AT&T Wireless) accounted for 44.8% of our revenue, T-Mobile accounted for 24.0%, AT&T Corporation accounted for 9.9% and Microsoft Corporation accounted for 9.7%. The loss of or a material reduction in business from any of these customers could have a material adverse effect on us. Cingular acquired AT&T Wireless in October 2004, and we have continued to provide services to Cingular through our contract with AT&T Wireless. AT&T Corporation has announced that it has signed an agreement to be acquired by SBC Communications, Inc., and there can be no assurance that if AT&T Corporation is acquired the acquirer will continue to use our services.

Our industry is subject to significant price-based competition. Our strategy depends in part on our ability to continually increase the productivity level we are able to achieve. We face significant price pressure arising from our clients’ desire to decrease their operating costs, industry consolidation and from other competitors operating in our targeted markets. Price pressure may be more pronounced during periods of economic uncertainty. Accordingly, our ability to increase our operating margins depends on our success in continuously improving our productivity through greater efficiency in capacity utilization and reductions in operating costs. If we are not able to achieve sufficient improvements in productivity to adequately compensate for decreases in the prices we can charge for our services, our results of operations will be adversely affected.

We are subject to fluctuations in foreign exchange rates, principally in the value of the U.S. dollar relative to the Canadian dollar. A weakening U.S. dollar will generally result in higher operating costs for us in Canada. In 2004, 37.1% of our total expenses were denominated in Canadian dollars. All of the revenue generated by our United States and Canadian operations are denominated in U.S. dollars. Prior to March 2004, we did not hedge our exposure to exchange rate fluctuations and we engaged in limited hedging activity in 2004. Because our results of operations have been significantly impacted by fluctuations in the Canadian dollar, we have increased our hedging activities, closely monitoring our policy to be consistent with our growth strategies.

Basis of Presentation

We recognize revenue as business process management services are completed and on supply chain management services when products are shipped. Substantially all of our significant arrangements with business process management services clients generate revenue based in large part on the number and duration of customer inquiries. Substantially all of our significant arrangements with supply chain management services clients generate revenue based in large part on the volume, complexity and type of components involved in the handling of clients’ products.

Our cost of services for business process management services includes labor, telecommunications, lease, depreciation and other expenses for facilities and expenses related to maintaining information systems to meet clients’ needs. Our cost of services for supply chain management services include materials and freight expenses that are variable in nature, labor and certain facility expenses.

Selling, general and administrative expenses include all other operating expenses, including expenses related to technology support, sales and marketing, human resources, and other administrative functions not allocable to specific client services, which generally tend to be either semi-variable or fixed.

Net interest income and other includes certain realized and unrealized gains and losses in our portfolio of investment securities, interest income and dividends from our portfolio of investment securities, net rental income from our facility in Aurora, Colorado, which we disposed of in the fourth quarter of 2004, foreign currency exchange gains and losses and interest expense.

Discontinued operations consist of the operations conducted by our United Kingdom subsidiary, which we disposed of on September 30, 2004.

Results of Operations

Due to the September 30, 2004 sale of our operating subsidiary in the United Kingdom, StarTek Europe, Ltd., the data presented in the tables below do not reflect the results from this subsidiary on a current or historical basis. As a result of this disposition, the results of operations of the U.K. subsidiary have been reported as discontinued operations for all periods through December 31, 2004.

The following table presents selected items from our statement of operations in dollars and as a percentage of revenue for the periods indicated from continuing operations:

	Year Ended December 31,
	2002		2003		2004
			(dollars in millions)
Revenue	$200.4	100.0%	$225.4	100.0%	$258.1	100.0%
Cost of services	150.3	75.0	166.3	73.8	195.8	75.9

Gross profit	50.1	25.0	59.1	26.2	62.3	24.1
Selling, general and administrative expenses	20.5	10.2	25.8	11.4	27.9	10.8

Operating profit	29.6	14.8	33.3	14.8	34.4	13.3
Net interest income and other	2.0	1.0	4.0	1.8	3.5	1.4
Loss on impaired investments	(6.2)	(3.1)	—	—	—	—

Income from continuing operations before income taxes	25.4	12.7	37.3	16.5	37.9	14.7
Income tax expense	9.4	4.7	13.9	6.2	14.4	5.6

Net income from continuing operations	$16.0	8.0%	$23.4	10.4%	$23.5	9.1%

2004 Compared to 2003

Revenue. Revenue increased $32.7 million, or 14.5%, from $225.4 million in 2003 to $258.1 million in 2004. Revenue from business process management services increased $56.4 million, or 34.2%, from $165.1 million in 2003 to $221.5 million in 2004. Substantially all of this increase was due to higher volumes in services provided to Cingular, T-Mobile and new client contracts. Revenue from supply chain management services declined $23.7 million, or 39.5%, from $59.9 million in 2003 to $36.2 million in 2004. Substantially all of this decrease is attributable to the reduction in services provided to Microsoft compared to the prior year.

Cost of Services. Cost of services increased $29.5 million, or 17.8%, from $166.3 million in 2003 to $195.8 million in 2004. Cost of services increased as a percentage of revenue, from 73.8% in 2003 to 75.9% in 2004.

Our cost of services as a percentage of revenue increased primarily due to underutilized capacity associated with lower than forecasted volumes and the tiered pricing structure set in place by our agreement with Cingular, which results in decreased revenue rate at higher levels of volume. Also contributing to this increase was the Canadian foreign currency exchange costs in 2004 as a result of the declining value of the U.S. dollar relative to the Canadian dollar.

Changes in foreign currency exchange rates can have significant impact on our cost of services and operating expenses. Our primary exposure is currently to the Canadian dollar as over 37% of our expenses during the year ended December 31, 2004 were paid in Canadian dollars.

Excluding the effects of foreign exchange fluctuations, cost of services would have been $190.6 million in 2004 compared to $166.3 million in 2003.

Our cost of services increased in dollar terms as a result of three new facilities commencing operations during 2004, and increased activity in our business process management services. As a result of a weaker U.S. dollar during 2004, costs attributable to our Canadian operations increased by $5.3 million. These increased costs were partially offset by a lower cost contribution from our supply chain management services, which had declining volume in 2004.

Gross Profit. Gross profit increased $3.2 million in 2004, or 5.4%, from $59.1 million in 2003 to $62.3 million in 2004. As a percentage of revenue, gross profit decreased from 26.2% in 2003 to 24.1% in 2004.

Selling, General, and Administrative Expenses. Selling, general, and administrative expenses increased $2.1 million, or 8.1%, from $25.8 million in 2003 to $27.9 million in 2004. The increase is primarily attributable to the launch and staffing of three new call centers and expenses associated with the Sarbanes-Oxley Act of 2002. However, as a percentage of revenue, selling, general, and administrative expenses decreased from 11.4% in 2003 to 10.8% in 2004.

Operating Profit. Operating profit increased $1.1 million, or 3.3%, from $33.3 million in 2003 to $34.4 million in 2004 due to increased revenue associated with higher call volumes. However, operating profit as a percentage of revenue decreased from 14.8% in 2003 to 13.3% in 2004 primarily as a result of increased Canadian foreign currency exchange costs, and higher selling, general, and administrative expenses associated with preparing our three new facilities for operations. New call centers and related infrastructure resulted in increased depreciation expense of $2.5 million over the prior year.

Net Interest Income and Other. Net interest income and other decreased $0.5 million, or 12.5%, from $4.0 million of income in 2003 to $3.5 million of income in 2004. The decrease is primarily the result of lower interest rates on money market and fixed-income securities and investing in more conservative and liquid securities in 2004, in compliance with our revised investment policy.

Income From Continuing Operations Before Income Taxes. Income from continuing operations before income taxes increased $0.6 million, or 1.6%, from $37.3 million in 2003 to $37.9 million in 2004. As a percentage of revenue, income from continuing operations before taxes decreased from 16.5% in 2003 to 14.7% in 2004.

Income Tax Expense. Income tax expense increased from $13.9 million in 2003 to $14.4 million in 2004, which reflects a provision for federal, state, and foreign income taxes at an effective rate of 37.2% in 2003 and 37.9% in 2004.

Net Income From Continuing Operations. Net income from continuing operations was essentially flat at $23.4 million in 2003 and $23.5 million in 2004.

Discontinued operations. On September 30, 2004, we sold StarTek Europe, Ltd., our operating subsidiary in the United Kingdom which provided business process management services from two facilities in Hartlepool, England. The sale was completed pursuant to a Share Purchase Agreement among us, StarTek Europe and Taelus Limited, a U.K. company. Pursuant to the terms of the Share

Purchase Agreement, we made a capital contribution to StarTek Europe immediately prior to completion of the transaction, in the form of a cash payment of $450,000, a contribution of intercompany debt of $2.8 million owed by StarTek Europe to us and additional cash of $200,000 contributed to fund operations. Following these transactions, we conveyed all of the issued and outstanding capital stock of StarTek Europe to Taelus Limited, together with a cash payment of $450,000.

As a result of this disposition, the results of operations of StarTek Europe have been reported as discontinued operations for all periods presented. For the year ended December 31, 2004, we recognized a loss on the disposition totaling $2.3 million. Such loss consisted of a $1.2 million write-off of our investment in StarTek Europe and miscellaneous expenses, net of the intercompany debt contributed to capital prior to the closing and $1.1 million of cash contributed to capital prior to closing or transferred to Taelus in connection with the closing. The net impact of discontinued operations on our net income for the twelve months ended December 31, 2004 was a reduction of $2.5 million, consisting of the $2.3 million loss from disposal of discontinued operations, $1.8 million in losses from operations of the subsidiary during the period and an income tax benefit of $1.6 million.

2003 Compared to 2002

Revenue. Revenue increased $25.0 million, or 12.5%, from $200.4 million in 2002 to $225.4 million in 2003. Revenue from business process management services increased $43.9 million, or 36.2%, from $121.2 million in 2002 to $165.1 million in 2003. Substantially all of this increase was due to higher volumes in services provided to AT&T Wireless Services and T-Mobile. Revenue from supply chain management services declined $18.9 million, or 23.9%, from $79.2 million in 2002 to $60.3 million in 2003. Substantially all of this decrease is attributable to the decrease in services provided to Microsoft compared to the prior year.

Cost of Services. Cost of services increased $16.0 million, or 10.6%, from $150.3 million in 2002 to $166.3 million in 2003. Cost of services decreased as a percentage of revenue, from 75.0% in 2002 to 73.8% in 2003.

Our cost of services as a percentage of revenue decreased because a larger proportion of our revenue was generated by higher gross margin business process management services relative to the lower gross margin supply chain management services. This decrease was partially offset by increased Canadian foreign currency exchange costs in 2003 attributable to the declining value of the U.S. dollar relative to the Canadian dollar as the company had no formal hedging strategy in 2003.

Our cost of services increased in dollar terms as a result of three of our new facilities commencing operations during 2003, and increased activity in our business process management services. Costs attributable to our Canadian operations also increased by $6.1 million as a result of a weaker U.S. dollar during 2003. These increased costs were partially offset by lower costs in our supply chain management services, which had lower volume in 2003.

Gross Profit. Gross profit increased $9.0 million in 2003, or 18.0%, from $50.1 million in 2002 to $59.1 million in 2003. As a percentage of revenue, gross profit increased from 25.0% in 2002 to 26.2% in 2003.

Selling, General, and Administrative Expenses. Selling, general, and administrative expenses increased $5.3 million, or 25.9%, from $20.5 million in 2002 to $25.8 million in 2003. As a percentage of revenue, selling, general, and administrative expenses increased from 10.2% in 2002 to 11.4% in 2003. Our selling, general, and administrative expenses as a percent of revenue increased due to indirect costs associated with preparing our four new facilities for operations, three of which commenced operations in 2003, and increased salaries and bonuses associated with hiring additional members of senior management.

Operating Profit. Operating profit increased $3.7 million, or 12.5%, from $29.6 million in 2002 to $33.3 million in 2003. As a percentage of revenue, operating profit remained the same in both periods at 14.8%.

Net Interest Income and Other. Net interest income and other increased $2.0 million, or 100.0%, from $2.0 million of income in 2002 to $4.0 million of income in 2003. The increase is primarily the result of realized portfolio gains of $2.7 million due to improving conditions in the capital markets, partially offset by costs totaling $0.3 million relating to our idle facility in Aurora, Colorado and lower interest rates on money market and fixed-income securities in the portfolio.

Loss on Impaired Investments. In 2002, we recognized a non-cash loss on impaired investments of $6.2 million due to declines in the fair value of investments available for sale, principally our investments in common stock that we determined to be other-than-temporary.

Income From Continuing Operations Before Income Taxes. Income from continuing operations before income taxes increased $11.9 million, or 46.9%, from $25.4 million in 2002 to $37.3 million in 2003. As a percentage of revenue, income from continuing operations before taxes increased from 12.7% in 2002 to 16.5% in 2003.

Income Tax Expense. Income tax expense increased from $9.4 million in 2002 to $13.9 million in 2003, which reflects a provision for federal, state, and foreign income taxes at an effective rate of 37.0% in 2002 and 37.2% in 2003.

Net Income From Continuing Operations. Net income from continuing operations increased $7.4 million, or 46.3%, from $16.0 million in 2002 to $23.4 million in 2003.

Critical Accounting Policies, Estimates and Judgments

Our discussion and analysis of financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with U.S. generally accepted accounting principles. For additional information regarding our critical accounting policies, please see Note 1 to our consolidated financial statements included in this report. The preparation of these financial statements required us to make estimates that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosures of contingent assets and liabilities. We base our accounting estimates on historical experience and other factors that we believe to be reasonable under the circumstances. However, actual results may vary from these estimates under different assumptions or conditions. We have discussed the development and selection of critical accounting policies and estimates with our Audit Committee. The following is a summary of our critical accounting policies and estimates we make in preparing our consolidated financial statements:

Revenue Recognition

We invoice our business process management services clients monthly in arrears and recognize revenue for such services when completed. For substantially all of our contractual arrangements for business process management services, we recognize revenue based on the billable hours or minutes of each customer service representative, at rates provided in the client contract. The contractual rates can fluctuate based on our performance against certain pre-determined criteria related to quality and performance. Additionally, some clients are contractually entitled to penalties when we are out of compliance with certain quality and/or performance obligations defined in the client contract. Such penalties are recorded as a reduction to revenue as incurred based on a measurement of the appropriate penalty under the terms of the client contract.

The provision of business process management services to our clients generally does not involve multiple elements in the context of Emerging Issues Task Force (“EITF”) Issue No. 00-21, “Revenue Arrangements with Multiple Deliverables.” We provide initial training to customer service representatives upon commencement of new business process management services contracts and recognize revenues for such training as the services are provided based upon the production rate (i.e., billable hours and rates related to the training services as stipulated in our contractual arrangements). Accordingly, the corresponding training costs, consisting primarily of labor and related expenses, are recognized as incurred.

Substantially all of our contractual arrangements with supply chain management services clients are based on the volume, complexity and type of components involved in the handling of our clients’ products. We invoice our supply chain management clients upon shipment and recognize revenues on a gross basis in accordance with EITF Issue No. 99-19, “Reporting Revenue Gross as a Principal vs. Net as an Agent,” when such services are completed and the related goods have been shipped. The results of our supply chain management services include the results of insignificant revenue from other operations, including our Domain.com subsidiary.

Impairment of Long-Lived Assets

We periodically evaluate potential impairments of our long-lived assets in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” When we determine that the carrying value of long-lived assets may not be recoverable based upon the existence of one or more indicators of impairment, we evaluate the projected undiscounted cash flows related to the assets. If these cash flows are less than the carrying values of the assets, we measure the impairment using discounted cash flows or other methods of determining fair value. We recognized no impairment losses on assets held for use during the year ended December 31, 2004.

Investments

As part of cash management and in addition to holding cash and money market funds, we invest in investment grade and non-investment grade corporate bonds, convertible bonds, mutual funds, alternative investment partnerships and various forms of equity securities. These investments are classified as trading securities, investments held to maturity or investments available for sale, based on our intent at the date of purchase. Trading securities are liquid investments bought principally for selling in the near term. Debt securities that we have both the intent and ability to hold to maturity are classified as held to maturity. We currently have no investments classified as held to maturity. All other investments not deemed to be trading or held to maturity securities are classified as investments available for sale.

Trading securities and investments available for sale are carried at fair market values. Fair market values are determined by the most recently traded price of the security or underlying investment at the balance sheet date. Due to the potential limited liquidity of some of these financial instruments, the most recently traded price may be different from the value that might be realized if we were to sell or close out the transactions. We do not believe such differences are substantial to our results of operations, financial condition, or liquidity.

Changes in the fair market value of trading securities are reflected in net interest income and other. Temporary changes in the fair market value of investments available for sale are reflected in stockholders’ equity. We exercise judgment in periodically evaluating investments for impairment. Investments are evaluated for other-than-temporary impairment in accordance with the provisions of EITF Issue No. 03-1, “The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments.” We consider factors such as market conditions, the industry sectors in which the issuer of the investment operates, and the viability and prospects of each entity. A write-down of the related investment is recorded and is reflected as a loss on impaired investment when an impairment is considered other-than-temporary.

Income Taxes

The Company accounts for income taxes using the liability method of accounting for income taxes as prescribed by SFAS No. 109, Accounting for Income Taxes. Deferred income taxes reflect net effects of temporary differences between carrying amounts of assets and liabilities for financial reporting purposes and amounts used for income tax purposes. The Company is subject to foreign income taxes on its foreign operations. We are required to estimate our income taxes in each jurisdiction in which we operate. This process involves estimating our actual current tax exposure, together with assessing temporary differences resulting from differing treatment of items for tax and financial reporting purposes. The tax effects of these temporary differences are recorded as deferred tax assets or deferred tax liabilities. Deferred tax assets generally represent items that can be used as a tax deduction or credit in our tax return in future years for which we have already recorded the expense in our financial statements. Deferred tax liabilities generally represent tax items that have been deducted for tax purposes, but have not yet been recorded as expenses in our financial statements.

We believe our remaining deferred tax assets will be realized through the reversal of our existing temporary differences and the execution of available tax planning strategies. Additional valuation allowances may be required if we are unable to execute our tax planning strategies or generate future taxable income. The valuation allowance that has been established will be maintained until there is sufficient positive evidence to conclude that it is more likely than not that our deferred tax assets will be realized. When sufficient positive evidence occurs, our income tax expense will be reduced to the extent we decrease the amount of our evaluation allowance. The increase or reversal of all or a portion of our tax valuation allowance could have a significant negative or positive impact on future earnings.

Liquidity and Capital Resources

Since our initial public offering in 1997, we have primarily financed our operations, liquidity requirements, capital expenditures, and capacity expansion through cash flows from operations, and to a lesser degree through various forms of debt and leasing arrangements. As of December 31, 2004, we held cash and cash equivalents of $14.6 million.

In addition to funding basic operations, our primary uses of cash have related to capital expenditures to open new facilities, expenditures to upgrade our existing information technologies and the payment of dividends. However, we believe our existing facilities are adequate for our current operations and maintain a certain amount of excess capacity to enable us to readily provide for the demands of new clients and the increasing requirements of existing clients. Management does not anticipate the need for opening any new facilities in 2005. Management also believes in maintaining a strong and reliable information technology infrastructure which is geared toward remaining competitive in our current business and to acquire additional functionalities necessary for us to provide the highest levels of security and support for our clients and the company. Additional capital investments may be required to meet these standards.

We established a quarterly dividend policy in August 2003 and we intend to continue to pay quarterly dividends. In 2004, we used a total of $22.8 million to pay dividends. In the first quarter of 2005 we paid a dividend of $0.42 per share, or an aggregate of $6.1 million. Assuming we continue to pay a dividend at the same rate and do not issue a substantial number of shares of common stock, we will use approximately $24.6 million of cash to pay dividends in 2005. The payment of any dividends, however, will be at the discretion of our board of directors and will depend on, among other things, availability of funds, future earnings, capital requirements, contractual restrictions, our general financial condition and general business conditions.

Effective November 4, 2004, our Board of Directors authorized repurchases of up to $25 million of our common stock. The repurchase program will remain in effect until terminated by the Board of Directors, and will allow us to repurchase shares of our common stock from time to time on the open market, in block trades and in privately-negotiated transactions. Timing and amounts of repurchases will be implemented by the Chairman of the Board and will depend on market conditions and other factors. Any repurchased shares will be held as treasury stock and will be available for general corporate purposes. Any repurchases will be made in accordance with Securities and Exchange Commission rules. As of the date of this filing, no shares have been repurchased under this program.

We maintain a $10.0 million unsecured line of credit with Wells Fargo Bank West, N.A. which we use to finance regular, short-term operating expenses. Borrowing under this line of credit bears interest at the bank’s prime rate minus 1% (4.25% as of December 31, 2004). In 2004, interest expense associated with this facility totaled $64 thousand. Financial covenants under this line of credit are defined as follows: we are not permitted to incur net losses in any two consecutive quarterly periods; we were required to have a minimum tangible net worth of $85 million as of December 31, 2004; at the close of each subsequent fiscal year, we will be required to have a minimum tangible net worth equal to the minimum tangible net worth we were required to have at the end of the prior fiscal year plus 25% of net income (if positive) for that year; and we may not pay dividends or repurchase stock in amounts that would result in a breach of the credit agreement. As of December 31, 2004, we were in compliance with the financial covenants pertaining to the unsecured line of credit and $8.8 million was available under this line of credit.

In February 2004, we entered into a secured equipment loan with Wells Fargo Equipment Finance, Inc. in the amount of $10.0 million. The loan bears interest at a rate of 3.65% per annum. Principal and interest are payable in 48 monthly installments in an amount of $224,228. The loan is secured by certain furniture, telephone and computer equipment purchased with the proceeds of the loan. The remaining principal balance of this loan was $8.0 million on December 31, 2004. In 2004, interest expense associated with this loan totaled $279 thousand.

Cash from Operating Activities. Net cash provided by operating activities decreased from $27.4 million for the year ended December 31, 2003 to $23.1 million for the year ended December 31, 2004. A decline in net income from 2003 to 2004 plus an overpayment of estimated taxes in 2004 were offset by an increase in depreciation expense, resulting in the $4.3 million decrease in cash provided by operating activities.

Cash from Investing Activities. Net cash used in investing activities decreased $14.2 million from $19.6 million for the year ended December 31, 2003 to $5.4 million for the year ended December 31, 2004. Purchases of property, plant, and equipment decreased $4.4 million, from $23.9 million in 2003 to $19.5 million in 2004. In 2003, we opened four new facilities, including three that commenced operations that year and one that commenced operations in February 2004. In addition to the facility that commenced operations in February 2004, we opened two additional facilities which commenced operations July and November 2004, respectively. Proceeds from the disposition of investments available for sale increased $8.3 million and proceeds from the disposition of property, plant and equipment increased $1.5 million.

Cash from Financing Activities. Net cash used in financing activities decreased from $14.9 million for the year ended December 31, 2003 to $9.1 million for the year ended December 31, 2004. Cash provided by proceeds from borrowings was offset by increasing dividend payments in each quarter of 2004. During 2003, we did not pay dividends prior to the third quarter of 2003.

We paid a cash dividend of $0.42 per share, or an aggregate of $6.1 million, on February 24, 2005. We expect to continue to pay quarterly dividends on our common stock. The payment of any dividends, however, will be at the discretion of our board of directors and will depend on, among other things, availability of funds, future earnings, cash flow, capital requirements, contractual restrictions, our general financial condition and business conditions generally.

Foreign Currency Translation Effects. We are paid for our services with clients and subcontractors typically in U.S. dollars. Because we translate U.S. dollars into Canadian dollars to pay our expenses in Canada, our financial results in U.S. dollars are affected by changes in currency translation rates. Expenditures related to our operations in Canada increased $36.9 million Canadian, or 52.1%, from $70.8 million Canadian in 2003 to $107.7 million Canadian in 2004. In U.S. dollars, these expenditures were $51.1 million in 2003 and $83.0 million in 2004, an increase of $31.9 million, or 62.4%. If Canadian expenditures had remained constant from 2003 to 2004, the exchange rate impact from the weakening U.S. dollar from 2003 to 2004 would have been $3.5 million. Increased Canadian expenditures in 2004 resulted in an additional exchange rate impact of $1.8 million. Thus, the total exchange rate impact of the weakening U.S. dollar from 2003 to 2004 was $5.3 million.

From time to time during 2004, we entered into a Canadian dollar forward contracts with Wells Fargo Bank, pursuant to which we purchased $18.3 million Canadian dollars from March 1, 2004 through December 31, 2004 at an average price in U.S. dollars of $14.3 million to hedge our foreign currency risk. During the year ended December 31, 2004, we recorded a loss of approximately $30,000 for the settled Canadian dollar forward contracts in our consolidated statements of operations. As of December 31, 2004, we have no derivative assets or liabilities associated with foreign exchange contracts. In January 2005 we entered into several Canadian participating dollar forward contracts with Wells Fargo Bank, pursuant to which we purchased $24.9 million Canadian dollars to be delivered periodically through March 31, 2005 at a price of no more than U.S. $20.5 million and no less than U.S. $20.0 million. We plan to continue to hedge our exposure to fluctuations in the Canadian dollar relative to the U.S. dollar, primarily through the use of forward purchased contracts.

The effect of currency exchange rate changes on translation of revenue from our United Kingdom operations which we sold during the third quarter of 2004, was not substantial during the year ended December 31, 2004.

If the Canadian portion of our business continues to grow or if we expand our business into additional countries, more revenue and expenses will be denominated in foreign currencies and our exposure to fluctuations in currency exchange rates will increase.

Management believes our cash, cash equivalents, investments, anticipated cash flows from future operations, and line of credit will be sufficient to support our operations, capital expenditures, dividend payments and various repayment obligations under our debt and lease agreements for at least the next twelve months. Liquidity and capital requirements depend on many factors, including, but not limited to, our ability to retain or successfully and timely replace our principal clients and the rate at which we expand our business, whether internally or through acquisitions and strategic alliances. To the extent funds generated from sources described above are insufficient to support our activities in the short or long-term, we will be required to raise additional funds through public or private financing. Additional financing may not be available, or if available, it may not be available on terms favorable to us.

Contractual Obligations

Other than operating leases for certain equipment and real estate and commitments to purchase goods and services in the future, in each case as reflected in the table below, we have no significant off-balance sheet transactions, unconditional purchase obligations or similar instruments and we are not a guarantor of any other entities, debt or other financial obligations. The following table presents a summary of our contractual obligations and payments, by period, as of December 31, 2004:

	2005	2006	2007	2008	2009	Beyond’09	Total
			(Dollars in Thousands)
Long-term debt (1,2)	$2,580	$2,559	$2,653	$321	$—	$—	$8,113
Operating leases (3)	3,460	3,511	3,433	2,691	2,154	4,862	20,111
Purchase obligations (4)	7,283	7,145	4,171	881	—	—	19,480

Total contractual obligations	$13,323	$13,215	$10,257	$3,893	$2,154	$4,862	$47,704

(1)	Our debt associated with our Greeley North facility is forgiven at a rate of $26 per year as long as we remain in the facility.

(2)	In February of 2004 we entered into a $10,000, four-year equipment loan facility. Principal payments for the next twelve months total $2,554.

(3)	We lease facilities and equipment under various non-cancelable operating leases.

(4)	Purchase obligations include commitments to purchase goods and services that in some cases may include provisions for cancellation.

New Accounting Pronouncements

On December 17, 2003, the Staff of the Securities and Exchange Commission (SEC or the Staff) issued Staff Accounting Bulletin No. 104 (“SAB 104”), Revenue Recognition, which supersedes SAB 101, Revenue Recognition in Financial Statements. SAB 104’s primary purpose is to rescind accounting guidance contained in SAB 101 related to multiple element revenue arrangements, superseded as a result of the issuance of EITF 00-21, Accounting for Revenue Arrangements with Multiple Deliverables. SAB 104 did not have a significant impact on our consolidated statements of income or financial position.

In March 2004, the EITF reached a final consensus in Issue No. 03-01, The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments, which establishes an impairment model for cost method investments and disclosures for cost method investments. Although certain implementation issues are still being discussed by the EITF, Issue No. 03-01 became effective for the Company on July 1, 2004. The adoption of EITF Issue No. 03-01 did not have a significant impact on the Company’s consolidated results of operations or financial position.

In December 2004, the Financial Accounting Standards Board issued SFAS No. 123R, “Share-Based Payment” (SFAS123R”), which requires companies to measure and recognize compensation expense for all stock-based payments at fair value. SFAS123R is effective for all interim periods beginning June 15, 2005 and thus, will be effective for StarTek beginning with the third quarter of 2005. Early adoption is encouraged and retroactive application of the provisions of SFAS123R to the beginning of the year that includes the effective date is permitted, but not required. Based on the unvested outstanding options at December 31, 2004, we estimate the effect on the 2005 net income of adopting SFAS123R in July will be approximately $1,200.

Risk Factors

Over 80% of our revenue in the past several years has been received from our four largest clients. The loss or reduction in business from any of these clients would adversely affect our business and results of operations.

The following table represents revenue concentration of our principal clients:

	Year Ended
	December 31, (1)
	2002	2003	2004
Cingular Wireless LLC (formerly AT&T Wireless Services ,Inc)	27.0%	39.1%	44.8%
T-Mobile, a subsidiary of Deutsche Telekom	12.6%	16.5%	24.0%
AT&T Corporation	13.8%	13.4%	9.9%
Microsoft Corporation	35.7%	22.2%	9.7%

(1)	2002 and 2003 data is adjusted from previous SEC filings as discussed in Note 17.

The loss of a principal client, a material reduction in the amount of business we receive from a principal client, or the loss, delay or termination of a principal client’s product launch or service offering would adversely affect our business, revenue and operating results. We may not be able to retain our principal clients or, if we were to lose any of our principal clients, we may not be able to timely replace the revenue generated by the lost clients. In addition, the revenue we generate from our principal clients may decline or grow at a slower rate in future periods than it has in the past. In the event we lose any of our principal clients or do not receive call volumes anticipated from these clients, we may suffer from the costs of underutilized capacity because of our inability to eliminate all of the costs associated with conducting business with that client, which could exacerbate the effect that the loss of a principal client would have on our operating results and financial condition. As discussed below, our largest client during 2003 and 2004, AT&T Wireless Services, Inc., was acquired by Cingular Wireless LLC in October 2004. While the term of our agreement with AT&T Wireless was extended to December 31, 2006, and is not subject to termination for convenience or without cause, however there are no guarantees of volume and the agreement included a tiered incentive pricing structure that provides for lower pricing at higher volumes. Additional productivity gains will be necessary to offset the negative impact that lower per-minute revenue at higher volume levels will have on our margins in future periods. Cingular did not typically use outsourced services prior to acquiring AT&T Wireless and we cannot be assured that Cingular will use our services on the same scale as AT&T Wireless. Additionally, AT&T Corporation recently announced that it has signed an agreement to be acquired by SBC Communications, Inc., and there can be no assurance that if AT&T Corporation is acquired the acquirer will continue to use our services.

Our client base is concentrated in a few select industries and our strategy partially depends on a trend of companies in these industries to outsource non-core services. If these industries suffer a downturn or the trend toward outsourcing reverses, our business will suffer.

Our current client base is primarily engaged in the telecommunications and computer software industries, with over 80% of our revenue in 2004 coming from the telecommunications industry. Our business and growth is largely dependent on continued demand for our services from clients in these industries and other industries we may target in the future, and on trends in those industries to purchase outsourced services. Consolidation in our targeted industries may decrease the potential number of buyers for our services. We are particularly vulnerable on this issue given the relatively few significant customers we currently serve and the concentration of these customers in the telecommunications industry. For example, AT&T Corporation recently announced that it has signed an agreement to be acquired by SBC Communications, Inc., and there can be no assurance that if AT&T Corporation is acquired the acquirer will continue to use our services. If we lose principal clients or our service volumes decrease as a result of principal clients being acquired, our business, financial condition and results of operations could be adversely affected. Moreover, a general and continuing economic downturn in the telecommunications and technology industries or in other industries we target, or a slowdown or reversal of the trend in these industries to outsource services we provide, could adversely affect our business, results of operations, growth prospects, and financial condition.

Our markets are highly competitive. If we do not compete effectively, we may lose our existing business or fail to gain new business.

The markets in which we operate are highly competitive, and we expect competition to persist and intensify in the future. We view in-house operations of our existing and potential clients to be our most significant competitor. Many of our clients or potential clients have in-house capabilities enabling them to perform some or all of the services we provide. Our performance and growth could be impeded if clients or potential clients decide to shift to their in-house operations services they currently outsource, or if potential clients retain or increase their in-house capabilities.

Our other competitors include small firms offering limited supply chain management services, divisions of large companies and independent firms. We anticipate that competition from low-cost, offshore providers of outsourced services will increase in the near future and that such providers will remain an important competitor group. A number of our competitors have or may develop greater name recognition or financial and other resources than we have. Similarly, additional competitors with greater name recognition and resources than we have may enter the markets in which we operate. Some competitors may offer a broader suite of services than we do, which may result in potential clients consolidating their use of outsourced services with our competitors rather than using our services. Competitive pressures from current or future competitors could also result in substantial price erosion, which could adversely affect our revenue, margins, and financial condition.

Our contracts generally do not contain minimum purchase requirements and can generally be terminated by our customers on short notice without penalty.

We typically enter into written agreements with each client for our services, although we perform some supply chain management services on a purchase order basis. We seek to sign multi-year contracts with our clients, however these contracts generally permit termination upon 30 to 90 days notice by our clients; do not designate us as our clients’ exclusive outsourced services provider; do not penalize our clients for early termination; hold us responsible for work performed that does not meet pre-defined specifications; and do not contain minimum purchase requirements or volume commitments.

Accordingly, we face the risk that our clients may cancel contracts we have with them, which may adversely affect our results. If a principal client cancelled our contract with them, our results would suffer. In addition, because the amount of revenue generated from any particular client is generally dependent on end customers’ purchase and use of that client’s products, our business depends in part on the success of our clients’ products. The number of customers who are attracted to the products of our clients may not be sufficient or our clients may not continue to develop new products that will require our services, in which case it may be more likely for our clients to terminate their contracts with us. Moreover, clients who may not terminate their contacts with us without cause could generally reduce the volume of services they outsource to us, which would have an adverse effect on our revenue.

The revenue we receive from Microsoft Corporation has declined in recent periods and we believe will continue to decline throughout 2005. If we are unable to replace this revenue, our business and results of operations will be adversely affected.

The revenue we generate from Microsoft Corporation, which is primarily from sales of supply chain management services, has steadily declined over the past several years, decreasing from a high of $159.1 million in 1999 to $25.1 million in 2004. We expect that the revenue we receive from Microsoft Corporation will continue to decline throughout 2005 and may become an insignificant portion of our overall revenue stream in subsequent years. While we hope to replace this business with other supply chain management clients or by selling other business process outsourced services to new and existing clients, we may not be successful in these efforts. Due to the continued decline in revenues and margin, there can be no assurances that StarTek will continue to offer this service in the future. If we are unable to maintain or build our supply chain management services business we may be required to seek alternatives which may include the disposal or shut down of our facilities dedicated to such services.

Our existing and potential clients are currently decreasing the number of vendors they are using to outsource their business process services. If we lose more business than we gain as a result of this consolidation, our business and results of operations will be adversely affected.

Our existing clients, such as Microsoft Corporation, as well as a number of clients we are currently targeting, have begun to decrease the number of firms they rely on to outsource their business process outsourced services. We believe these clients are taking this action in order to increase accountability and decrease their costs. If this consolidation results in us losing one or more of our clients, our business and results of operations will be adversely affected. In addition, this consolidation could make it more difficult for us to secure new clients, which could limit our growth opportunities.

We generate revenue based on the demand for, and inquiries generated by, our clients’ products and services. If our clients’ products and services are not successful or do not generate the anticipated call volumes, our revenue and results of operations will be adversely affected.

In substantially all of our client relationships, we generate revenue based, in large part, on the amount of products and services demanded by our clients’ customers. The amount of our revenue also depends on the number and duration of customer inquiries. Consequently, the amount of revenue generated from any particular client is dependent upon consumers’ interest in and use of that client’s products or services. In addition, if the reliability of our customers’ product or services increases as a result of technological improvements, the volume of calls that we service may be reduced. If customer interest in or increased reliability of any products or services offered by our clients and for which we provide outsourced services result in reduced service volumes, our business process management services revenue would be diminished. StarTek utilizes forecasts made by our clients based on demand from their customers. If the actual call volumes are materially different than the forecasted volumes, our financial results could be adversely affected.

We face considerable pricing pressure in our business, and if we are not able to continually increase our productivity our gross margins and results of operations may be adversely affected.

Our strategy depends in part on our ability to continually increase the productivity level we are able to achieve. We face significant price pressure arising from our clients’ desire to decrease their operating costs, and from other competitors operating in our targeted markets. Price pressure may be more pronounced during periods of economic uncertainty. In addition, our contract with our largest customer contains a tiered pricing structure, under which pricing declines as service volumes increase. Accordingly, our ability to maintain our operating margins depends on our ability to continually improve our productivity and reduce our operating costs. If we are not able to achieve sufficient improvements in productivity to adequately compensate for decreases in the prices we can charge for our services, our results of operations will be adversely affected. In 2004, our gross margins declined to 24.1% compared to 26.2% in 2003, partially attributable to the tiered pricing structure with our largest client.

If the value of our portfolio of investment securities declines, our results of operations will suffer.

Approximately 14.6% of our total assets as of December 31, 2004 consisted of investment securities. We have made investments in publicly-traded debt, equity and equity-linked securities, and the market prices of the securities have been volatile. We have also invested in limited partnerships that own marketable securities, and we are generally unable to sell these limited partnership interests or withdraw our capital from these investment partnerships without 30 to 60 days prior notice to the general partner. We periodically review investments available for sale for other than temporary declines in fair value, and write down investments to their fair value when such a decline has occurred. In 2002 we recognized a loss on impaired investments totaling $6.2 million related to a decline in the value of investments we determined to be other than temporary. Unrealized gains or losses on investments acquired as trading securities are recognized as they occur. Future adverse changes in market conditions or poor operating results of companies in which we have invested could result in losses. In addition, we have recently implemented a more conservative investment policy and the resulting lower returns may adversely impact our operating results.

We have experienced significant management turnover and need to recruit additional management personnel.

In January 2005, we hired a new Chief Financial Officer, Steven D. Butler, who was appointed President and Chief Executive Officer on an interim basis following the resignation of our former Chief Executive Officer on February 16, 2005. The Board of Directors has formed a special committee of its independent directors, chaired by Albert C. Yates, to initiate a search for a permanent President and Chief Executive Officer. In addition, we have hired a number of management-level employees in the past two years, and some of those employees are no longer employed by us. We are seeking to replace certain of these personnel as well as continuing to recruit key management positions as warranted. Competition for qualified management personnel is intense and we cannot be assured that we will be able to recruit suitable candidates.

High turnover of senior management can adversely impact our stock price and our customer relationships, and may make recruiting for future management positions more difficult. In addition, we must successfully integrate any new management personnel that we hire within our organization in order to achieve our operating objectives, and changes in other key management positions may temporarily affect our financial performance and results of operations as new management becomes familiar with our business. Accordingly, our future financial performance will depend to a significant extent on our ability to motivate and retain key management personnel.

We depend on our key management personnel and the loss of service of one or more key executives could cause our business to suffer.

Our success is dependent on the skills and efforts of our senior management, particularly our Chief Financial Officer and acting Chief Executive Officer, Steven D. Butler, and our Chairman, A. Emmet Stephenson, Jr. Although Mr. Butler has signed a non-compete agreement, we do not have a long-term employment agreement currently in place. The loss of Mr. Butler or Mr. Stephenson, or our inability to hire and retain other qualified officers, directors and key employees could have an adverse effect on our growth prospects, results of operations, and financial condition.

Failure to implement technological advancements could make our services less competitive.

Technologies that our clients or competitors already possess or may in the future develop or acquire may decrease the costs or increase the efficiency of services with which we compete. For instance, software downloading and changes in software packaging have adversely affected demand for our supply chain management services. As a result, our supply chain management services, which once constituted the majority of our business, have declined significantly as we have shifted our focus and resources to providing business process management services. Other aspects of our business could be similarly affected by technological changes in business services. We believe that to remain competitive we must continue to invest in technology to be able to compete for new business and maintain service levels for clients. We may not be able to develop and market any new services that use or effectively compete with existing or future technologies, and any such services may not be commercially successful. Furthermore, our competitors may have greater resources to devote to research and development than we do, and accordingly may have an ability to develop and market new technologies with which we are not able to successfully compete.

Several constraints may impede our ability to grow our business.

Our future growth depends on our ability to initiate, develop and maintain new client relationships, as well as our ability to maintain relationships with our existing principal clients. To generate opportunities for new business from existing clients as well obtaining new clients we may need to recruit specialized sales and marketing staff and introduce new products and services.

If we do not effectively manage our growth or control costs related to growth, our results of operations will suffer.

We intend to grow our business by expanding our client base and increasing the services we provide to existing clients. Growth could place significant strain on our management, employees, operations, operating and financial systems, and other resources. To accommodate significant growth we would be required to expand and improve our information systems and procedures and train, motivate, and manage a growing workforce, all of which would increase our costs. Our systems, procedures, and personnel may not be adequate to support our future operations. Further, we may not be able to maintain or accelerate our current growth, effectively manage our expanding operations, or achieve planned growth on a timely and profitable basis. If we are unable to manage our growth efficiently or if growth does not occur, our business, results of operations, and financial condition could suffer.

Our operating results may be adversely affected if we are unable to maximize our facilities capacity utilization.

Our profitability is influenced by our facilities capacity utilization. The majority of our business involves technical support and customer care services initiated by our clients’ customers, and as a result our capacity utilization varies and demands on our capacity are, to some degree, beyond our control. We have experienced periods of idle capacity, particularly in our multi-client supply chain management facilities. In addition, we have experienced, and in the future may experience, idle peak period capacity when we open a new facility or terminate or complete a large client program. These periods of idle capacity may be exacerbated if we expand our facilities or open new facilities in anticipation of new client business, because we generally do not have the ability to require a client to enter into a long-term contract or to require clients to reimburse us for capacity expansion costs if they terminate their relationship with us or do not provide us with anticipated service volumes. From time to time, we assess the expected long-term capacity utilization of our facilities. Accordingly, we may, if deemed necessary, consolidate or close under-performing facilities in order to maintain or improve targeted utilization and margins. There can be no assurance that we will be able to achieve or maintain optimal facilities capacity utilization.

If we are not able to hire and retain qualified employees, our ability to service our existing customers and retain new customers will be adversely affected.

Our success is largely dependent on our ability to recruit, hire, train, and retain qualified employees. Our business is labor intensive and, as is typical for our industry, continues to experience relatively high personnel turnover. Our operations, especially our technical support and customer care services, generally require specially trained employees. Increases in our employee turnover rate could increase our recruiting and training costs and decrease our operating efficiency and productivity. Also, the addition of new clients or implementation of new projects for existing clients may require us to recruit, hire, and train personnel at accelerated rates. We may not be able to successfully recruit, hire, train, and retain sufficient qualified personnel to adequately staff for existing business or future growth, particularly when we undertake new client relationships in industries in which we have not previously provided services. We intend to enter the financial services and health care markets, which may require us to recruit, hire and train personnel with experience relevant to those industries. In addition, because a substantial portion of our operating expenses consists of labor related costs, labor shortages or increases in wages (including minimum wages as mandated by the U.S. federal government, employee benefit costs, employment tax rates, and other labor related expenses) could cause our business, operating profits, and financial condition to suffer. Some of our Canadian employees have attempted to organize a labor union, which if successful could further increase our recruiting and training costs and could decrease our operating efficiency and productivity.

Our lack of a significant international presence outside of North America may adversely affect our ability to serve existing customers or limit our ability to obtain new customers.

Although we currently conduct operations in Canada, we do not have a significant presence outside of North America. This lack of international operations outside of North America could adversely affect our business if one or more of our customers decide to move their existing business process management services offshore. Our lack of a significant international presence outside of North America may also limit our ability to gain new clients who may require business process service providers to have this flexibility.

The movement of business process management services to other countries has been extensively reported by the press. Most analysts continue to believe that many outsourced services will continue to migrate to other countries with lower wages than those prevailing in the United States. Accordingly, unless and until we develop additional international operations outside of North America, we may be competitively disadvantaged versus a number of our competitors who have already devoted significant time and money to operating offshore. If we decide to open facilities in or otherwise expand into additional countries, we may not be able to successfully establish operations in the markets that we target.

We face risks inherent in conducting business in Canada.

International operations, which prior to February 2002 included operations in Singapore and prior to October 2004 operations in the United Kingdom in addition to our current operations in Canada, accounted for 43.4% of our revenue in 2004, 32.3% of our revenue in 2003 and 24.3% of our revenue in 2002. There are risks inherent in conducting international business, including competition from local businesses or established multinational companies, who may have firmly established operations in particular foreign markets giving them an advantage regarding labor and material costs; potentially longer working capital cycles; unexpected changes in foreign government programs, policies, regulatory requirements, and labor laws; and difficulties in staffing and effectively managing foreign operations.

One or more of these factors may have an impact on our international operations. Our lack of significant international operating experience may result in any of these factors impacting us to a greater degree than they impact our competitors. To the extent one or more of these factors impact our international operations, it could adversely affect our business, results of operations, growth prospects, and financial condition as a whole.

Our operations in Canada subject us to the risk of currency exchange fluctuations.

Because we conduct a material portion of our business in Canada, we are exposed to market risk from changes in the value of the Canadian dollar. Fluctuations in exchange rates impact our results though translation and consolidation of the financial results of our foreign operations, and therefore may impact our results of operations and financial condition. A significant change in the value of the U.S. dollar against the Canadian dollar may have a negative impact on our results. Our results of operations have been negatively impacted by the increase in the value of the Canadian dollar in relation to the value of the U.S. dollar during 2003 and 2004 because our contracts are denominated in U.S. dollars while our costs of doing business in Canada are denominated in Canadian dollars. The total exchange rate impact of the weakening U.S. dollar from 2003 to 2004 was $5.3 million. Further increases in the value of the Canadian dollar or currencies in other foreign markets in which we may operate in relation to the value of the U.S. dollar would further increase such costs and adversely affect our results of operations. Because our results of operations have been impacted by fluctuations in the Canadian dollar, we engaged in limited hedging activities relating to our exposure to such fluctuations in 2004. We intend to continue hedging activities in 2005. However, currency hedges will not eliminate our exposure to fluctuations in the Canadian dollar.

If we experience an interruption to our business, our results of operations may suffer.

Our operations depend on our ability to protect our facilities, clients’ products, confidential client information, computer equipment, telecommunications equipment, and software systems against damage from internet interruption, fire, power loss, telecommunications interruption, e-commerce interruption, natural disaster, theft, unauthorized intrusion, computer viruses, other emergencies, and the ability of our suppliers to deliver component parts quickly. We maintain procedures and contingency plans to minimize the detrimental impact of adverse events, but if such an event occurs our procedures and plans may not be successful in protecting us from losses or interruptions. In the event we experience temporary or permanent interruptions or other emergencies at one or more of our facilities, our business could suffer and we may be required to pay contractual damages to our clients, or allow our clients to renegotiate their arrangements with us. Although we maintain property and business interruption insurance, such insurance may not adequately or timely compensate us for all losses we may incur. Further, our telecommunication systems and networks, and our ability to timely and consistently access and use telephone, internet, e-commerce, e-mail, facsimile connections, and other forms of communication are substantially dependent upon telephone companies, internet service providers, and various telecommunication infrastructures. If such communications are interrupted on a short- or long-term basis, our services would be similarly interrupted and delayed.

If we fail to pay quarterly dividends to our common stockholders the market price of our shares of common stock could decline.

On February 24, 2005, we paid a cash dividend of $0.42 per share of common stock, or $6.1 million in the aggregate, to our stockholders of record on February 11, 2005. We also declared and paid dividends during each fiscal quarter of 2004. See “Dividend Policy.”

     Our ability to pay quarterly dividends will be at the discretion of our board of directors and will depend on, among other things, availability of funds, future earnings, cash flow, capital requirements, contractual restrictions, our general financial condition and business conditions generally. The terms of our $10 million line of credit prohibit us from paying dividends in an amount that would cause us to fail to meet our financial covenants. See “Liquidity and Capital Resources” above. Any reduction or discontinuation of quarterly dividends could cause the market price of our shares of common stock to decline significantly. In addition, in the event our payment of quarterly dividends is reduced or discontinued, our failure or inability to resume paying dividends at historical levels could result in a persistently low market valuation of our shares of common stock.

Our quarterly operating results have historically varied and may not be a good indicator of future performance.

We have experienced and expect to continue to experience, quarterly variations in revenue and operating results as a result of a variety of factors, many of which are outside our control, including the timing of existing and future client product launches or service offerings; unanticipated volume fluctuations; expiration or termination of client projects; timing and amount of costs incurred to expand capacity in order to provide for further revenue growth from existing and future clients; seasonal nature of some clients’ businesses and changes in the amount and growth rate of revenue generated from our principal clients.

In addition, our revenue has historically been higher in the fourth quarter of each calendar year than in other quarters due to timing of client marketing programs and product launches, which are typically geared toward the holiday buying season. As a result of the decrease in our supply chain management business over the past several years, as well as a shift in the mix of services we provide, we are not currently experiencing the same level of seasonal fluctuations in our business as we have in the past. However, changes in the mix of services we provide our clients or entering into contracts with new clients may increase our exposure to seasonal fluctuations.

Our operating costs may increase as a result of higher labor costs.

During the recent economic downturn, we, like a number of companies in our industry, sought to limit our labor costs by limiting salary increases and payment of cash bonuses to our employees. If the recent economic upturn in the United States continues or accelerates, we may need to increase salaries or otherwise compensate our employees at higher levels in order to remain competitive and avoid losing personnel. Higher salaries or other forms of compensation are likely to increase our cost of operations, and if such cost increases are not more than offset by increased revenue they will adversely affect our financial results. Some of our Canadian employees have attempted to organize a labor union, which if successful could further increase our recruiting and training costs and could decrease our operating efficiency and productivity.

Increases in the cost of telephone and data services or significant interruptions in such services could adversely affect our business.

We depend on telephone and data service provided by various local and long distance telephone companies. Because of this dependence, any change to the telecommunications market that would disrupt these services or limit our ability to obtain services at favorable rates could affect our business. We have taken steps to mitigate our exposure to the risks associated with rate fluctuations and service disruption by entering into long-term contracts. There is no obligation, however, for these vendors to renew their contracts with us or to offer the same or lower rates in the future, and such contracts are subject to termination or modification for various reasons outside of our control. A significant increase in the cost of telephone services that is not recoverable through an increase in the price of our services, or any significant interruption in telephone services, could seriously affect our business.

Compliance with Securities and Exchange Commission rules requiring that we and our independent auditors assess the effectiveness of our internal controls over financial reporting may have adverse consequences.

Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”) requires our management, on an annual basis, to assess the effectiveness of our internal control over financial reporting. Our independent auditors are then required to attest to this assessment. We have completed the process of documenting and testing our internal control over financial reporting as of December 31, 2004, in order to satisfy the requirements of Section 404, and the reports of our management and our independent auditors relating to our internal control over financial reporting are stated elsewhere in this Annual Report on Form 10-K. We devoted significant resources to this process in the last six months of 2004 and the first quarter of 2005, including time and energy of senior management, fees paid to a third party consultant, and additional fees paid to our independent auditors. Approximately $1.2 million of selling, general and administrative expense for the year ended December 31, 2004 is attributable to compliance with Section 404, and if we incur significant expense relating to future compliance with Section 404, our operating results will be adversely impacted.

During the course of our internal control testing, we identified certain deficiencies that we believe require remediation, which will require additional management time and other resources. In addition, as our business develops and grows, we will be required to adapt our internal control systems and procedures to conform to our current business, and we will continue to work to improve our controls and procedures and to educate our employees in an effort to maintain an effective controls environment. However, if internal control deficiencies arise in the future, we may not be able to remediate such deficiencies timely. As a consequence, we may have to disclose in future filings with the SEC any significant deficiencies or material weaknesses in internal controls over our financial reporting system. Disclosures of this type could cause investors to lose confidence in our financial reporting and may negatively affect our stock price. Moreover, effective internal controls are necessary to produce reliable financial reports and to prevent fraud. If we have deficiencies in our internal controls over financial reporting it may negatively impact our business and operations.

Geopolitical military conditions, including terrorist attacks and other acts of war, may materially and adversely affect the markets in which we operate and our results of operations.

Terrorist attacks and other acts of war, and any response to them, may lead to armed hostilities and such developments could cause substantial business uncertainty. Such uncertainty could result in potential clients being reluctant to enter into new business relationships, which would adversely affect our ability to win new business. Armed hostilities and terrorism may also directly impact our facilities, personnel and operations, as well as those of our suppliers and customers. Furthermore, severe terrorist attacks or acts of war may result in temporary halts of commercial activity in the affected regions, possibly resulting in reduced demand for our services. These developments could impair our business and depress the trading price of our common stock.

Our largest stockholder, together with members of his family, have the ability to significantly influence corporate actions.

A. Emmet Stephenson, Jr., our Chairman of the Board and co-founder, and his wife Toni E. Stephenson, own 28% of our outstanding common stock currently. Under an agreement we have entered into with Mr. Stephenson, so long as Mr. Stephenson, together with members of his family, beneficially owns 10% or more but less than 30% of our outstanding common stock, Mr. Stephenson will be entitled to designate one of our nominees for election to the board. In addition, our bylaws allow that any holder of 10% or more of our outstanding common stock may call a special meeting of our stockholders. The concentration of voting power in Mr. and Mrs. Stephenson’s hands, and the control Mr. Stephenson may exercise over us as our Chairman and as described above, may discourage, delay or prevent a change in control that might otherwise benefit our stockholders.

Our stock price has been volatile and may decline significantly and unexpectedly.

The market price of our common stock has been volatile and could be subject to wide fluctuations in response to quarterly variations in our operating results, changes in management, our success in implementing our business and growth strategies, announcements of new contracts or contract cancellations, announcements of technological innovations or new products and services by us or our competitors, changes in financial estimates by securities analysts, the perception that significant stockholders may sell or intend to sell their shares or other events or factors we cannot currently foresee. Additionally, the stock market has experienced substantial price and volume fluctuations that have affected the market prices of equity securities of many companies, and that have often been unrelated to the operating performance of such companies. These broad market fluctuations may adversely affect the market price of our common stock. Additionally, because our common stock trades at relatively low volume levels, any change in demand for our stock can be expected to substantially influence market prices thereof. The trading price of our stock varied from a low of $26.59 to a high of $43.15 during 2004, and closed at $17.48 on March 14, 2005.

APPENDIX D

STARTEK, INC. AND SUBSIDIARIES

QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK

The following discusses our exposure to market risks related to changes in interest rates and other general market risks, equity market prices, and foreign currency exchange rates as of December 31, 2004. All of our investment decisions are supervised or managed by our Chairman of the Board. This discussion contains forward-looking statements subject to risks and uncertainties. Actual results could vary materially as a result of a number of factors, including but not limited to, changes in interest and inflation rates or market expectations thereon, equity market prices, foreign currency exchange rates, and those set forth in “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Risk Factors.”

Interest Rate Sensitivity and Other General Market Risks

Cash and Cash Equivalents. At December 31, 2004, we had $14.6 million in cash and cash equivalents, which consisted of: (i) $12.8 million invested in various money market funds and overnight investments at a combined weighted average interest rate of approximately 1.46%; and (ii) $1.8 million in various non-interest bearing accounts. Cash and cash equivalents are not restricted. We paid cash dividends to stockholders of $0.38 per share in February, 2004, $0.39 per share in May 2004, $0.40 per share in August 2004, $0.41 per share in November 2004, and $0.42 per share in February 2005. We consider cash equivalents to be short-term, highly liquid investments readily convertible to known amounts of cash, and so near their maturity they present insignificant risk of changes in value because of changes in interest rates. We do not expect any substantial loss with respect to our cash and cash equivalents as a result of interest rate changes, and the estimated fair value of our cash and cash equivalents approximates original cost.

Outstanding Debt. We believe a hypothetical 10.0% increase in interest rates would not have a material adverse effect on us. Increases in interest rates would, however, increase interest expense associated with future variable-rate borrowings by us, if any. For example, from time to time we effect borrowings under our $10.0 million line of credit for general corporate purposes, including working capital requirements, capital expenditures, and other purposes related to expansion of our capacity. Borrowings under the $10.0 million line of credit bear interest at the lender’s prime rate less 1% (4.25% as of December 31, 2004). As of December 31, 2004 we were in compliance with the financial covenants pertaining to the line of credit, and no balance was outstanding under the line of credit.

Investments Available for Sale. At December 31, 2004, we had investments available for sale which, in the aggregate, had a basis and fair market value of $21.0 million and $21.9 million, respectively. At December 31, 2004, investments available for sale generally consisted of investment-grade and non investment-grade corporate bonds, convertible bonds, mutual funds, and equity securities . Our investment portfolio is subject to interest and inflation rate risks and will fall in value if market interest and/or inflation rates or market expectations relating to these rates increase.

A substantial decline in values of equity securities and equity prices in general would have a material adverse effect on our equity investments. Also, prices of common stocks we hold could generally be expected to be adversely affected by increasing inflation or interest rates or market expectations thereon, poor management, shrinking product demand, and other risks that may affect single companies or groups of companies, as well as adverse general economic conditions. At times we have partially hedged against some equity price changes through our investment policy and diversified portfolio; however, our hedging activities do not provide material protection against price fluctuations in the securities we hold in our investment profile. At December 31, 2004 we had no option contracts that were classified as investments available for sale.

From time to time we purchase or write option contracts to partially hedge against fluctuations in the value of our investment portfolio. All such options are publicly-traded with standard market terms. Such options are classified as either available for sale or trading securities in accordance with Statement of Financial Accounting Standards No. 115 (“SFAS No. 115”) Accounting for Certain Investments in Debt and Equity Securities and recorded at fair value with changes in fair value recognized in other comprehensive income or current period earnings, respectively. We do not designate such options as hedging instruments pursuant to Statement of Financial Accounting Standards No. 133 (“SFAS No. 133”) Accounting for Derivatives and Hedging Activities.

Historically options have been an immaterial part of our overall investment portfolio, and we expect our use of options to decline in the future. As a result, we expect options will be an immaterial part of our overall risk management approach in the future.

Fair market value of and estimated cash flows from our investments in corporate bonds are substantially dependent upon credit worthiness of certain corporations expected to repay their debts to us. If such corporations’ financial condition and liquidity adversely changes, our investments in these would be materially and adversely affected.

The table below provides information as of December 31, 2004 about maturity dates and corresponding weighted average interest rates related to certain of our investments available for sale:

	Weighted
	Average	Expected Maturity Date
	Interest	-Basis-
	Rates	1 Year	2 Years	3 Years	4 Years	5 Years	Thereafter	Total	Fair Value
				(Dollars in thousands)
Corporate bonds	6.91%	$4,443						$4,443	$4,373
Corporate bonds	8.15%		$2,395					$2,395	$2,620
Corporate bonds	8.52%			$3,609				$3,609	$4,009
Corporate bonds	8.80%					$1,646		$1,646	$1,594

Total	7.89%	$4,443	$2,395	$3,609	$—	$1,646	$—	$12,093	$12,596

Management believes we have the ability to hold the foregoing investments until maturity, and therefore, if held to maturity, we would not expect the future proceeds from these investments to be affected, to any significant degree, by the effect of a sudden change in market interest rates.

Trading Securities. We were invested in trading securities which had an original cost and fair market value at December 31, 2004 of $2.1 million and $2.9 million, respectively. At December 31, 2004, trading securities consisted of alternative investment partnerships and put option contracts written. Trading securities were held to meet short-term investment objectives. As part of trading securities, we may write option contracts on equity securities. Our exposure relating to call options we write on securities we do not hold in our investment portfolio increases as the value of the underlying security increases, and therefore is technically unlimited. As of December 31, 2004, we had sold put options for a total of 3,000 shares of U.S. equity securities. These options expired on January 22, 2005 with no material impact to the financial condition of the Company.

We do not consider the risk of loss regarding our current investments in the event of nonperformance by any party to be substantial. Due to the potential limited liquidity of some of these instruments, the most recently traded price may be different from values that might be realized if we were to sell or close out the transactions. Management does not believe such differences are substantial to our results of operations, financial condition, or liquidity. Put option contracts we write, if any, may involve elements of credit and market risks in excess of the amounts recognized in our financial statements. A substantial decline and/or change in value of equity securities, equity prices in general, international equity mutual funds, investments in limited partnerships, and/or call and put options could have a material adverse effect on our portfolio of trading securities. Also, trading securities could be materially and adversely affected by increasing interest and/or inflation rates or market expectations thereon, poor management, shrinking product demand, and other risks that may affect single companies or groups of companies, as well as adverse economic conditions generally.

Foreign Currency Exchange Risks

Our Canadian subsidiary’s functional currency is the Canadian dollar, which is used to pay labor and other operating costs in Canada. If an arrangement provides for us to receive payments in a foreign currency, revenue realized from such an arrangement may be lower if the value of such foreign currency declines. Similarly, if an arrangement provides for us to make payments in a foreign currency, cost of services and operating expenses for such an arrangement may be higher if the value of such foreign currency increases. For example, a 10% change in the relative value of such foreign currency could cause a related 10% change in our previously expected revenue, cost of services, and operating expenses. If the international portion of our business continues to grow, more revenue and expenses will be denominated in foreign currencies, which increases our exposure to fluctuations in currency exchange rates.

A total of 37.1% of our expenses for the year ended December 31, 2004 were paid in Canadian dollars. Our U.S. and Canadian operations generate revenues denominated in U.S. dollars. Prior to 2004, we did not hedge against foreign currency exchange rate changes related to our international operations. From time to time during 2004, we entered into Canadian dollar forward contracts with Wells Fargo Bank, pursuant to which we purchased $18.3 million Canadian dollars from March 1, 2004 through December 31, 2004 at an average price in U.S. dollars of $14.3 million to hedge our foreign currency risk. During the year ended December 31, 2004, we recorded a loss of approximately $30 thousand for the settled Canadian dollar forward contracts in our consolidated statements of operations. As of December 31, 2004, we have no derivative assets or liabilities associated with foreign exchange contracts. In January 2005, we entered into several Canadian dollar forward contracts with Wells Fargo Bank, pursuant to which we purchased $24.9 million Canadian dollars to be delivered periodically through March 31, 2005 at a price of no more than U.S. $20.5 million and no less than U.S. $20.0 million. We plan to continue to hedge our exposure to fluctuations in the Canadian dollar relative to the U.S. dollar, primarily through the use of forward purchased contracts.

The Company has elected cash flow hedge accounting under SFAS No. 133 in order to associate the results of the hedges with forecasted future expenses. The current mark-to-market gain/loss is reflected in Other Comprehensive Income in the balance sheet and will be re-classified to operations as the forecasted expenses are incurred.

Inflation and General Economic Conditions

Although management cannot accurately anticipate effects of domestic and foreign inflation on our operations, management does not believe inflation has had, or is likely in the foreseeable future to have, a material adverse effect on our results of operations or financial condition.

APPENDIX E

Evaluation of Disclosure Controls and Procedures

As of the end of the period covered by this report, we carried out an evaluation, under the supervision and with the participation of our management, including our Chief Executive Officer and Chief Financial Officer, of the effectiveness of the design and operation of our disclosure controls and procedures (as defined in Rules 13a-15(e) under the Securities Exchange Act of 1934. Based on such evaluation, our Chief Financial Officer and acting Chief Executive Officer has concluded that, as of the end of such period, our disclosure controls and procedures are effective and are reasonably designed to ensure that all material information relating to us required to be included in our reports filed or submitted under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the Securities and Exchange Commission.

Management’s Report on Internal Control over Financial Reporting

Our management is responsible for establishing and maintaining adequate internal control over financial reporting, as such term is defined in Exchange Act Rules 13a-15(f) and 15d-15(f). Under the supervision and with the participation of our management, including our Chief Financial Officer and acting Chief Executive Officer, we conducted an evaluation of the effectiveness of our internal control over financial reporting as of December 31, 2004 based on the framework in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). Based on that evaluation, our management concluded that our internal control over financial reporting was effective as of December 31, 2004.

Management’s assessment of the effectiveness of our internal control over financial reporting as of December 31, 2004 has been audited by Ernst & Young LLP, an independent registered public accounting firm, as stated in their report which is included elsewhere herein.

Changes in Internal Control over Financial Reporting

During the most recently completed fiscal quarter, we made changes in our internal control over financial reporting to address the material weakness identified during the third quarter of 2004. All matters identified relating to the financial close process and the vacancies in key accounting positions have been remediated. We prepared comprehensive documentation of our routine accounting policies and procedures, which are based on accounting principles generally accepted in the United States. Our accounting personnel have been trained regarding the application of such policies and procedures. Additionally, we formally established, implemented and documented our accounting policies and procedures pertaining to non-routine transactions and judgment processes. Reconciliation of general ledger accounts are now being performed. We have employed qualified candidates to fill the vacancies in key positions within the accounting department as well as assessed the skill sets of certain members of our staff. The overall coordination of our accounting and reporting processes has been reviewed, assessed, and adjusted as a result of our internal control remediation and testing.

Our management, including our Chief Executive Officer and Chief Financial Officer, does not expect that our disclosure controls or our internal controls will prevent all possible errors or fraud. A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. Further, the design of a control system must reflect the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, within our company have been detected. These inherent limitations include the realities that judgments in decision-making can be faulty, and that breakdowns can occur because of simple error or mistake. Additionally, controls can be circumvented by the individual acts of some persons, by collusion of two or more people, or by management override of the control. The design of any system of controls also is based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions; over time, controls may become inadequate because of changes in conditions, or the degree of compliance with the policies or procedures may deteriorate. Because of the inherent limitations in a cost-effective control system, misstatements due to error or fraud may occur and not be detected.

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders of StarTek, Inc.

We have audited management’s assessment, included in the accompanying Management’s Report on Internal Control over Financial Reporting, that StarTek, Inc. maintained effective internal control over financial reporting as of December 31, 2004, based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (the “COSO criteria”). StarTek Inc.’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting. Our responsibility is to express an opinion on management’s assessment and an opinion on the effectiveness of the Company’s internal control over financial reporting based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, evaluating management’s assessment, testing and evaluating the design and operating effectiveness of internal control, and performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, management’s assessment that StarTek, Inc. maintained effective internal control over financial reporting as of December 31, 2004, is fairly stated, in all material respects, based on the COSO criteria. Also, in our opinion, StarTek, Inc. maintained, in all material respects, effective internal control over financial reporting as of December 31, 2004 based on the COSO criteria.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheets of StarTek, Inc. and subsidiaries as of December 31, 2003 and 2004, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the three years in the period ended December 31, 2004 and our report dated March 15, 2005 expressed an unqualified opinion thereon.

/s/ Ernst & Young LLP

Denver, Colorado
March 15, 2005

STARTEK, INC. AND SUBSIDIARIES

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS, SUPPLEMENTARY DATA AND
FINANCIAL STATEMENT SCHEDULES

Financial Statements.

Financial Statement Schedules

Note: All schedules have been included in the Consolidated Financial Statements or notes thereto.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders of StarTek, Inc.

We have audited the accompanying consolidated balance sheets of StarTek, Inc. and subsidiaries as of December 31, 2003 and 2004, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the three years in the period ended December 31, 2004. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of StarTek, Inc. and subsidiaries at December 31, 2003 and 2004, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2004, in conformity with U.S. generally accepted accounting principles.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the effectiveness of StarTek, Inc.’s internal control over financial reporting as of December 31, 2004, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated March 15, 2005 expressed an unqualified opinion thereon.

/s/ Ernst & Young LLP

Denver, Colorado
March 15, 2005

STARTEK, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2003	2004
	(Dollars in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$5,955	$14,609
Investments	41,812	24,785
Trade accounts receivable, less allowance for doubtful accounts of $790 and $357 in 2003 and 2004, respectively	43,388	51,291
Inventories	1,720	430
Income tax receivable	805	12,344
Deferred tax assets	2,250	2,875
Prepaid expenses and other assets	907	2,180

Total current assets	96,837	108,514
Property, plant and equipment, net	54,563	59,760
Long-term deferred tax assets	1,743	1,521
Other assets	464	224

Total assets	$153,607	$170,019

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,917	$7,464
Accrued liabilities:
Accrued payroll	4,858	5,950
Accrued compensated absences	4,530	4,368
Other accrued liabilities	922	521
Current portion of long-term debt	26	2,580
Short-term borrowings	—	1,250
Other current liabilities	358	1,786

Total current liabilities	19,611	23,919
Long-term debt, less current portion	78	5,533
Other	918	3,684

Total Liabilities	20,607	33,136
Stockholders’ equity:
Common stock, 32,000,000 shares, $0.01 par value, authorized; 14,351,011 and 14,606,011 shares issued and outstanding at December 31, 2003 and 2004, respectively	144	146
Additional paid-in capital	53,917	59,736
Cumulative translation adjustment	446	1,266
Unrealized gain on investments available for sale	1,462	549
Retained earnings	77,031	75,186

Total stockholders’ equity	133,000	136,883

Total liabilities and stockholders’ equity	$153,607	$170,019

See notes to consolidated financial statements.

STARTEK, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2002	2003	2004
	(Dollars in thousands, except per share data)
Revenue	$200,370	$225,408	$258,120
Cost of services	150,271	166,310	195,863

Gross profit	50,099	59,098	62,257
Selling, general and administrative expenses	20,510	25,797	27,878

Operating profit	29,589	33,301	34,379
Net interest income and other	1,986	4,048	3,532
Loss on impaired investments	(6,210)	—	—

Income from continuing operations before income taxes	25,365	37,349	37,911
Income tax expense	9,385	13,915	14,370

Income from continuing operations (A)	15,980	23,434	23,541
Discontinued operations:
Loss from operations of discontinued operations	(1,292)	(2,002)	(1,841)
Loss from disposal of discontinued operations	—	—	(2,316)
Income tax benefit	478	766	1,592

Loss on discontinued operations(B)	(814)	(1,236)	(2,565)

Net income (C)	$15,166	$22,198	$20,976

Weighted average shares of common stock (D)	14,140,765	14,243,273	14,454,747
Dilutive effect of stock options	244,624	379,793	325,142

Common stock and common stock equivalents (E)	14,385,389	14,623,066	14,779,889

Net Income per share from continuing operations:
Basic (A/D)	$1.13	$1.65	$1.63
Diluted (A/E)	$1.11	$1.60	$1.59
Net loss per share from discontinued operations:
Basic (B/D)	$(0.06)	$(0.09)	$(0.18)
Diluted (B/E)	$(0.06)	$(0.08)	$(0.17)
Net income per share:
Basic (C/D)	$1.07	$1.56	$1.45
Diluted (C/E)	$1.05	$1.52	$1.42

See notes to consolidated financial statements.

STARTEK, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2002	2003	2004
	(Dollars in thousands)
Operating Activities
Net income	$15,166	$22,198	$20,976
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9,220	10,045	12,546
Deferred income taxes	1,399	(1,218)	(402)
Loss (gain) on sale of assets	2	(30)	1,626
Loss on impaired investments	6,210	—	—
Changes in operating assets and liabilities:
Sales of trading securities, net	1,085	1,537	2,926
Trade accounts receivable, net	(11,047)	(6,156)	(7,903)
Inventories	1,151	(257)	1,290
Prepaid expenses and other assets	305	(352)	(1,033)
Accounts payable	(822)	(2,239)	(1,453)
Income taxes payable	(2,149)	482	(10,197)
Accrued and other liabilities	621	3,397	4,723

Net cash provided by operating activities	21,141	27,407	23,099
Investing Activities
Purchases of investments available for sale	(45,337)	(45,054)	(271,673)
Proceeds from disposition of investments available for sale	32,214	49,226	284,096
Purchases of property, plant and equipment	(5,877)	(23,867)	(19,465)
Proceeds from disposition of property, plant and equipment	38	131	1,626

Net cash used in investing activities	(18,962)	(19,564)	(5,416)
Financing Activities
Stock options exercised	1,681	2,907	4,477
Principal payments on borrowings, net	(5,420)	(7,368)	(7,751)
Proceeds from borrowings and capital lease obligations	—	—	17,010
Dividends on common stock	—	(10,420)	(22,820)

Net cash used in financing activities	(3,739)	(14,881)	(9,084)
Effect of exchange rate changes on cash	421	(150)	55

Net increase (decrease) in cash and cash equivalents	(1,139)	(7,188)	8,654
Cash and cash equivalents at beginning of year	14,282	13,143	5,955

Cash and cash equivalents at end of year	$13,143	$5,955	$14,609

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$419	$283	$328
Income taxes paid	$9,394	$13,792	$19,611
Property plant and equipment acquired or refinanced under long-term debt	—	—	$10,000
Change in unrealized loss on investments available for sale, net of tax	$1,452	$2,200	$(1,061)

See notes to consolidated financial statements.

STARTEK, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

					Accumulated
			Additional		Other	Total
	Common Stock		Paid-In	Retained	Comprehensive	Stockholders’
	Shares	Amount	Capital	Earnings	Income (Loss)	Equity
	(Dollars in thousands)
Balance, December 31, 2001	14,082,561	$141	$48,002	$50,087	$(2,621)	$95,609
Stock options exercised	110,020	1	1,680	—	—	1,681
Income tax benefit from stock options exercised	—	—	378	—	—	378
Net income	—	—	—	15,166	—	15,166
Cumulative translation adjustment	—	—	—	—	308	308
Unrealized gain on investments available for sale	—	—	—	—	1,452	1,452

Comprehensive income	—	—	—	—	—	16,926

Balance, December 31, 2002	14,192,581	$142	$50,060	$65,253	$(861)	$114,594
Stock options exercised	158,430	2	2,905	—	—	2,907
Income tax benefit from stock options exercised	—	—	952	—	—	952
Dividends paid	—	—	—	(10,420)	—	(10,420)
Net income	—	—	—	22,198	—	22,198
Cumulative translation adjustment	—	—	—	—	569	569
Unrealized gain on investments available for sale	—	—	—	—	2,200	2,200
Comprehensive income	—	—	—	—	—	24,967

Balance, December 31, 2003	14,351,011	$144	$53,917	$77,031	$1,908	$133,000
Stock options exercised	255,000	2	4,475	—	—	4,477
Income tax benefit from stock options exercised	—	—	1,344	—	—	1,344
Dividends paid	—	—	—	(22,820)	—	(22,820)
Net income	—	—	—	20,976	—	20,976
Cumulative translation adjustment	—	—	—	—	820	820
Unrealized loss on investments available for sale	—	—	—	—	(913)	(913)

Comprehensive income	—	—	—	—	—	20,883

Balance, December 31, 2004	14,606,011	$146	$59,736	$75,186	$1,815	$136,883

See notes to consolidated financial statements.

STARTEK, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2004
(Dollars in thousands, except per share data)

1. Basis of Presentation and Summary of Significant Accounting Policies

StarTek, Inc.’s business was founded in 1987 and, through its wholly-owned subsidiaries, has provided business process outsourced services since inception. On December 30, 1996, StarTek, Inc. (the “Company” or “StarTek”) was incorporated in Delaware, and in June 1997, StarTek completed an initial public offering of its common stock. Prior to December 30, 1996, StarTek USA, Inc. and StarTek Europe, Ltd. conducted business as affiliates under common control. In 1998, the Company formed StarTek Pacific, Ltd., a Colorado corporation and Domain.com, Inc., a Delaware corporation, both of which are also wholly-owned subsidiaries of the Company. In 2001, the Company formed StarTek Canada Services, Ltd. a Nova Scotia, Canada corporation, which is a wholly-owned subsidiary of the Company. StarTek, Inc. is a holding company for the businesses conducted by its wholly-owned subsidiaries. The consolidated financial statements include accounts of all wholly-owned subsidiaries after elimination of intercompany accounts and transactions.

Business Operations

StarTek has an established position as a leading provider of business process outsourced services, which consist of business process management and supply chain management services. The Company’s business process management services include provisioning management, wireless telephone number porting, receivables management, wireless telephone activations, and high-end technical support and customer care services. Supply chain management services include packaging, fulfillment, marketing support and logistics services. As an outsourcer of process management services as its core business, StarTek allows its clients to focus on their primary business, reduce overhead, replace fixed costs with variable costs, and reduce working capital needs. The Company has continuously expanded its process management business and facilities to offer additional outsourcing services in response to growing needs of its clients and to capitalize on market opportunities. The Company has facilities in North America, through September 30, 2004, the United Kingdom, and through 2001, in Singapore. The facility in Singapore closed on January 31, 2002, and the Company disposed of its United Kingdom subsidiary on September 30, 2004.

Foreign Currency Translation

Assets and liabilities of the Company’s foreign operations are translated into U.S. dollars at current exchange rates. Revenues and expenses are translated at daily exchange rates. Resulting translation adjustments, net of applicable deferred income taxes (2003 — $264; 2004 — $314) are reported as a separate component of stockholders’ equity. Foreign currency translation gains and losses are included in determining net income. Such gains and losses were not material for any period presented.

Comprehensive Income

Statement of Financial Accounting Standards (“SFAS”) No. 130, Reporting Comprehensive Income, establishes rules for the reporting and display of comprehensive income. Comprehensive income is defined essentially as all changes in stockholders’ equity, exclusive of transactions with owners.

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. generally accepted accounting principles requires the Company’s management to make estimates and assumptions that affect amounts reported in the Company’s consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

Estimates and assumptions are reviewed periodically, and the effects of revisions are reflected in the consolidated financial statements in the period they are determined to be necessary. The Company’s critical accounting estimates include (i) revenue recognition, (ii) inventory valuation, (iii) impairment evaluations associated with property and equipment and investments.

The below table shows the roll forward of the Company’s allowances for doubtful accounts and inventory reserves.

	December 31,
	2002	2003	2004
Allowance for Doubtful Accounts
Balance at beginning of year	$789	$816	$790
Additions/recoveries	29	20	—
Write offs	(2)	(46)	—
Reserve adjustment	—	—	(433)

Balance at end of year	$816	$790	$357

Inventory Reserve
Balance at beginning of year	$530	$467	$599
Additions	238	181	63
Write offs	(301)	(49)	(80)
Reserve adjustment	—	—	(298)

Balance at end of year	$467	$599	$284

Revenue Recognition

Business process management services (“BPMS”) —We invoice our BPMS clients monthly in arrears and recognize revenues for such services when completed. Substantially all of our contractual arrangements for BPMS are based on production rate, meaning that we recognize revenue based on the billable hours or minutes of each customer service representative, at rates provided in the client contract. The contractual rates can fluctuate based on our performance against certain pre-determined criteria related to quality and performance. Additionally, some clients are contractually entitled to penalties when we are out of compliance with certain quality and/or performance obligations defined in the client contract. Such penalties are recorded as a reduction to revenue as incurred based on a measurement of the appropriate penalty under the terms of the client contract.

The provision of BPMS to our clients generally does not involve multiple elements in the context of EITF Issue No. 00-21, “Revenue Arrangements with Multiple Deliverables.” We provide initial training to customer service representatives upon commencement of new BPMS contracts and recognize revenues for such training as the services are provided based upon the production rate (i.e., billable hours and rates related to the training services as stipulated in our contractual arrangements). Accordingly, the corresponding training costs, consisting primarily of labor and related expenses, are recognized as incurred.

Supply chain management services (“SCMS”) — Substantially all of our contractual arrangements with supply chain management services clients are based on the volume, complexity and type of components involved in the handling of our clients’ products. We invoice our SCMS clients upon shipment and recognize revenues on a gross basis in accordance with Emerging Issues Task Force (“EITF”) Issue No. 99-19, “Reporting Revenue Gross as a Principal vs. Net as an Agent,” when such services are completed and the related goods have been shipped.

Domain.com operations—Domain.com is an immaterial portion of our revenue. Revenues are recognized currently as services are delivered.

Fair Value of Financial Instruments

Financial instruments consist of cash and cash equivalents, investments, trade accounts receivable, accounts payable and long-term debt. Carrying values of cash and cash equivalents, trade accounts receivable, and accounts payable approximate fair value. Investments are reported at fair value. Management believes differences between fair values and carrying values of long-term debt is not materially different because interest rates approximate market rates for material items.

Cash and Cash Equivalents

The Company considers cash equivalents to be short-term, highly liquid investments readily convertible to known amounts of cash and so near their maturity they present insignificant risk of changes in value because of changes in interest rates.

Investments

Investments available for sale consist of debt and equity securities reported at fair value, with unrealized gains and losses, net of tax (tax benefits (expense) of $(866) and $(341) for 2003 and 2004, respectively) reported as a separate component of stockholders’ equity. Investments are evaluated for other-than-temporary impairment if the fair value is below the Company’s cost for six months. The Company then considers additional factors such as market conditions, the industry sectors in which the issuer of the investment operates, and the viability and prospects of each entity. Other-than-temporary declines in fair value are reflected on the income statement as loss on impaired investments. Original cost of investments available for sale, which are sold, is based on the specific identification method. Interest income from investments available for sale is included in net interest income and other. Trading securities and investments available for sale are carried at fair market values. Fair market values are determined by the most recently traded price of the security or underlying investment as of the balance sheet date. Gross unrealized gains and losses from trading securities are reflected in income currently as part of net interest income and other.

Derivative Instruments and Hedging Activities

The Company follows the provisions of SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities” (“SFAS 133”). SFAS No. 133 requires every derivative instrument (including certain derivative instruments embedded in other contracts) to be recorded in the consolidated balance sheet as either an asset or liability measured at its fair value, with changes in the fair value of qualifying hedges recorded in other comprehensive income. SFAS 133 requires that changes in a derivative’s fair value be recognized currently in earnings unless specific hedge accounting criteria are met. Special accounting for qualifying hedges allows a derivative’s gains and losses to offset the related results of the hedged item and requires that a Company must formally document, designate and assess the effectiveness of transactions that receive hedge accounting treatment.

While the Company expects that its derivative instruments will continue to meet the conditions for hedge accounting, if the hedges did not qualify as highly effective or if the Company did not believe that forecasted transactions would occur, the changes in the fair value of the derivatives used as hedges would be reflected in earnings. The Company does not believe it is exposed to more than a nominal amount of credit risk in its hedging activities, as the counterparty is an established, well-capitalized financial institution.

The Company’s Canadian subsidiary’s functional currency is the Canadian dollar, which is used to pay labor and other operating costs in Canada. However, the Company’s client contracts generate revenues which are paid to us in U.S. dollars. From time to time during 2004, we entered into Canadian dollar forward contracts with Wells Fargo Bank, pursuant to which we purchased $18,315 Canadian dollars from March 1, 2004 through December 31, 2004 at an average price in U.S. dollars of $14,345 to hedge our foreign currency risk. During the year ended December 31, 2004, we recorded a loss of approximately $30 for the settled Canadian dollar forward contracts in our consolidated statements of operations. As of December 31, 2004, we have no derivative assets or liabilities associated with foreign exchange contracts In January 2005, we entered into several Canadian participating dollar forward contracts with Wells Fargo Bank, pursuant to which we purchased $24,926 Canadian dollars to be delivered periodically through March 31, 2005 at a price of no more than U.S. $20,489 and no less than U.S. $20,000.

Inventories

Inventories are valued at the lower of average cost, which approximate actual cost, computed on a first-in, first-out basis, or market.

Legal Proceedings

We have been involved from time to time in litigation arising in the normal course of business, none of which is expected by management to have a material adverse effect on our business, financial condition or results of operations.

Property, Plant and Equipment

Property, plant, and equipment are stated at cost. Additions, improvements, and major renewals are capitalized. Maintenance, repairs, and minor renewals are expensed as incurred. Depreciation and amortization is computed using the straight-line method based on their estimated useful lives as follows:

Estimated
Useful Lives
Buildings and improvements	5 to 30.5 years
Equipment	3 to 5 years
Furniture and fixtures	7 years

Impairment of Long-Lived Assets

The Company periodically evaluates potential impairments of its long-lived assets in accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” When the Company determines that the carrying value of long-lived assets may not be recoverable, based upon the existence of one or more indicators of impairment, the Company evaluates the projected undiscounted cash flows related to the assets. If these cash flows are less than the carrying values of the assets, the Company measures the impairment using discounted cash flows or other methods of determining fair value. The Company recorded an impairment of $6,210 in 2002. No impairment losses were recorded in 2003 or 2004 and the Company does not believe any impairments exist.

Income Taxes

The Company accounts for income taxes using the liability method of accounting for income taxes as prescribed by SFAS No. 109, “Accounting for Income Taxes”. Deferred income taxes reflect net effects of temporary differences between carrying amounts of assets and liabilities for financial reporting purposes and amounts used for income tax purposes. The Company is subject to foreign income taxes on its foreign operations.

Stock-Based Compensation

On December 16, 2004, the FASB issued SFAS No. 123R, “Share-Based Payment,” which is a revision of SFAS No. 123, “Accounting for Stock-Based Compensation.” SFAS No. 123R supersedes Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees,” and amends SFAS No. 95, “Statement of Cash Flows.” Generally, the approach in SFAS No. 123R is similar to the approach described in SFAS No. 123. SFAS No. 123R requires all share-based payments to employees to be recognized in the income statement based on their grant date fair values over the corresponding service period and also requires an estimation of forfeitures when calculating compensation expense. The Company must adopt SFAS No. 123R no later than July 1, 2005. SFAS No. 123R permits public companies to adopt its requirements using one of three methods: the “modified prospective” method, the “modified retrospective” method to January 1, 2005, or the “modified retrospective” method to all prior years for which SFAS No. 123 was effective. The Company has not yet determined which adoption method it will utilize.

As permitted by SFAS No. 123, the Company currently follows APB Opinion No. 25, which accounts for share-based payments to employees and non-employee directors, who are treated as employees for purposes of determining stock-based compensation expenses, using the intrinsic value method. As a result, the Company generally recognizes no compensation cost for employee and non-employee director stock options because the exercise price of all stock options granted has been equal to the market price of the underlying stock on the grant date. Accordingly, the adoption of the SFAS No. 123R fair value method will have an impact on the Company’s results of operations, although it will have no impact on its overall financial position. The exact impact of the adoption of SFAS No. 123R cannot be determined at this time because it will depend on levels of share-based payments granted in the future, the timing of adoption, the method of adoption and the valuation method.

The Company’s pro forma information, amortizing the fair value of stock options granted over their vesting period is as follows:

	2002	2003	2004
Net income, as reported	$15,166	$22,198	$20,976
Fair value-based compensation cost, net of tax	5,234	2,851	1,945

Pro forma net income	$9,932	$19,347	$19,031

Basic earnings per share
As reported	$1.07	$1.56	$1.45
Pro forma	$0.70	$1.36	$1.32
Diluted earnings per share
As reported	$1.05	$1.52	$1.42
Pro forma	$0.69	$1.32	$1.29

New Accounting Pronouncements

On December 17, 2003, the Staff of the Securities and Exchange Commission (SEC or the Staff) issued Staff Accounting Bulletin No. 104 (“SAB 104”), Revenue Recognition, which supersedes SAB 101, Revenue Recognition in Financial Statements. SAB 104’s primary purpose is to rescind accounting guidance contained in SAB 101 related to multiple element revenue arrangements, superseded as a result of the issuance of EITF 00-21, Accounting for Revenue Arrangements with Multiple Deliverables. SAB 104 did not have a significant impact on the Company’s consolidated statements of income or financial position.

In March 2004, the EITF reached a final consensus in Issue No. 03-01, The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments, which establishes an impairment model for cost method investments and disclosures for cost method investments. EITF Issue No. 03-01 became effective for the Company on July 1, 2004. The adoption of EITF Issue No. 03-01 did not have a significant impact on the Company’s consolidated results of operations or financial position.

Reclassifications

Certain prior year amounts have been reclassified to conform with the current year presentation.

2. Earnings Per Share

Basic earnings per share is computed on the basis of weighted average number of common shares outstanding. Diluted earnings per share is computed on the basis of weighted average number of common shares outstanding plus effects of outstanding stock options using the “treasury stock” method.

3. Investments

As of December 31, 2003, investments available for sale consisted of:

		Gross	Gross	Estimated
		Unrealized	Unrealized	Fair
	Basis	Gains	Losses	Value
Corporate bonds	$21,141	$1,302	$(2)	$22,441
Equity securities	12,486	1,158	(130)	13,514

Total	$33,627	$2,460	$(132)	$35,955

As of December 31, 2004, investments available for sale consisted of:

		Gross	Gross
		Unrealized	Unrealized	Estimated
	Basis	Gains	Losses	Fair Value
Corporate bonds	$12,093	$626	$(123)	$12,596
Equity securities	8,873	397	(10)	9,260

Total	$20,966	$1,023	$(133)	$21,856

As of December 31, 2004, amortized costs and estimated fair values of investments available for sale by contractual maturity were:

		Estimated
	Basis	Fair Value
Corporate bonds maturing within:
One year or less	$4,443	$4,373
Two to five years	7,650	8,223

	12,093	12,596

Equity securities	8,873	9,260

Total	$20,966	$21,856

Equity securities primarily consisted of publicly traded common stock of U.S. based companies, equity mutual funds, and real estate investment trusts.

As of December 31, 2003, the Company was also invested in trading securities, which, in the aggregate, had an original cost and fair market value of $4,042 and $5,857, respectively. Trading securities consisted primarily of alternative investment partnerships and option contracts sold. Certain investments include hedging and derivative securities. Trading securities were held to meet short-term investment objectives. As part of trading securities and as of December 31, 2003, the Company had sold call options for a total of 33,000 shares of U.S. equity securities which, in the aggregate, had a basis and market value of $14 and $42, respectively, and sold put options for a total of 44,500 shares of U.S. equity securities which, in the aggregate, had a basis and market value of $23 and $13, respectively. The foregoing call and put options expired between January 17, 2004 and February 21, 2004, with no material impact.

As of December 31, 2004, the Company was also invested in trading securities and put option contracts, which, in the aggregate, had an original cost and fair market value of $2,054 and $2,929, respectively. Trading securities consisted primarily of alternative investments. Certain investments include hedging and derivative securities. Trading securities were held to meet short-term investment objectives. As of December 31, 2004, the Company had sold put options for a total of 3,000 shares of U.S. equity securities. These options expired on January 22, 2005, with no material impact.

From time to time, the Company purchases or writes option contracts to partially hedge against fluctuations in the value of the Company’s investment portfolio. All such options are publicly-traded with standard market terms. Such options are classified as either available for sale or trading securities in accordance with SFAS No. 115, Accounting for Certain Investments in Debt and Equity Securities, and recorded at fair value with changes in fair value recognized in other comprehensive income or current period earnings, respectively. The Company does not designate such options as hedging instruments pursuant to SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities.

Historically, options have been an immaterial part of the Company’s overall investment portfolio. At December 31, 2003 and December 31, 2004, the Company held option contracts with an aggregate fair value of $13 and $(3), respectively. The Company expects its use of options to decline in the future. As a result, the Company expects options will be an immaterial part of its overall risk management approach in the future.

Risk of loss to the Company in the event of nonperformance by any party is not considered substantial. Put options written by the Company, if any, may involve elements of credit and market risks in excess of the amounts recognized in the Company’s financial statements. A substantial decline and/or change in value of equity securities, equity prices in general, international equity mutual funds, investment limited partnerships, and/or call and put options, if held in the Company’s investment portfolio, could have a material adverse effect on the Company’s portfolio of trading securities. Also, trading securities could be materially and adversely affected by increasing interest and/or inflation rates or market expectations thereon, poor management, shrinking product demand, and other risks that may affect single companies, as well as groups of companies.

4. Loss on Impaired Investments

The Company periodically evaluates investment holdings on an individual basis and in 2002 determined certain declines in the fair value of investments available for sale to be other than temporary. The Company recorded a $146 cash recovery on a investment impairment of $6,356 originally recorded in 2001. No other-than-temporary impairments were recorded in 2003 or 2004.

5. Inventories

The Company purchases components of its clients’ products as an integral part of its supply chain management services. At the close of an accounting period, packaged and assembled products (together with other associated costs) are reflected as finished goods inventories pending shipment. Client-owned inventories are not valued in the Company’s balance sheet. Inventories at December 31, 2003 and 2004, net of reserves disclosed in Note 1 of $599 and $284, respectively, consisted of:

	December 31,
	2003	2004
Purchased components and fabricated assemblies	$1,652	$400
Finished goods	68	30

Total	$1,720	$430

6. Property, Plant and Equipment

	December 31,
	2003	2004
Land	$2,348	$12,719
Buildings and improvements	31,132	20,071
Equipment	55,707	66,641
Furniture and fixtures	8,281	9,639

	97,468	109,070
Less accumulated depreciation and amortization	(42,905)	(49,310)

Property, plant and equipment, net	$54,563	$59,760

7. Line of Credit

We maintain a $10.0 million unsecured line of credit with Wells Fargo Bank West, N.A. which we use to finance regular, short-term operating expenses. Borrowing under this line of credit bears interest at the bank’s prime rate minus 1%, which was 4.25% as of December 31, 2004. Interest expense associated with this facility totaled $64 for the year ended December 31, 2004. Under this line of credit, we are not permitted to incur net losses in any two consecutive quarterly periods. In addition, we were required to have a minimum tangible net worth of $80.0 million as of December 31, 2003. At the close of each subsequent fiscal year, we will be required to have a minimum tangible net worth equal to the minimum tangible net worth we were required to have at the end of the prior fiscal year plus 25% of net income (if positive) for that year. As of December 31, 2004, our minimum tangible net worth was required to be $85 million. We may not pay dividends in an amount that would cause a failure to meet our financial covenants. As of December 31, 2004, and the date of this Form 10-K, we were in compliance with the financial covenants pertaining to the unsecured line of credit. At December 31, 2004, $1,250 was outstanding under this line of credit.

8. Leases

The Company leases facilities and equipment under various non-cancelable operating leases. As of December 31, 2004 future minimum rental commitments for operating leases were:

Operating
Leases
2005	$3,460
2006	3,511
2007	3,433
2008	2,691
2009	2,154
Thereafter	4,862

Total minimum lease payments	$20,111

Rent expense, including equipment rentals, for 2002, 2003, and 2004 was $1,407, $2,136 and $3,508 respectively.

9. Tennessee Financing Agreement

On July 8, 1998, the Company entered into certain financing agreements with the Industrial Development Board of the County of Montgomery, Tennessee (the “Development Board”) in connection with the Development Board’s issuance to StarTek USA, Inc. of an Industrial Development Revenue Note, Series A not to exceed $4,500 (the “Facility Note”) and an Industrial Development Revenue Note, Series B not to exceed $3,500 (the “Equipment Loan”). The Facility Note bears interest at 9.0% per annum commencing on October 1, 1998, payable quarterly and maturing on July 8, 2008. Concurrently, the Company advanced $3,575 in exchange for the Facility Note and entered into a lease agreement, maturing July 8, 2008, with the Development Board for the use and acquisition of a 305,000 square-foot process management and distribution facility in Clarksville, Tennessee (the “Facility Lease”). The Facility Lease requires the Company to pay to the Development Board lease payments sufficient to pay, when and as due, the principal of and interest on the Facility Note due to the Company from the Development Board. Pursuant to the provisions of the Facility Lease and upon the Company’s payment of the Facility Lease in full, the Company shall have the option to purchase the 305,000 square-foot, Clarksville, Tennessee facility for a lump sum payment of one hundred dollars. The Equipment Loan bears interest at 9.0% per annum, generally contains the same provisions as the Facility Note, and provides for an equipment lease (the “Equipment Lease”), except the Equipment Loan and equipment lease matured on January 1, 2004 and continues on a month-to-month basis. As of December 31, 2004, the Company has drawn approximately $4,468 and $1,988 of the Facility Note and Equipment Loan, respectively, and correspondingly, entered into further lease arrangements with the Development Board.

The structure of this transaction allowed the Company to receive the benefit of property tax abatements from Montgomery County, while allowing the Company to otherwise operate the property as one of its facilities. Because the Company’s obligations under the Facility Lease and Equipment Lease are tied to the Development Board’s obligations under the Facility Note and Equipment Loan, we believe we have a right of setoff enforceable at law as described in FASB Interpretation No. 39, Offsetting of Amounts Related to Certain Contracts. Accordingly, all transactions related to the purchase of the notes by the Company from the Development Board and the lease arrangements from the Development Board to the Company have been offset against each other, and accordingly, have no impact on the consolidated balance sheets. The assets acquired are included in property, plant and equipment. Similarly, the interest income and interest expense related to the notes and lease arrangements, respectively, have also been offset. The lease payments are equal to the amount of principal and interest payments on the notes, and accordingly have no impact on the consolidated statements of operations.

10. Long-Term Debt

	December 31,
	2003	2004
3.65% equipment loan	$—	$8,035
Other debt obligations	104	78

	104	8,113
Less current portion of long-term debt	(26)	(2,580)

Long-term debt, less current portion	$78	$5,533

As of December 31, 2004, future scheduled annual principal payments on long-term debt are:

2005	$2,580
2006	2,559
2007	2,653
2008	321

$8,113

In February 2004, we entered into a secured equipment loan with Wells Fargo Equipment Finance, Inc. in the amount of $10,000. The loan bears interest at a rate of 3.65% per annum. Principal and interest are payable in 48 monthly installments of $224. The loan is secured by certain furniture, telephone and computer equipment. Interest expense associated with this agreement totaled $279.

11. Income Taxes

Significant components of the provision for income taxes were:

	2002	2003	2004
Current:
Federal	$5,771	$13,501	$6,464
Foreign	907	1,180	2,136
State	830	(314)	856

Total current	7,508	14,367	9,456
Deferred:
Federal	1,378	(1,113)	2,965
Foreign	(175)	(10)	58
State	196	(95)	299

Total deferred	1,399	(1,218)	3,322

Income tax expense	$8,907	$13,149	$12,778

Income tax benefits associated with disqualifying dispositions of incentive stock options during 2002, 2003 and 2004 reduced income taxes by $378, $952 and $1,344 for 2002, 2003 and 2004, respectively. Such benefits were recorded as an increase to additional paid-in capital.

Significant components of deferred tax assets and deferred tax liabilities included in the accompanying consolidated balance sheets as of December 31 were:

	2003	2004
Current deferred tax assets (liabilities):
Bad debt allowance	$323	$138
Vacation accrual	776	425
Deferred revenue	62	—
Accrued expenses	509	(98)
Unrealized loss on investments	787	(344)
Capital loss carry forwards	56	2,352
Other	(263)	(995)

Total current deferred tax assets	2,250	1,478
Long-term deferred tax assets (liabilities):
Tax depreciation in excess of book	745	(1,447)
Loss on impaired investments	998	1,006

	2003	2004
Net long-term deferred tax assets	1,743	(441)
Valuation Allowance (foreign tax credit c/o)	—	(554)

Total net deferred tax assets	$3,993	$483

Gross capital loss carry forwards due to expire are as follows: $1,632 in 2006; $55 in 2007; $3,902 in 2008; and $354 in 2009.

Differences between U.S. federal statutory income tax rates and the Company’s effective tax rates for the years ended December 31, 2002, 2003, and 2004 were:

	2002	2003	2004
Tax at US statutory rates	35.0%	35.0%	35.0%
State income taxes, net of federal tax benefit	3.1	3.0	2.9
Other, net	(1.1)	(0.8)	—

	37.0%	37.2%	37.9%

12. Net Interest Income and Other

	Year Ended December 31,
	2002	2003	2004
Interest income	$2,013	$2,139	$1,765
Interest expense	(419)	(282)	(357)
Investment income and other	392	2,191	2,124

Net interest income and other	$1,986	$4,048	$3,532

13. Stock Options

Stock option plans have been established since 1997 to provide stock options, stock appreciation rights, and incentive stock options (cumulatively referred to as “Options”) to key employees, directors (other than non-employee directors), consultants, and other independent contractors. The Stock Option Plan (“Option Plan”) provides for Options to be granted for a maximum of 1,835,000 shares of common stock, which are to be awarded by determination of committee of non-employee directors. Unless otherwise determined by the committee, all Options granted under the Option Plan vest 20% annually beginning on the first anniversary of the Options’ grant date and expire at the earlier of: (i) ten years (or five years for participants owning greater than 10% of the voting stock) from the Options’ grant date; (ii) three months after termination of employment; (iii) six months after the participant’s death; or (iv) immediately upon termination for “cause”.

The Director Option Plan was established to provide stock options to non-employee directors who are elected to serve on the Company’s board of directors and serve continuously from commencement of their term (the “Participants”). The Director Option Plan provides for stock options to be granted for a maximum of 140,000 shares of common stock. Each Participant is granted options to acquire 10,000 shares of common stock upon election to serve on the Company’s board of directors and is automatically granted options to acquire 3,000 shares of common stock on the date of each annual meeting of stockholders at which such Participant is reelected. All options granted under the Director Option Plan fully vest upon grant and expire at the earlier of: (i) date when Participant’s membership on the Company’s board of directors is terminated for cause; (ii) ten years from option grant date; or (iii) one year after Participant’s death.

The following table summarizes the activity and terms of outstanding options at December 31, 2002, 2003, and 2004:

	2002		2003		2004
		Average		Average		Average
		Exercise		Exercise		Exercise
	Options	Price	Options	Price	Options	Price
Options outstanding at beginning of year	1,158,950	$20.06	1,194,220	$21.11	1,083,860	$22.09
Granted	333,500	24.30	128,500	27.57	170,700	34.77
Exercised	(110,020)	15.28	(158,430)	18.35	(255,000)	17.61
Canceled	(188,210)	23.87	(80,430)	23.74	(212,330)	25.28

Options outstanding as of end of year	1,194,220	$21.11	1,083,860	$22.09	787,230	$25.42

Options exercisable as of end of year	423,620	$19.99	442,000	$21.21	352,870	$23.96

Summary information about the Company’s stock options outstanding at December 31, 2004 is as follows:

		Weighted
	Outstanding at	Average	Weighted	Exercisable at	Weighted
Range of	December 31,	Remaining Life	Average	December 31,	Average
Exercise Prices	2004	(In Years)	Exercise Price	2004	Exercise Price
$ 10.38 — $ 14.94	22,450	5.4	$14.00	13,290	$13.68
$ 15.00 — $ 19.39	291,115	5.7	17.05	186,755	16.81
$ 21.25 — $ 24.70	108,955	7.3	23.25	22,375	23.10
$ 25.26 — $ 29.14	175,540	8.0	27.00	60,900	26.34
$ 30.56 — $ 34.41	78,300	8.7	32.17	25,280	32.09
$ 38.63 — $ 40.30	74,200	8.2	40.06	10,560	38.64
$ 42.75 — $ 50.50	23,810	4.9	45.50	22,190	45.14
$ 65.00 — $ 74.00	12,860	5.3	69.10	11,520	68.69

$ 10.38 — $ 74.00	787,230	6.9	$25.42	352,870	$23.96

The Company elected to follow Accounting Principles Board Opinion No. 25, (“APB 25”) “Accounting for Stock Issued to Employees” and related interpretations in accounting for its stock options. Under APB 25, because the exercise price of the Company’s stock options equals the market price of the underlying stock on date of grant, no compensation expense has been recognized. Pro forma information regarding net income and net income per share is required by SFAS No. 123 and has been determined as if the Company had accounted for its stock options under the fair value method as provide for by SFAS No. 123. See Note 1.

The fair value of options granted during 2002, 2003 and 2004 reported in Note 1 was estimated as of the date of the grant using a Black-Scholes option pricing model with the following assumptions:

	2002	2003	2004
Expected life in years	7.0	7.0	7.0
Risk-free interest rate	1.43-3.65%	1.43-3.94%	1.43-4.57%
Volatility	67.5%	63.9%	60.6%
Dividend yield	0%	0-4.36%	3.66-5.77%

Weighted average grant date fair market value of options granted during 2002, 2003, and 2004 was approximately $24.30 per share, $27.57 per share, and $34.77 per share, respectively.

The Black-Scholes option valuation model was developed for use in estimating fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require input of highly subjective assumptions, including expected stock price volatility. Because the Company’s stock options have characteristics significantly different from those of traded options, and because changes in subjective input assumptions can materially affect fair value estimates, in management’s opinion, the existing models do not necessarily provide a reliable single measure of fair value of the Company’s stock options.

14. Geographic Area Information

The Company, operating in a single industry segment, provides a variety of integrated, outsourced services to other businesses throughout the world. The Company’s North America operations are located in the United States of America and Canada. The Company’s Europe operations, closed in September 2004 (Note 17) were located in the United Kingdom. The Company’s Asia operations, closed in January 2002, were located in Singapore. Revenues, operating profit, and identifiable assets, classified by major geographic areas in which the Company operates were:

	North America	Europe	Asia	Eliminations	Total
Year Ended December 31,2002
Revenues	$200,288	$7,493	$83	$—	$207,864
Operating profit (loss)	29,615	(1,291)	(27)	—	28,297
Identifiable assets	238,717	3,983	—	(102,279)	140,421
Year Ended December 31,2003
Revenues	$225,408	$5,781	$—	$—	$231,189
Operating profit (loss)	33,301	(2,002)	—	—	31,299
Identifiable assets	283,658	1,417	—	(131,468)	153,607
Year Ended December 31, 2004
Revenues	$258,120	$—	$—	$—	$258,120
Operating profit	34,379		—	—	34,379
Identifiable assets	326,157		—	(156,138)	170,019

15. Principal Clients

The following table represents revenue concentration of the Company’s principal clients:

	Year Ended
	December 31,
	2002	2003	2004
Cingular Wireless Services, Inc (formerly AT&T Wireless Services, Inc)	27.0%	39.1%	44.8%
T-Mobile, a subsidiary of Deutsche Telekom	12.6%	16.5%	24.0%
AT&T Corp.	13.8%	13.4%	9.9%
Microsoft Corp.	35.7%	22.2%	9.7%

The loss of a principal client and/or changes in timing or termination of a principal client’s product launch or service offering would have a material adverse effect on the Company’s business, revenues, operating results, and financial condition. AT&T Wireless Services was acquired by Cingular Wireless LLC in October 2004. To limit the Company’s credit risk, management performs ongoing credit evaluations of its clients. Although the Company is directly impacted by economic conditions in which its clients operate, management does not believe substantial credit risk existed as of December 31, 2004.

16. Quarterly Data (Unaudited)

	2003 Quarters Ended (1)
	March 31	June 30	September 30	December 31
Revenue	$48,851	$53,215	$58,631	$64,711
Gross profit	11,674	12,669	15,557	19,198
Selling, general and administrative expenses	5,569	6,455	6,620	7,153
Operating profit	6,105	6,214	8,937	12,045
Income from continuing operations	4,305	4,575	6,244	8,310
Net loss on discontinued operations	(151)	(398)	(344)	(343)
Net income	4,154	4,177	5,900	7,967
Income per share from continuing operations:
Basic	$0.30	$0.32	$0.44	$0.58
Diluted	$0.30	$0.32	$0.43	$0.56
Net loss per share from discontinued operations:
Basic	$(0.01)	$(0.03)	$(0.03)	$(0.02)
Diluted	$(0.01)	$(0.03)	$(0.03)	$(0.02)
Net income per share:
Basic	$0.29	$0.29	$0.41	$0.56
Diluted	$0.29	$0.29	$0.40	$0.54
Weighted average shares outstanding:
Basic	14,203,794	14,209,061	14,248,378	14,310,632
Diluted	14,479,587	14,501,994	14,681,052	14,783,736

	2004 Quarters Ended (1)
	March 31	June 30	September 30	December 31
Revenue	$63,306	$63,270	66,776	64,768
Gross profit	18,098	16,877	14,310	12,972
Selling, general and administrative expenses	6,913	6,876	7,466	6,623
Operating profit	11,185	10,001	6,844	6,349
Income from continuing operations	7,292	6,875	4,960	4,414
Net loss on discontinued operations.	(420)	(414)	(1,732)	—
Net income Income per share from continuing operations:	6,872	6,461	3,228	4,414
Basic	$0.51	$0.48	$0.34	$0.30
Diluted	$0.49	$0.47	$0.34	$0.30
Net loss per share from discontinued operations:
Basic	$(0.03)	$(0.03)	$(0.12)	$—
Diluted	$(0.03)	$(0.03)	$(0.12)	$—
Net income per share:
Basic	$0.48	$0.45	$0.22	$0.30
Diluted	$0.46	$0.44	$0.22	$0.30
Weighted average shares outstanding:
Basic	14,358,046	14,440,457	14,470,060	14,549,217
Diluted	14,830,633	14,782,445	14,745,088	14,742,584

(1)	- Adjusted from previously filed form 10Q for sale of StarTek Europe, LTD. on September 30, 2004 as discussed in Note 17, which is presented as discontinued operations.

17. Discontinued Operations

On September 30, 2004, the Company sold StarTek Europe, its operating subsidiary in the United Kingdom (“U.K.”) which provided business process management services from two facilities in Hartlepool, England. The sale was completed pursuant to a Share Purchase Agreement among the Company, StarTek Europe and Taelus Limited, a U.K. company. Pursuant to the terms of the Share Purchase Agreement, the Company made a capital contribution to StarTek Europe immediately prior to completion of the transaction, in the form of a cash payment of $450, a contribution of intercompany debt of $2,824 owed by StarTek Europe to the Company and additional cash of $200 contributed to fund operations, which offset a negative investment in StarTek Europe of $1,608. Following these transactions, the Company conveyed all of the issued and outstanding capital stock of StarTek Europe to Taelus Limited, together with a cash payment of $450.

APPENDIX F

STARTEK, INC. AUDIT COMMITTEE CHARTER

l. Statement of Purpose

The Audit Committee is a standing committee of the Board of Directors. The purpose of the Committee is to assist the Board of Directors in fulfilling its oversight responsibility relating to (i) the integrity of the Company’s financial statements and financial reporting process and the Company’s systems of internal accounting and financial controls; (ii) the performance of the internal audit services function; (iii) the annual independent audit of the Company’s financial statements, the engagement of the independent auditors and the evaluation of the independent auditors’ qualifications, independence and performance; (iv) the compliance by the Company with legal and regulatory requirements, including the Company’s disclosure controls and procedures; (v) the evaluation of enterprise risk issues; and (vi) the fulfillment of the other responsibilities set out herein. The Committee shall also prepare the report of the Committee required to be included in the Company’s annual proxy statement.

The Committee has the responsibilities and powers set forth in this Charter. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements, for the appropriateness of the accounting principles and reporting policies that are used by the Company and for implementing and maintaining internal control over financial reporting. The independent auditors are responsible for auditing the Company’s financial statements and internal control over financial reporting, and for reviewing the Company’s unaudited interim financial statements.

The Committee, in carrying out its responsibilities, believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Committee will take appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices, and ethical behavior.

In fulfilling its purpose, it is the responsibility of the Committee to maintain free and open communication between the Committee, independent auditors, the internal auditors, and management of the Company, and to determine that all parties are aware of their responsibilities.

ll. Organization

1.	Charter. At least annually, this charter shall be reviewed and reassessed by the Committee and any proposed changes shall be submitted to the Board of Directors for approval.

2.	Members. The members of the Committee shall be appointed by the Board of Directors and shall number at least three Directors, who meet the independence, experience and expertise requirements of the New York Stock Exchange, Rule 10A-3 of the Exchange Act and applicable law. The Board of Directors shall also designate a Committee Chairperson. Each member of the Committee shall be financially literate, or become financially literate within a reasonable period of time, and at least one member shall be an “audit committee financial expert,” as defined by SEC rules. Members shall not serve on more than three public company audit committees simultaneously.

3.	Meetings. In order to discharge its responsibilities, the Committee shall each year establish a schedule of meetings (including a plan to meet at least quarterly); additional meetings may be scheduled as required. In planning the annual schedule of meetings, the Committee shall ensure that sufficient opportunities exist for its members to meet separately with the independent auditors, the head of internal audit (and/or internal audit service providers), management, and to meet in private with only the Committee members present.

4.	Agenda, Minutes and Reports. An agenda, together with materials relating to the subject matter of each meeting, shall be sent to members of the Committee prior to each meeting. Minutes for all meetings of the Committee shall be prepared to document the Committee’s discharge of its responsibilities. The minutes shall be circulated in draft form to all Committee members to ensure an accurate final record, shall be approved at a subsequent meeting of the Committee and shall be distributed periodically to the full Board of Directors. The Committee shall make regular reports to the Board of Directors.

5.	Performance Evaluation. The Committee shall evaluate its performance on an annual basis and establish criteria for such evaluation.

lll. Responsibilities

The following shall be the principal responsibilities of the Audit Committee, which are set forth as a guide with the understanding that the Committee may supplement them as appropriate:

1.	Engagement of Independent Auditors. The Committee shall directly appoint, retain, compensate, evaluate, oversee (including resolution of disagreements between management and the auditor regarding financial reporting) and terminate the Company’s independent auditors for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. The Committee shall have the sole authority to approve all engagement fees to be paid to the independent auditors. The independent auditors shall report directly to the Committee.

2.	Determination as to Independence and Performance of Independent Auditors. The Committee shall receive periodic reports from the independent auditors as required by the Independence Standards Board (or any successor body) regarding the auditors’ independence, which shall be not less frequently than annually. The Committee shall discuss such reports with the auditors, and if so determined by the Committee, take appropriate action to satisfy itself of the independence of the auditors. The Committee shall review the qualification, independence and performance of the Company’s independent auditors annually. In doing so, the Committee shall consult with management and the Company’s internal auditors and shall obtain and review a report by the independent auditors describing their internal control procedures, all relationships between the independent auditors and the Company, and material issues raised by their most recent internal quality control review, or peer review (if applicable), or by any inquiry or investigation by governmental or professional authorities within the preceding five years and the response of the independent auditors. The Committee shall consider whether or not there should be a regular rotation of the lead audit partner or other audit partners serving the account as required under the SEC independence rules. Any selection of the auditors by the Committee may be subject to stockholders’ approval, as determined by the Board of Directors.

3.	Determination as to Performance of Internal Auditors. With respect to any internal audit services (that may be outsourced), the Committee shall be responsible for the engagement, evaluation and termination of the internal aud it service providers and shall approve fees to be paid to the internal audit service providers. The Committee shall annually review the experience and qualifications of the senior members of the internal audit function and the quality control procedures of the internal auditors. As part of its responsibility to evaluate any internal audit service providers, the Committee shall review the quality control procedures applicable to the service providers. The Committee shall also obtain not less frequently than annually a report of the service providers addressing such service providers’ internal control procedures, issues raised by their most recent internal quality control review or by any inquiry or investigation by governmental or professional authorities for the preceding five years and the response of the service providers.

4.	Audits by Internal and Independent Auditors. The Committee shall discuss with the internal auditors and the independent auditors the overall scope, plans and budget for their respective audits, including the adequacy of staffing and other factors that may affect the effectiveness and timeliness of such audits. In this connection, the Committee shall discuss with financial management, internal audit or service providers and the independent auditors the Company’s major risk exposures (whether financial, operating or otherwise), the adequacy and effectiveness of the accounting and financial controls, and the steps financial management has taken to monitor and control such exposures and manage legal compliance programs, among other considerations that may be relevant to their respective audits. The Committee shall review with financial management, the internal auditors and the independent auditors management’s assessment of the effectiveness of internal control over financial reporting as of the end of the most recent fiscal year and the independent auditors’ report on management’s assessment. The Committee shall discuss with management, the internal auditors and the independent auditors the adequacy and effectiveness of internal control over financial reporting, including any significant deficiencies in the design or operation of the Company’s internal controls, material weaknesses in internal controls and any fraud (regardless of materiality) involving persons having a significant role in the internal controls, as well as any significant changes in internal controls implemented by management during the most recent reporting period of the Company in connection with the Company’s required quarterly certifications under Section 302 of the Sarbanes-Oxley Act. In addition, the Committee shall discuss with management, the internal auditors, and the independent auditors any significant changes in internal control over financial reporting that are disclosed, or considered for disclosures, in the Company’s periodic filings with the SEC.

5.	Pre-Approval of Audit and Non-Audit Services. The Committee shall establish and maintain guidelines for the retention of the independent auditors for any non-audit service and the fee for such service and shall determine procedures for the approval of audit and non-audit services in advance. The Committee shall, in accordance with such procedures, approve in advance any audit or non-audit service provided to the Company by the independent auditors, all as required by applicable law or listing standards, and shall not engage the independent auditors to perform non-audit services proscribed by law or regulation.

6.	Review of Annual SEC Filings. Prior to the filing of the Company’s Annual Report on Form 10-K, the Committee shall review with management and the independent auditors the Company’s Annual Report on Form 10-K, including the disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” (i) their judgment about the quality, not just acceptability, of accounting principles; (ii) the reasonableness of significant judgments; (iii) the clarity of the disclosures in the financial statements; (iv) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any specific remedial actions adopted in light of material control deficiencies; (v) discussions with management and the independent auditors regarding significant financial reporting issues and judgments made in connection with the preparation of the financial statements and the reasonableness of those judgments; (vi) consideration of the effect of regulatory accounting initiatives, as well as off-balance sheet structures on the financial statements; and (vii) the adequacy and effectiveness of internal controls over financial reporting. The Committee shall also discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards, applicable law or listing standards, including matters required to be discussed by Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90. The Committee also shall receive and review a report from the independent auditors on all critical accounting policies and practices of the Company; all material alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, including the ramifications of the use of such alternative treatments and disclosures and the treatment preferred by the independent auditor; and other material written communications between the independent auditors and management. Based on such review and discussion, the Committee shall make a determination whether to recommend to the Board of Directors that the audited financial statements be included in the Company’s Form 10-K.

7.	Review of Quarterly SEC Filings and Other Communications. Prior to the filing of the Company’s Quarterly Report on Form 10-Q, the Committee shall review and discuss with management and the independent auditors the quarterly financial information to be included in the Company’s Quarterly Reports on Form 10-Q, including the disclosures under “Management’s Discussion and

Analysis of Financial Condition and Results of Operations,” and shall discuss any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards, applicable law or listing standards. The Committee shall also review and discuss the Company’s earnings press releases as well as the types of financial information periodically provided to analysts and rating agencies. The Committee shall also discuss the results of the independent auditors’ review of the Company’s quarterly financial information conducted in accordance with Statement on Auditing Standards No. 100.

8.	Review of Disclosure Controls and Procedures. The Committee shall review with the Chief Executive Officer, the Chief Financial Officer and the General Counsel the Company’s disclosure controls and procedures and shall review periodically, but in no event less frequently than quarterly, management’s conclusions about the effectiveness of such disclosure controls and procedures, including any significant deficiencies in, or material non-compliance with, such controls and procedures.

9.	Review of Certain Matters with Internal and Independent Auditors. The Committee shall review periodically with financial management, the internal audit management and independent auditors the effect of new or proposed regulatory and accounting initiatives on the Company’s financial statements and other public disclosures.

10.	Consultation with Independent Auditors. The Committee shall review with the independent auditors any problems or difficulties the auditors may have encountered in connection with the annual audit or otherwise, any management letters provided to the Committee and the Company’s responses. Such review shall address any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information, any disagreements with management regarding generally accepted accounting principles and other matters, material adjustments to the financial statements recommended by the independent auditors and adjustments that were proposed but “passed”, regardless of materiality and any communications between the audit team and the audit firm’s national office relating to problems or difficulties encountered with respect to significant auditing or accounting issues.

11.	Preparation of Report for Proxy Statement. The Committee shall prepare the report required to be included in the Company’s annual proxy statement, all in accordance with applicable rules and regulations.

12.	Employment of Former Audit Staff. The Committee shall establish and maintain guidelines for the Company’s hiring of former employees of the independent auditors, which shall meet the requirements of applicable law and listing standards.

13.	“Whistleblowing” Procedures. The Committee shall establish and maintain procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

14.	Review of Legal and Regulatory Compliance. The Committee shall review the Company’s compliance systems with respect to legal and regulatory requirements and review the Company’s code of conduct and programs to monitor compliance with such programs. The Committee shall periodically review with management, including the General Counsel, internal auditors and the independent auditors any correspondence with, or other action by, regulators or governmental agencies and any employee complaints or published reports that raise concerns regarding the Company’s financial statements, accounting or auditing matters or compliance with the Company’s Standards of Business Conduct. The Committee shall also meet periodically, and may request to meet separately, with the General Counsel and other appropriate legal staff of the Company to review material legal affairs of the Company and the Company’s compliance with applicable law and listing standards.

15.	Review of Certain Transactions with Directors and Related Parties. The Committee shall review periodically, but no less frequently than annually, a summary of the Company’s transactions with Directors and executive officers of the Company and with firms that employ Directors, as well as any other material related party transactions, for the purpose of recommending to the disinterested members of the Board of Directors that the transactions are fair, reasonable and within Company policy, and should be ratified and approved.

16.	Compliance with Standards of Business Conduct. The Committee shall review annually a summary of employees’ compliance with the Company’s Standards of Business Conduct. The Committee shall be responsible for determining whether and on what terms to grant to any executive officer a waiver from the Company’s Standards of Business Conduct.

17.	Access to Records, Consultants and Others. The Committee shall have the full resources and authority (i) to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company; (ii) to retain outside legal, accounting or other consultants to advise the Committee; and (iii) to request any officer or employee of the Company, the Company’s outside counsel, internal auditor, internal audit service providers or independent auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

18.	Delegation. The Committee may delegate any of its responsibilities to a subcommittee comprised of one or more members of the Committee. The Committee shall also carry out such other duties that may be delegated to it by the Board of Directors from time to time.

19.	Appropriate Funding. The Committee shall determine the appropriate funding needed by the Committee for payment of: (1) compensation to the independent audit firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review, or attest services for the Company; (2) compensation to any advisers employed by the Committee; and (3) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

EXHIBIT A

STARTEK, INC.

STOCK OPTION PLAN

      This Stock Option Plan (“Plan”) is adopted effective as of February 13, 1997, by StarTek, Inc., a Delaware corporation (the “Company”).

      1. PURPOSE. The Company desires to establish the Plan for the purpose of encouraging key employees, Directors (other than Non-Employee Directors), consultants and other independent contractors who provide important services to the Company or one of its Designated Subsidiaries to continue with and promote the success of the Company by permitting them to acquire a proprietary interest in the Company.

      2. DEFINITIONS.

      2.1 “Board” or “Board of Directors” means the board of directors of the Company.

      2.2 “Cause” means, as determined in the sole discretion of the Board, a Participant’s (a) commission of a felony; (b) dishonesty or misrepresentation involving the Company or any Subsidiary; (c) serious misconduct in the performance or non-performance of Participant’s responsibilities as an employee, officer, Director, or consultant or independent contractor of the Company or any Subsidiary; (d) violation of a material condition of employment or breach of contract; (e) unauthorized use of trade secrets or confidential information of the Company or any Subsidiary; or (f) aiding a competitor of the Company or any Subsidiary.

      2.3 “Code” means the Internal Revenue Code of 1986, as it exists now and as it may be amended from time to time.

      2.4 “Committee” means the committee comprised of two or more Non-Employee Directors appointed by the Board to administer the Plan.

      2.5 “Common Stock” means the common stock of the Company, $0.01 par value.

      2.6 “Company” means StarTek, Inc., a Delaware corporation, and any successor thereto.

      2.7 “Designated Subsidiary” means a Subsidiary of the Company that the Board designates as a Subsidiary whose key employees, consultants and other independent contractors are eligible to become Participants in the Plan.

      2.8 “Director” means a member of the Board.

      2.9 “Exchange Act” means the Securities Exchange Act of 1934, as it exists now or from time to time may hereafter be amended.

      2.10 “Fair Market Value” means for the relevant day:

      (a) If shares of Common Stock are listed or admitted to unlisted trading privileges on any national or regional securities exchange, the last reported sale price, regular way, on the composite tape of that exchange on the day Fair Market Value is to be determined;

      (b) If the Common Stock is not listed or admitted to unlisted trading privileges as provided in paragraph (a), and if sales prices for shares of Common Stock are reported by the National Association of Securities Dealers, Inc. Automated Quotations, Inc. National Market System (“NASDAQ System”), then the last sale price for Common Stock reported as of the close of business on the day Fair Market Value is to be determined, or if no such sale takes place on that day, the average of the high bid and low asked prices so reported; if Common Stock is not traded on that day, the next preceding day on which such stock was traded; or

      (c) If trading of the Common Stock is not reported by the NASDAQ System or on a stock exchange, Fair Market Value will be determined by the Committee in its discretion based upon the best available data.

      2.11 “ISO” means incentive stock options within the meaning of Section 422 of the code.

      2.12 “Non-Employee Director” means a Director who satisfies the definitional requirements for a “Non-Employee Director” as set forth in Rule 16b-3(b)(3)(i) promulgated under the Exchange Act, as it exists now or from time to time may hereafter be amended.

      2.13 “NSO” means non-qualified stock options, which are not intended to qualify under Section 422 of the Code.

      2.14 “Option” means the right of a Participant, whether granted as an ISO or an NSO, to purchase a specified number of shares of Common Stock, subject to the terms and conditions of the Plan and the Option Agreement.

      2.15 “Option Agreement” means a written agreement evidencing an Option or SAR between the Company and a Participant.

      2.16 “Option Date” means the date upon which an Option or SAR is awarded to a Participant under the Plan.

      2.17 “Option Price” means the price per share at which an Option may be exercised.

      2.18 “Participant” means an individual to whom an Option or SAR has been granted under the Plan.

      2.19 “Plan” means the StarTek, Inc. Stock Option Plan, as set forth herein and as from time to time amended.

      2.20 “SAR” means a stock appreciation right associated with and issued in connection with an NSO.

      2.21 “Securities Act” means the Securities Act of 1933, as it exists now or from time to time may hereafter be amended.

      2.22 “Subsidiary” means any corporation or other entity which is a subsidiary of the Company as defined in Section 424(f) of the Code.

      2.23 “Termination of Employment” means:

      (a) With respect to an employee, when the employee’s employment relationship with the Company and all of its Subsidiaries is terminated;

      (b) With respect to consultants and independent contractors, when any consulting or independent contractor agreement is terminated, or when the consultant or independent contractor no longer performs any services for the Company, as determined by the Committee, in its sole discretion; and

      (c) With respect to a Director who is not an employee, when his membership on the Board terminates.

      3. ELIGIBILITY AND PARTICIPATION. Subject to the provisions of the Plan, the Committee shall determine from time to time those consultants, independent contractors, key employees, officers or Directors (other than Non-Employee Directors) of the Company or a Designated Subsidiary who shall be designated as Participants and the number, if any, of Options or SARs to be awarded to each such Participant; provided, however, that no ISOs shall be awarded under the Plan after the expiration of the period of ten years from the date this Plan is adopted by the Board. In addition, no ISOs may be awarded to a Participant who is not an employee of the Company or a Designated Subsidiary.

      4. COMMON STOCK SUBJECT TO THE PLAN. Except as otherwise provided in paragraph 10, the aggregate number of shares of Common Stock that may be issued under Options under this Plan may not exceed 985,000 shares of Common Stock. If any awards hereunder shall terminate or expire, as to any number of shares, new ISOs and NSOs may thereafter be awarded with respect to such shares.

      5. INCENTIVE STOCK OPTIONS. The Committee may, in its discretion, grant ISOs to any Participant under the Plan who is an employee of the Company or a Designated Subsidiary. Each ISO shall be evidenced by an Option Agreement between the Company and the Participant. Each Option Agreement, in such form as is approved by the Committee, shall be subject to the following express terms and conditions and to such other terms and conditions, not inconsistent with the Plan, as the Committee may deem appropriate.

      (a) OPTION PERIOD. Each ISO will expire as of the earliest of:

      (i) the date on which it is forfeited under the provisions of paragraph 8;

      (ii) 10 years (or five years as specified in paragraph 5(e)) from the Option Date;

      (iii) three months after the Participant’s Termination of Employment for any reason other than death; or

      (iv) six months after the Participant’s death.

      (b) OPTION PRICE. The Option Price per share shall be determined by the Committee at the time any ISO is granted, and, subject to the provisions of paragraph 5(e), shall not be less than the Fair Market Value of the Common Stock subject to the ISO on the Option Date.

      (c) OTHER OPTION PROVISIONS. The form of ISO authorized by the Plan may contain such other provisions as the Committee may, from time to time, determine; provided, however, that such other provisions may not be inconsistent with any requirements imposed on qualified stock options under Section 422 of the Code.

      (d) LIMITATIONS ON AWARDS. The aggregate Fair Market Value, determined as of the Option Date, of Common Stock with respect to which ISOs are exercisable by a Participant for the first time during any calendar year under all ISO plans of the Company and any Subsidiary shall not exceed $100,000.

      (e) AWARDS TO CERTAIN STOCKHOLDERS. Notwithstanding paragraphs 5(a) and 5(b) hereof, if an ISO is granted to a Participant who owns stock representing more than 10% of the voting power of all classes of stock of the Company or a Subsidiary, the exercise period specified in the ISO agreement for which the ISO thereunder is granted shall not exceed five years from the Option Date, and the Option Price shall be at least 110% of the Fair Market Value (as of the Option Date) of the Common Stock subject to the ISO.

      6. NON-QUALIFIED STOCK OPTION. The Committee may, in its discretion, grant NSOs to any Participant under the Plan. Each NSO shall be evidenced by an Option Agreement between the Company and the Participant. Each Option Agreement for an NSO, in such form as is approved by the Committee, shall be subject to the following express terms and conditions:

      (a) OPTION PERIOD. Each NSO will expire as of the earliest of:

      (i) the date on which it is forfeited under the provisions of paragraph 8;

      (ii) the date three months after the Participant’s Termination of Employment for any reason other than death; or

      (iii) the date six months after the Participant’s death.

      (b) OPTION PRICE. At the time when the NSO is granted, the Committee will fix the Option Price. The Option Price may be greater than, less than, or equal to Fair Market Value on the Option Date, as determined in the sole discretion of the Committee.

      (c) OTHER OPTION PROVISIONS. The form of NSO authorized by the Plan may contain such other provisions not inconsistent with the Plan as the Committee may from time to time determine.

      7. STOCK APPRECIATION RIGHTS. The Committee may, in its direction, grant an SAR to any Participant under the Plan. Each SAR shall be granted only in connection with an NSO and shall be evidenced by the Option Agreement for the NSO between the Company and the Participant. Each SAR awarded to Participants under the Plan shall be subject to the following express terms and conditions and to such other terms and conditions, not inconsistent with the Plan, as the Committee shall deem appropriate:

      (a) TERMS OF SARS. Each SAR shall terminate on the same date as the related NSO. The SAR shall be exercisable only if the Fair Market Value of a share of Common Stock on the date of surrender exceeds the Option Price for the related Option, and then shall be exercisable to the extent, and only to the extent, that the related Option is exercisable. The SAR shall entitle the Participant to whom it is granted the right to elect, so long as such SAR is exercisable and subject to such limitations as the Committee shall have imposed, to surrender any then exercisable portion of his related Option, in whole or in part, and receive from the Company in exchange, without any payment of cash (except for applicable employee withholding taxes), that number of shares of Common Stock having an aggregate Fair Market Value on the date of surrender equal to the product of (i) the excess of the Fair Market Value of a share of Common Stock on the date of surrender over the per share Option Price, and (ii) the number of shares of Common Stock subject to such Option or portion thereof which is surrendered. Any Option or portion thereof which is surrendered shall no longer be exercisable. The Committee, in its sole discretion, may allow the Company to settle all or part of the Company’s obligation arising out of the exercise of an SAR by the payment of cash equal to the aggregate Fair Market Value of the shares of Common Stock which the Company would otherwise be obligated to deliver.

      (b) OTHER CONDITIONS. If a Participant is subject to Section 16(a) and Section 16(b) of the Exchange Act, the Committee may at any time add such additional conditions and limitations to such SAR which the Committee, in its discretion, deems necessary or desirable in order to comply with Section 16(a) or Section 16(b) of the Exchange Act and the rules and regulations issued thereunder, or in order to obtain any exemption therefrom.

      8. VESTING. A Participant may not exercise an Option or surrender an SAR until it has become vested. The portion of an Option or SAR award that is vested depends upon the period that has elapsed since the Option Date. Unless the Committee establishes a different vesting schedule at the time when an Option is granted or the SAR is awarded, all Options granted and SARs awarded under this Plan shall vest according to the following schedule:

Vested
Period Elapsed	Percentage
First Anniversary of Option Date	20%
Second Anniversary of Option Date	40%
Third Anniversary of Option Date	60%
Fourth Anniversary of Option Date	80%
Fifth Anniversary of Option Date	100%

Except as provided below, upon Termination of Employment, for any reason, a Participant shall forfeit any Options and SARs that are not vested on the date of Termination of his Employment. Unless the Committee in its sole discretion specifically waives the application of this sentence, then notwithstanding the vesting schedule contained herein or in the Participant’s Option Agreement, upon Termination of Employment of a Participant for Cause, all Options and SARs granted or awarded to the Participant will be immediately cancelled and forfeited by the Participant upon delivery to him of notice of such termination.

      9. EXERCISE OF OPTIONS. To exercise an Option in whole or in part, a Participant (or, after his death, his executor or administrator) must give written notice to the Committee, stating the number of shares as to which he intends to exercise the Option. The Company will issue the shares with respect to which the Option is exercised upon payment in full of the Option Price. The Option Price may be paid (i) in cash, (ii) in shares of Common Stock having an aggregate Fair Market Value, as determined on the date of delivery, equal to the Option Price, or (iii) by delivery of irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds necessary to pay for all Common Stock acquired through such exercise and any tax withholding obligations resulting from such exercise. The Option Price may be paid by surrender of SARs equal to the Option Price.

      10. CHANGES IN CAPITAL STRUCTURE. If there is any change in the capital structure of the Company, the Committee may, in its sole discretion, make any adjustments necessary to prevent accretion, or to protect against dilution, in the number and kind of shares authorized by the Plan and, with respect to outstanding Options and/or SARs, in the number and kind of shares covered thereby and in the applicable Option Price. For the purpose of this paragraph 10, a change in the capital structure of the Company includes, without limitation, any change resulting from a recapitalization, stock split, stock dividend, consolidation, rights offering, spin-off, reorganization, or liquidation and any transaction in which shares of Common Stock are changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or another corporation.

      11. NON-TRANSFERABILITY OF OPTIONS AND SARS. The Options and SARs granted under the Plan are not transferable, voluntarily or involuntarily, other than by will or the laws of descent and distribution. During a Participant’s lifetime, his Options may be exercised only by him.

      12. RIGHTS AS STOCKHOLDER. No Common Stock may be delivered upon the exercise of any Option until full payment has been made and all income tax withholding requirements thereon have been satisfied. A Participant has no rights whatsoever as a stockholder with respect to any shares covered by an Option until the date of the issuance of a stock certificate for the shares. A Participant who has been granted SARs shall have no rights whatsoever as a stockholder with respect to such SARs.

      13. WITHHOLDING TAX. The Company or Designated Subsidiary, if any, may take such steps as it may deem necessary or appropriate for the withholding of any taxes which the Company or the Designated Subsidiary, if any, is required by any law or regulation or any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with any Option or SAR including, but not limited to, the withholding of all or any portion of any payment or the withholding of issuance of shares of Common Stock to be issued upon the exercise of any Option or SAR until the Participant reimburses the Company or Designated Subsidiary, if any, for the amount the Company or Designated Subsidiary, if any, is required to withhold with respect to such taxes, or cancelling any portion of such award in an amount sufficient to reimburse itself for the amount it is required to so withhold.

      14. NO RIGHT TO EMPLOYMENT. Participation in the Plan will not give any Participant a right to be retained as an employee of the Company or any Subsidiary, or any right or claim to any benefit under the Plan, unless the right or claim has specifically accrued under the Plan.

      15. AMENDMENT OF THE PLAN. The Board may from time to time alter, amend, suspend or discontinue this Plan, including, where applicable, any modifications or amendments as it shall deem advisable in order that ISOs will be classified as incentive stock options under the Code, or in order to conform to any regulation or to any change in any law or regulations applicable thereto, including any changes required to comply with the Exchange Act or any rules or regulations issued thereunder; provided, however, that no such action shall, without the approval of holders affected thereby, adversely affect the rights and obligations of such holders with respect to Options at any time outstanding under this Plan; and provided further that no such action shall, without the approval of the stockholders of the Company, (i) increase the maximum number of shares of the Common Stock that may be made subject to Options (unless necessary to effect the adjustments required by paragraph 10), (ii) materially increase the benefits accruing to Participants under this Plan, or (iii) materially modify the requirements as to eligibility for participation in this Plan.

      16. ADMINISTRATION. The Plan shall be administered by the Committee. In addition to any other powers set forth in this Plan, the Committee has the exclusive authority:

      (a) to construe and interpret the Plan, and to remedy any ambiguities or inconsistencies therein;

      (b) to establish, amend and rescind appropriate rules and regulations relating to the Plan;

      (c) subject to the express provisions of the Plan, to determine the individuals who will receive awards of Options or SARs, the times when they will receive them, the number of shares to be subject to each award and the Option Price, payment terms, payment method, and expiration date applicable to each award;

      (d) to contest on behalf of the Company or Participants, at the expense of the Company, any ruling or decision on any matter relating to the Plan or to any awards of ISOs, NSOs, or SARs;

      (e) generally, to administer the Plan, and to take all such steps and make all such determinations in connection with the Plan and the awards of ISOs, NSOs, or SARs granted thereunder as it may deem necessary or advisable;

      (f) to determine the form in which payment of an SAR award granted hereunder will be made (i.e., cash, Common Stock or a combination thereof) or to approve a participant’s election to receive cash in whole or in part in settlement of the SAR award; and

      (g) to determine the form in which tax withholding under Section 13 of this Plan will be made.

      17. TERMINATION OF PLAN. In the event of dissolution or liquidation of the Company, or upon any reorganization, merger or consolidation of the Company with one or more corporations where the Company is the surviving corporation and the stockholders of the Company immediately prior to such transaction do not own at least fifty percent (50%) of the issued and outstanding Common Stock immediately after such transaction, or upon any reorganization, merger or consolidation of the Company with one or more corporations where the Company is not the surviving corporation, or upon a sale of substantially all of the assets of the Company to another corporation or entity or upon the sale of Common Stock to another person or entity in one or a series of transactions with the result that such person or entity owns more than fifty percent (50%) of the issued and outstanding Common Stock immediately after such sale(s), the Plan and all Options and SARs outstanding under the Plan shall terminate on the effective date of the transaction (or, in the event of a tender offer resulting in the sale of fifty percent (50%) or more of the outstanding Common Stock (a “Tender Offer”), thirty (30) days after the final expiration of the Tender Offer. Any Options and SARs theretofore granted and outstanding under the Plan shall become immediately vested and exercisable in full at such time as the approval of the transaction by the Board, or the final expiration of any Tender Offer (notwithstanding any performance, vesting or other criteria contained therein), and shall remain exercisable until the effective date of such transaction or thirty (30) days after the final expiration of the Tender Offer, whichever is applicable (unless the Option or SAR would otherwise expire by its own terms on an earlier date). The Company shall give each optionee written notice at least five (5) days prior to the effective date of any termination of the Plan as a result of a transaction described above in order to permit the optionee to exercise his Options prior to the effective date of termination. Any Option not exercised by the effective date of a transaction described above shall terminate on such date.

      18. APPLICATION OF SECTION 16. With respect to persons subject to Section 16 of the 1934 Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of this Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

      19. STOCK RESTRICTIONS. The Board may provide that shares of Common Stock issuable upon the exercise of a Option be subject to various restrictions, including restrictions which provide that the Company has a right to prohibit sales of such shares of Common Stock, a right of first refusal with respect to such shares of Common Stock or a right or obligation to repurchase all or a portion of such shares of Common Stock, which restrictions may survive a Participant’s term of employment with the Company. The acceleration of time or times at which the Option becomes exercisable may be conditioned upon the Participant’s agreement to such restrictions.

      20. NONEXCLUSIVITY OF THIS PLAN. Neither the adoption of this Plan by the Board nor the submission of this Plan to stockholders of the Company for approval shall be construed as creating any limitations on the power or authority of the Board to adopt such other or additional incentive or other compensation arrangements of whatever nature as the Board may deem necessary or desirable or preclude or limit the continuation of any other plan, practice or arrangement for the payment of compensation or fringe benefits to employees generally, or to any class or group of employees, which the Company or any Designated Subsidiary, if any, has lawfully put into effect, including, without limitation, any retirement, pension,savings and stock purchase plan, insurance, death and disability benefits and executive short-term incentive plans.

      21. STOCKHOLDER APPROVAL. Continuance of the Plan shall be subject to approval by the stockholders of the Company within 12 months before or after the date the Plan is adopted by the Board.

      22. CONDITIONS UPON ISSUANCE OF SHARES. An Option or SAR shall not be exercisable, and a share of Common Stock shall not be issued pursuant to the exercise of an Option or SAR until such time as the Plan has been approved by the Stockholders of the Company and unless the exercise of such Option and the issuance and delivery of such share pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares of Common Stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an Option or SAR, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Common Stock is being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

      23. RULES OF CONSTRUCTION.

      (a) GOVERNING LAW. The construction and operation of this Plan are governed by the laws of the State of Delaware.

      (b) UNDEFINED TERMS. Unless the context requires another meaning, any term not specifically defined in this Plan has the meaning given to it by the Code.

      (c) HEADINGS. All headings in this Plan are for reference only and are not to be utilized in construing the Plan.

      (d) GENDER. Unless clearly appropriate, all nouns of whatever gender refer indifferently to persons of any gender.

      (e) SINGULAR AND PLURAL. Unless clearly inappropriate, singular terms refer also to the plural and vice versa.

      (f) SEVERABILITY. If any provision of this Plan is determined to be illegal or invalid for any reason, the remaining provisions shall continue in full force and effect and shall be construed and enforced as if the illegal or invalid provision did not exist, unless the continuance of the Plan in such circumstances is not consistent with its purposes.

      24. EFFECTIVE DATE. This Plan is effective as of the later of the date of its adoption by the Board, or the date it is approved by the stockholders of the Company, pursuant to Section 21.

AMENDMENT NO. 1

to the

STOCK OPTION PLAN OF STARTEK, INC.

      THIS AMENDMENT NO. 1 dated as of May 30, 2001, to the Stock Option Plan (the “Plan”) of Startek, Inc. (the “Company”) dated February 13, 1997, was proposed by the Company’s Board of Directors and approved by a majority vote of holders of the Company’s common stock and amends the Plan as follows:

      1. Paragraph 4 of the Plan, entitled “Common Stock Subject to the Plan,” is deleted in its entirety, and a new paragraph 4 is inserted reading as follows:

      4. Common Stock Subject to the Plan. Except as otherwise provided in paragraph 10, the aggregate number of shares of Common Stock that may be issued under Options under this Plan may not exceed 1,585,000 shares of Common Stock. If any awards hereunder shall terminate or expire, as to any number of shares, new ISO’s and NSO’s may thereafter be awarded with respect to such shares.

      2. Except as Amended hereby, the Plan shall be unchanged and remain in full force and effect.

      IN WITNESS WHEREOF, the Company has executed this Amendment effective as of the date first mentioned above.

STARTEK, INC., a Delaware corporation
By:	/s/ DENNIS M. SWENSON
Dennis M. Swenson
	Title:	CFO

AMENDMENT NO. 2

STARTEK, INC.

STOCK OPTION PLAN

      This Amendment No. 2 is effective as of May 7, 2004 with respect to the Stock Option Plan (the “Plan”) of StarTek, Inc. (the “Company”).

      The Board of Directors of the Company recommended and the stockholders of the Company approved on May 7, 2004 an amendment to Section 4 of the Plan to increase the aggregate number of shares of Common Stock that may be issued under Options granted under the Plan from 1,585,000 to 1,835,000.

      All defined terms not otherwise defined herein shall have the meaning set for in the Plan.

      The Plan is hereby amended as follows:

      1. Section 4 of the Plan is amended by deleting “1,585,000” and inserting in lieu thereof “1,835,000.”

      Except as amended hereby, the Plan is unchanged and remains in full force and effect.

StarTek, Inc.
Proxy for the Annual Meeting of Stockholders — June 14, 2005
This Proxy is solicited on behalf of the Board of Directors

     This proxy is furnished in connection with the solicitation by the Board of Directors of StarTek, Inc. of proxies for use at the 2005 Annual Meeting of Stockholders. The undersigned stockholder of StarTek, Inc., a Delaware corporation (the “Company”), hereby constitutes and appoints A. Emmet Stephenson, Jr. or Steve Butler, and each of them, his attorneys-in-fact and proxies (with full power of substitution in each), and authorizes them to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held on June 14, 2005, at eight o’clock in the morning, and at any adjournment thereof, and to vote the common stock of the Company held by the undersigned as designated below on proposals 1, 2, and 3 and in their discretion on all other matters coming before the meeting.

     This proxy when properly executed will be voted in the manner directed by the stockholder, but if no direction is made, this proxy will be voted FOR proposals 1, 2, and 3.

     Properly executed proxies will be voted in the discretion of the proxy holder with regard to any other matter that properly comes before the meeting.

1.	ELECTION OF DIRECTORS:

☐ FOR all nominees listed (except as marked below)	☐ WITHHOLD AUTHORITY to vote for all nominees listed below

A. Emmet Stephenson, Jr.            Ed Zschau            Kay Norton            Albert C. Yates            Steve Butler

     Instruction: To withhold authority to vote for any individual nominee(s), print such nominee’s(s) name(s) in the space provided below:

2.	AMENDMENT OF THE STOCK OPTION PLAN TO INCREASE MAXIMUM NUMBER OF SHARES AVAILABLE FOR AWARD UNDER THE PLAN FROM 1,835,000 TO 1,985,000:

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	TO RATIFY THE SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR THE COMPANY:

☐ FOR	☐ AGAINST	☐ ABSTAIN

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, trustee or other representative capacity, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer.

The signer hereby revokes all proxies heretofore given to vote at said meeting or any adjournment thereof.

Signature of Stockholder Signature of Stockholder Dated: ______________________________, 2005